Filed Pursuant to Rule 424(b)(4)
                                         File Number 333-35825

PROSPECTUS

                                  $222,900,000
                       CRESTAR STUDENT LOAN TRUST 1997-1
                        STUDENT LOAN ASSET BACKED NOTES
                            ------------------------

                                  CRESTAR BANK
                                   TRANSFEROR

     Crestar Student Loan Trust 1997-1, a Delaware business trust (the "Trust"), will issue $222,900,000 aggregate principal amount of its Student Loan Asset Backed Notes in the classes and original principal amounts set forth below (collectively, the "Notes"). The assets of the Trust will include a pool of guaranteed or insured education loans to students and parents of students acquired by Star Bank, National Association, as eligible lender trustee on behalf of the Trust (the "Eligible Lender Trustee"), from Crestar Bank (the "Transferor") (the "Financed Student Loans"), collections and other payments with respect to the Financed Student Loans and monies on deposit in certain trust accounts to be established (including the Collection Account, the Reserve Account, the Note Distribution Account, the Expense Account and the Monthly Advance Account). The Notes will be collateralized by the assets of the Trust.

                                                   (CONTINUED ON FOLLOWING PAGE)

     Prospective investors should consider the material risks set forth under "Risk Factors" beginning on page 24.

                            ------------------------

THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRANSFEROR, THE MASTER SERVICER, THE SERVICERS,
     THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE OR ANY OF THEIR
       RESPECTIVE AFFILIATES OR SUBSIDIARIES. THE NOTES ARE NOT
           DEPOSITS OF A BANK. THE NOTES ARE NOT GUARANTEED OR
               INSURED BY THE FEDERAL DEPOSIT INSURANCE
                        CORPORATION OR ANY GOVERNMENTAL
                                    AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE
                   CONTRARY IS A CRIMINAL OFFENSE.


                                            CLASS
                                           INTEREST            PRICE TO          UNDERWRITING        PROCEEDS TO
                                             RATE               PUBLIC           DISCOUNT (1)       TRANSFEROR (2)
                                          ---------           ----------        --------------      --------------
$130,000,000 Senior LIBOR Rate Class
  A-1 Notes.......................           (3)                 100%               0.25%               99.75%
$84,000,000 Senior LIBOR Rate Class
  A-2 Notes.......................           (3)                 100%               0.36%               99.64%
$8,900,000 Subordinate LIBOR Rate
  Class B Notes...................           (3)                 100%               0.46%               99.54%
                                                             ------------          --------          ------------
Total.............................                           $222,900,000          $678,340          $222,221,660

                                            FINAL
                                           MATURITY
                                           DATE (4)
                                           --------
$130,000,000 Senior LIBOR Rate Class
  A-1 Notes.......................     January 25, 2007
$84,000,000 Senior LIBOR Rate Class
  A-2 Notes.......................     January 25, 2017
$8,900,000 Subordinate LIBOR Rate
  Class B Notes...................     January 25, 2027

Total.............................

(1) The Transferor has agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended.

(2) Before deducting expenses, estimated to be $668,700.

(3) Following the initial Interest Periods, the Class Interest Rates for the Class A-1 Notes, the Class A-2 Notes and the Class B Notes will equal, subject to certain limitations described herein, One-Month LIBOR plus 0.16%, 0.22% and 0.45%, respectively.

(4) Payment in full of the Notes could occur earlier than their respective final maturity dates as described herein.

                            ------------------------

    The Notes are offered by the Underwriters when, as and if issued by the Trust, delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Notes will be made in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company and also Cedel Bank, societe anonyme or the Euroclear System on or about December 17, 1997.
                            ------------------------

SALOMON SMITH BARNEY

                         CRESTAR SECURITIES CORPORATION

                                                      MORGAN STANLEY DEAN WITTER

                The date of this Prospectus is December 11, 1997

(Cover continued from previous page)

         The Notes will be available for purchase in denominations of $50,000 and integral multiples of $1,000 in excess thereof in book-entry form only. Interest on the Class A Notes will be payable monthly on or about the 25th day of each month, commencing January 26, 1998 (each, a "Distribution Date"). Principal of the Class A Notes will be payable monthly on each Distribution Date, commencing February 25, 1998. Interest on and principal of the Class B Notes will be payable quarterly on the Distribution Date in each January, April, July and October, commencing April 27, 1998 (each, a "Quarterly Distribution Date"). No distribution in respect of principal of the Class B Notes will be payable until each Class of Class A Notes is paid in full. See generally "Description of the Notes -- The Notes." Interest will accrue on the Class A-1 Notes at the rate of 6.14047% per annum, on the Class A-2 Notes at the rate of 6.20047% per annum and on the Class B Notes at the rate of 6.43047% per annum through January 25, 1998. Thereafter, interest on the Notes will accrue, subject to certain limitations described herein, for each Interest Payment Period at the per annum rates set forth on the cover page hereof.

         Payment in full of the Notes could occur earlier than their respective final maturity dates from payments on the Financed Student Loans as described herein. In addition, the Notes will be repaid (i) on any Quarterly Distribution Date on which the Transferor exercises its option to purchase the Financed Student Loans, exercisable when the outstanding Pool Balance is reduced to 10% or less of the Initial Pool Balance, (ii) on or after the Distribution Date occurring in April 2007, if the outstanding Pool Balance is reduced to 10% or less of the Initial Pool Balance and the Financed Student Loans are sold pursuant to the auction procedures described under "Description of the Transfer and Servicing Agreements -- Termination," and (iii) under certain circumstances as described in "Description of the Transfer and Servicing Agreements -- Insolvency Event," upon the insolvency of the Transferor and subsequent termination of the Trust pursuant to the Trust Agreement (as defined in "Summary of Terms -- The Trust").

         The rights of the Class B Noteholders to receive principal and interest payments with respect to the Notes and to direct remedies upon default will be subordinated to such rights of the Class A Noteholders to the extent described in this Prospectus. See "Risk Factors -- Risk of Loss to Noteholders of Class B Notes Resulting From Subordination of the Class B Notes," "Description of the Notes -- The Indenture" and "Description of the Transfer and Servicing Agreements -- Distributions," "-- Credit Enhancement -- Subordination of the Class B Notes," "-- Master Servicer Default; Administrator Default," "-- Rights Upon Servicer Default and Administrator Default" and "-- Waiver of Past Defaults."

         There is currently no secondary market for the Notes. Salomon Brothers Inc, Morgan Stanley & Co., Incorporated and Crestar Securities Corporation intend to make a secondary market for the Notes, but none of them has any obligation to do so. There can be no assurance that a secondary market for the Notes will develop or, if one does develop that it will continue. The Notes will not be listed on any national securities exchange.

         After the initial distribution of the Notes by the Underwriters, the Prospectus may be used by Crestar Securities Corporation, an affiliate of the Transferor, in connection with offers and sales relating to market making transactions in the Notes. Crestar Securities Corporation may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Certain information in this Prospectus will be updated from time to time as described in "Incorporation of Certain Documents by Reference."

         The Transferor has not authorized any offer of Notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "U.K. Regulations"). The Notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of the U.K. Regulations or otherwise are in compliance with all applicable provisions of the U.K. Regulations.

                                  ------------

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES OFFERED HEREBY INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING."

         Until 90 days after the date hereof, all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             AVAILABLE INFORMATION

         The Transferor, as depositor of the Trust (the "Depositor"), has filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes offered hereby. This Prospectus, which forms part of the Registration Statement, does not contain all the information contained therein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington D.C. 20549; and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon the payment of certain fees prescribed by the Commission. In addition, the Registration Statement may be accessed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's site on the World Wide Web located at http:/ /www.sec.gov.

                             REPORTS TO NOTEHOLDERS

         Unless and until Definitive Notes are issued, monthly unaudited reports (while the Class A Notes are outstanding, and quarterly unaudited reports thereafter) and annual unaudited reports containing information concerning the Financed Student Loans will be prepared by Crestar Bank, in its capacity as administrator for the Trust (the "Administrator") and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes but will not be sent to any beneficial holder of the Notes. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Description of the Notes -- Book-Entry Registration" and "-- Reports to Noteholders." The Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Trust intends to suspend the filing of such reports under the Exchange Act when and if the filing of such reports is no longer statutorily required.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All reports and other documents filed by the Administrator, on behalf of the Trust, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. After the initial distribution of the Notes by the Underwriters and in connection with market making transactions by Crestar Securities Corporation, this Prospectus will be distributed together with, and should be read in conjunction with, an accompanying supplement to the Prospectus. Such supplement will contain the reports described above and generally will include the information contained in the quarterly statements furnished to Noteholders. See "Description of the Notes -- Reports to Noteholders" and "Description of the Transfer and Servicing Agreements -- Statements to Indenture Trustee." Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Administrator will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Mr. Eugene S. Putnam, Jr., Senior Vice President - Investor Relations, Crestar Financial Corporation, 919 East Main Street, P.O. Box 26665, Richmond, VA 23261-6665 or "eugene.putnam@crestar.com" on the Internet. Telephone requests for such copies should be directed to (804) 782-7821.

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by the Related Documents. Certain capitalized terms used in this Prospectus are defined elsewhere herein on the pages indicated in the "Index of Principal Terms" beginning on page 106 of this Prospectus.


Issuer ............................... Crestar Student Loan Trust 1997-1 (the
                                       "Trust") is a statutory business trust
                                       established under the laws of the State
                                       of Delaware.

Securities Offered.................... Senior LIBOR Rate Class A-1 Student Loan
                                       Asset Backed Notes (the "Class A-1
                                       Notes") in the aggregate principal
                                       amount of $130,000,000, Senior LIBOR
                                       Rate Class A-2 Student Loan Asset Backed
                                       Notes (the "Class A-2 Notes", and
                                       together with the Class A-1 Notes, the
                                       "Class A Notes") in the aggregate
                                       principal amount of $84,000,000 and
                                       Subordinate LIBOR Rate Class B Student
                                       Loan Asset Backed Notes (the "Class B
                                       Notes" and, together with the Class A
                                       Notes, the "Notes") in the aggregate
                                       principal amount of $8,900,000. The
                                       original principal amount of each class
                                       (a "Class") of Notes is referred to as
                                       its "Original Amount."

                                       The holders of the Class A-1 Notes and
                                       the Class A-2 Notes are referred to as
                                       the "Class A-1 Noteholders" and the
                                       "Class A-2 Noteholders," respectively,
                                       and collectively as the "Class A
                                       Noteholders." The holders of the Class B
                                       Notes are referred to as the "Class B
                                       Noteholders."

                                       The Notes will be issued in minimum
                                       denominations of $50,000 and integral
                                       multiples of $1,000 in excess thereof.
                                       Persons acquiring beneficial ownership
                                       interests in the Notes will hold their
                                       interests in the Notes through DTC in
                                       the United States or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe. See "Description of the Notes -- Book-Entry Registration."

                                       The Trust will issue the Notes pursuant
                                       to an Indenture, dated as of December 1, 1997, and a First Terms Supplement, dated as of December 1, 1997, authorizing the Notes (as amended and supplemented from time to time, the "Terms Supplement" and, together with the Indenture, as amended and supplemented from time to time, the "Indenture") between the Trust and the Indenture Trustee.



The Certificates.....................  The Trust will issue $1,000 aggregate principal amount of Crestar Student Loan
                                       Trust 1997-1 Asset Backed Certificates
                                       (the "Certificates") in a transaction
                                       exempt from the registration
                                       requirements of the Securities Act. The
                                       Certificates are not being offered
                                       hereby. The rights of Certificateholders in the assets of the Trust to receive payments will be fully subordinated to the rights of the Noteholders. See "Formation of the Trust."

Transferor ..........................  Crestar Bank, a Virginia banking corporation (the "Transferor"), will
                                       contribute the Financed Student Loans to the Trust pursuant to the Transfer and Servicing Agreement (as amended and supplemented from time to time, the "Transfer and Servicing Agreement") among the Trust, the Transferor and the Eligible Lender Trustee.

Master Servicer and Servicers........  The Transferor will act as Master
                                       Servicer with respect to the Financed
                                       Student Loans (in such capacity, the
                                       "Master Servicer"). The Financed Student
                                       Loans will be serviced by Pennsylvania
                                       Higher Education Assistance Agency, an
                                       agency of the Commonwealth of
                                       Pennsylvania ("PHEAA"), or such other
                                       parties as may be approved by the Master
                                       Servicer. The Transferor, PHEAA, and
                                       each other party who may, from time to
                                       time, be servicing the Financed Student
                                       Loans are referred to herein as a
                                       "Servicer" and collectively as the
                                       "Servicers."

Eligible Lender Trustee .............  Star Bank, National Association, a
                                       national banking association, will act
                                       as eligible lender trustee under the
                                       Trust Agreement and holder of legal
                                       title to the Financed Student Loans on
                                       behalf of the Trust (the "Eligible
                                       Lender Trustee"). See "Formation of the
                                       Trust -- Eligible Lender Trustee."

Indenture Trustee ...................  Bankers Trust Company, a New York
                                       banking corporation (the "Indenture
                                       Trustee"), will act as trustee under the Indenture.

Administrator .......................  Crestar Bank will act as Administrator on behalf of the Trust pursuant to an
                                       Administration Agreement (as amended and supplemented from time to time, the "Administration Agreement"), among the Administrator, the Eligible Lender Trustee and the Indenture Trustee.

Distribution Dates ..................  Interest on the Class A Notes will be payable monthly on the 25th day of each
                                       month, or if any such day is not a
                                       Business Day in New York, the next
                                       succeeding Business Day in New York,
                                       commencing January 26, 1998 (each, a
                                       "Distribution Date"). Principal of the
                                       Class A Notes will be payable monthly on each Distribution Date, commencing February 25, 1998. Interest on and principal of the Class B Notes will be payable quarterly on the Distribution Date in each January, April, July and October, commencing April 27, 1998 (each, a "Quarterly Distribution Date"). See "Description of the Transfer and Servicing Agreements -- Distributions."

Record Date .........................  Payments in respect of the Notes will be payable to holders of record of the
                                       Notes ("Noteholders") as of the second
                                       Business Day in New York preceding the
                                       related Distribution Date (each a
                                       "Record Date").

Collection Period....................  "Collection Period" means, initially, the period beginning December 17, 1997
                                       (the "Closing Date") and ending on
                                       December 31, 1997, and thereafter, the
                                       Collection Period means the calendar
                                       month immediately following the end of
                                       the previous Collection Period.

Interest ............................  Each Class of Notes will bear interest during each period (an "Interest Payment
                                       Period") beginning on the most recent
                                       Distribution Date for such Class of
                                       Notes (or the Closing Date with respect
                                       to the initial Interest Payment Period)
                                       through and including the day preceding
                                       the following Distribution Date for such Class of Notes at the rates per annum for such Class (the "Class Interest Rate") described below. Interest on the Notes will be calculated on the basis of the actual number of days elapsed in each Interest Period divided by 360. Within each Interest Payment Period, each Class of Notes will bear interest during each period commencing on a Rate Adjustment Date for such Class (or the Closing Date with respect to the initial Interest Period) and ending on and including the day before the next Rate Adjustment Date for such Class (an "Interest Period"), at a Class Interest Rate determined as follows (a "Formula Interest Rate"), unless the Net Loan Rate for such Interest Period (which shall not apply to the initial Interest Period) is a lower interest rate:

                                            (i) In the case of the Class A-1
                                            Notes and the Class A-2 Notes, the
                                            Formula Interest Rate for each
                                            Interest Period after the initial
                                            Interest Period will be One-Month
                                            LIBOR as of the Rate Determination
                                            Date for such Interest Period
                                            plus the applicable Margin for
                                            each such Class, but in no
                                            event greater than 18% per
                                            annum. For the initial Interest
                                            Period (commencing on the
                                            Closing Date), the interest
                                            rate for the Class A-1 Notes
                                            will be 6.14047% per annum and
                                            for the Class A-2 Notes will be
                                            6.20047% per annum. "One-Month
                                            LIBOR" for any Interest Period
                                            will be determined as described
                                            under "Description of the Notes
                                            -- Determination of LIBOR." The
                                            "Margin" will be 0.16% for the
                                            Class A-1 Notes and 0.22% for
                                            the Class A-2 Notes. The "Rate
                                            Adjustment Date" for the Class
                                            A Notes (which, except for the
                                            initial Interest Period, also
                                            will be the first day of an
                                            Interest Period for the Class A
                                            Notes) will be the Distribution
                                            Date occurring in each month.

                                            (ii) In the case of the Class
                                            B Notes, the Formula Interest
                                            Rate for each Interest Period
                                            after the initial Interest
                                            Period will be One-Month LIBOR
                                            as of the Rate Determination
                                            Date for such Interest
                                            Period plus the applicable
                                            Margin for such Class, but in
                                            no event greater than 18% per
                                            annum. For the initial
                                            Interest Period (commencing on
                                            the Closing Date), the
                                            interest rate for the Class B
                                            Notes will be 6.43047% per
                                            annum. "One-Month LIBOR" for
                                            any Interest Period will be
                                            determined as described under
                                            "Description of the Notes --
                                            Determination of LIBOR." The
                                            "Margin" will be 0.45% for the
                                            Class B Notes. The "Rate
                                            Adjustment Date" for the Class
                                            B Notes (which, except for the
                                            initial Interest Period, also
                                            will be the first day of an
                                            Interest Period for the Class
                                            B Notes) will be (A) the
                                            Distribution Date in each
                                            month while any Class A Notes
                                            are outstanding, and (B)
                                            thereafter, the 25th day of
                                            each month, except that the
                                            Rate Adjustment Date occurring
                                            in January, April, July or
                                            October will be the
                                            Distribution Dates occurring
                                            in such months.


                                       See "Description of the Notes -- The
                                       Notes -- Distributions of Interest."

                                       Notwithstanding the foregoing, with
                                       respect to each Class of Notes, if the
                                       Formula Interest Rate with respect to
                                       such Class for any Interest Period is
                                       greater than the Net Loan Rate (as
                                       defined in "-- Net Loan Rate" below)
                                       determined on the Rate Determination
                                       Date for such Interest Period, then the
                                       Class Interest Rate for such Interest
                                       Period will be the Net Loan Rate;
                                       provided, however, that no such
                                       determination of the Net Loan Rate will
                                       be required to be made on a Rate
                                       Determination Date unless the excess of
                                       One-Month LIBOR over the 91-day T-Bill
                                       Rate is greater than 100 basis points as of the preceding Rate Determination Date. See "Description of the Notes -- The Notes -- Distributions of Interest."


                                       If the Class Interest Rate for any Class of Notes for any Interest Payment Period or portion thereof is based on the Net Loan Rate, the excess of (a) the amount of interest such Class of Notes would have accrued in respect of the related Interest Payment Period had interest been calculated based on the applicable Formula Interest Rate, over (b) the amount of interest such Class of Notes actually accrued in respect of such Interest Payment Period based on the Net Loan Rate (such excess, together with the unpaid portion of any such excess from prior Interest Payment Periods and interest accrued thereon calculated based on the Formula Interest Rate applicable to such Class of Notes is referred to as the "Noteholders' Interest Carryover") will be paid on the dates and in the priority set forth herein under "-- Assets of the Trust -- Collection Account; Note Distribution Account; Certificate Distribution
                                       Account; and Expense Account." Any
                                       amount of Noteholders' Interest
                                       Carryover with respect to a Class of
                                       Notes remaining after the earlier of the Distribution Date on which the outstanding principal amount of such Class of Notes has been reduced to zero and the distribution of all Available Funds on the Final Maturity Date of such Class of Notes, will never become due and payable and will be discharged as to the applicable Class of Notes on such date. The ratings of the Notes do not address the likelihood of the payment of the amount of any Noteholders' Interest Carryover. Any reference herein or in the Indenture or the Transfer and Servicing Agreement to "principal" or "interest" does not include within the meaning of such words Noteholders' Interest Carryover or any interest accrued thereon.

Net Loan Rate .......................  For any Interest Period, the "Net Loan
                                       per annum (rounded to the next highest
                                       .01%) equal to (i) the weighted average
                                       Effective Interest Rate of the Financed
                                       Student Loans as of the last day of the
                                       Collection Period immediately preceding
                                       the commencement of such Interest
                                       Period, less (ii) the Program Operating
                                       Expense Percentage (or less 0.73% per
                                       annum during the period from the Closing
                                       Date through March 31, 1998).

                                       The "Effective Interest Rate" means,
                                       with respect to any Financed Student
                                       Loan, the interest rate per annum borne
                                       by such Financed Student Loan after
                                       giving effect to all applicable interest subsidy payments, Special Allowance Payments, rebate fees on Consolidation Loans and reductions pursuant to borrower incentives. For this purpose, the Special Allowance Payment rate shall be computed based upon the average of the bond equivalent rates of 91-day United States Treasury Bills auctioned during that portion of the then current calendar quarter which ends on the date as of which the Effective Interest Rate is determined.

                                       The "Program Operating Expense
                                       Percentage" is the fraction (expressed
                                       as a percentage and calculated as of the end of each calendar quarter by the Administrator) the numerator of which is the annualized operating expenses of the Trust for the calendar month then ended, including, without limitation, the Transaction Fees, and the denominator of which is the Pool Balance as of the last day of such calendar quarter.

Principal ...........................  Principal of the Class A Notes will be payable monthly on each Distribution
                                       Date commencing February 25, 1998, first to the Class A- 1 Notes until paid in full and then to the Class A-2 Notes until paid in full. After all Class A Notes are paid in full, principal of the Class B Notes will be paid quarterly on each Quarterly Distribution Date. Consequently, no principal will be paid on the Class B Notes until the Class A Notes have been paid in full, and no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. Notwithstanding the foregoing, upon the occurrence of an Event of Default with respect to payment of the Notes, principal will be paid to each Class of Class A Notes pro rata, based upon the outstanding principal amount of each such Class of Class A Notes. See "Description of the Transfer and Servicing Agreements --
                                       Distributions."

                                       The amount of principal available to be
                                       paid on a Distribution Date will be
                                       equal to the Noteholders' Principal
                                       Distribution Amount for such
                                       Distribution Date, less any portion
                                       thereof being used to pay Transaction
                                       Fees, overdue Transaction Fees,
                                       Consolidation Loan Fees, overdue
                                       Consolidation Loan Fees and interest on
                                       the Notes on such Distribution Date. See
                                       "Description of the Transfer and
                                       Servicing Agreements -- Distributions."
                                       The Noteholders' Principal Distribution
                                       Amount generally will be equal to the
                                       amount, if any, by which the Pool
                                       Balance as of the last day of the
                                       Collection Period immediately preceding
                                       a Distribution Date is exceeded by the
                                       Pool Balance as of the last day of the
                                       second preceding Collection Period (or
                                       in the case of the initial Collection
                                       Period, the Cut-Off Date). In addition,
                                       until the Parity Percentage equals
                                       101.50%, accelerated principal payments
                                       will be made in respect of the Notes
                                       from amounts remaining in the Collection
                                       Account as of the end of the preceding
                                       Collection Period and certain amounts
                                       available therefor in the Reserve
                                       Account.

                                       As of any date of determination, the
                                       "Parity Percentage" will be the fraction expressed as a percentage, the numerator of which is the sum of (i) the then Pool Balance, plus accrued interest thereon due from borrowers, and accrued Interest Subsidy Payments and Special Allowance Payments, if any, as of the end of the preceding Collection Period, and (ii) all amounts on deposit (including any accrued interest thereon) in the Collection Account and the Reserve Account and the denominator of which is the sum of the aggregate outstanding principal balance of the Notes, accrued and unpaid interest thereon plus accrued and unpaid Transaction Fees and Consolidation Loan Fees.

Final Maturity Dates.................  The Final Maturity Dates with respect to each Class of Notes are as follows:

                                       Class of Notes       Final Maturity Date

                                       Class A-1 Notes      January 25, 2007
                                       Class A-2 Notes      January 25, 2017
                                       Class B Notes        January 25, 2027

                                       The actual maturity of one or more
                                       Classes of Notes could occur sooner than such dates as a result of a variety of factors, including (i) as a result of payments on the Financed Student Loans;
                                       (ii) the exercise by the Transferor of
                                       its option to repurchase the Financed
                                       Student Loans when the aggregate
                                       principal balance is reduced to 10% or
                                       less of the Initial Pool Balance; (iii)
                                       if the Indenture Trustee is successful
                                       in offering any Financed Student Loans
                                       remaining in the Trust for sale on or
                                       after April 2007 if the aggregate
                                       principal balance is reduced to 10% or
                                       less of the Initial Pool Balance, as
                                       described under "Description of the
                                       Transfer and Servicing Agreements --
                                       Termination"; or (iv) under certain
                                       circumstances upon the insolvency of the Transferor and subsequent termination of the Trust pursuant to the Trust Agreement as described under
                                       "Description of the Transfer and
                                       Servicing Agreements -- Insolvency
                                       Event." See "Maturity and Prepayment
                                       Considerations."

Servicing Fee .......................  The Master Servicer will receive a quarterly fee (the "Servicing Fee") with respect to each calendar quarter in an amount equal to (i) 0.70% per annum of the average of the Pool Balance as of the last day of the calendar quarter and the last day of the immediately preceding calendar quarter (or the Cut-off Date with respect to the calendar quarter ending March 31, 1998), or (ii) such greater amount acceptable to the Rating Agencies, prior written confirmation of which shall be provided to the Indenture Trustee. The Servicing Fee will be payable quarterly in advance, out of Available Funds and amounts on deposit in the Reserve Account, on each Quarterly Distribution Date (or in the case of the initial Servicing Fee, on the Closing Date) based on the Administrator's good faith estimate of the Servicing Fee that will accrue during the calendar quarter in which such Quarterly Distribution Date occurs (or in the case of the initial Servicing Fee, the period through March 31, 1998) plus (or minus) the difference (or excess) of the actual Servicing Fee accrued for the calendar quarter immediately preceding such Quarterly Distribution Date (or in the case of the initial Servicing Fee, the period through March 31, 1998) and the amount paid as an estimated Servicing Fee for such calendar quarter or initial period on the immediately preceding Quarterly Distribution Date (or the Closing Date with respect to the first Quarterly Distribution Date).

Administration Fee ..................  The Administrator will receive a fee
                                       (the "Administration Fee"), payable
                                       quarterly in advance on each Quarterly
                                       Distribution Date, in an amount equal to 0.02% per annum of the principal amount of the Notes outstanding on such Quarterly Distribution Date (following any principal reductions of the Notes on such Distribution Date).

The Trust ...........................  The Trust is a Delaware statutory business trust established by a Trust
                                       Agreement dated as of December 1, 1997
                                       (as amended and supplemented from time
                                       to time, the "Trust Agreement"), between the Transferor, as depositor, the Eligible Lender Trustee and Delaware Trust Capital Management, Inc., as Delaware trustee (the "Delaware Trustee"). The activities of the Trust and the Eligible Lender Trustee are limited by the terms of the Trust Agreement to issuing one or more classes of its certificates and notes, acquiring, owning, selling and managing the Financed Student Loans and the other assets of the Trust as described herein, collecting and making payments thereon and other activities related thereto.

Assets of the Trust .................  The assets of the Trust will include the following:

  A.     Financed Student
Loans ...............................  The Financed Student Loans will consist of certain education loans to students
                                       and parents of students ("Student
                                       Loans") enrolled in accredited
                                       institutions of higher education and
                                       will include rights to receive payments
                                       made with respect to such Financed
                                       Student Loans and the proceeds thereof.
                                       On the Closing Date, the Transferor will transfer and contribute Student Loans (the "Initial Financed Student Loans") having an aggregate principal balance of $211,956,796 (the "Initial Pool Balance") as of November 25, 1997 (the "Cut-off Date"), to the Eligible Lender Trustee on behalf of the Trust, pursuant to the Transfer and Servicing Agreement. Following the Closing Date and during the Subsequent Finance Period (described below), it is anticipated that, subject to certain conditions described herein, the Transferor may transfer to the Eligible Lender Trustee on behalf of the Trust, certain Serial Loans,
                                       Consolidation Loans and HEAL
                                       Consolidation Loans owned by the
                                       Transferor (the "Subsequent Financed
                                       Student Loans", which term also includes
                                       Student Loans deposited by the
                                       Transferor in exchange for certain
                                       Financed Student Loans owned by the
                                       Trust which have become ineligible for
                                       and lost interest payments or Special
                                       Allowance Payments). See "Description of the Transfer and Servicing Agreements -- Subsequent Finance Period and Subsequent Financed Student Loans."

                                       Certain of the Financed Student Loans
                                       have been or will be originated by the
                                       Transferor and the remainder of the
                                       Financed Student Loans have been or will be originated by independent third parties and subsequently sold to the Transferor. The Financed Student Loans constituting the assets of the Trust include some or all of the following types of Student Loans: (1) loans made under the federal government's Federal Family Education Loan Program (the "FFEL Program"), including (i) Parental Loans for Undergraduate Students ("PLUS Loans"), (ii) Stafford Loans, (iii) Unsubsidized Stafford Loans, (iv) Supplemental Loans for Students ("SLS Loans"), and (v) Consolidation Loans (collectively, the "FFELP Loans"), and
                                       (2) loans (the "HEAL Loans") made under
                                       the federal government's Health
                                       Education Assistance Loan Program (the
                                       "HEAL Program"). FFELP Loans and HEAL
                                       Loans included in the Financed Student
                                       Loans are sometimes referred to herein
                                       as "Financed FFELP Loans" and "Financed
                                       HEAL Loans," respectively.

                                       Of the Financed Student Loans included
                                       in the Initial Pool Balance,
                                       approximately 91% are FFELP Loans. The
                                       Financed FFELP Loans are guaranteed to
                                       the extent described herein as to the
                                       payment of principal and interest by
                                       various guarantee agencies under the
                                       FFEL Program (each such entity, a
                                       "Guarantor" or "Guarantee Agency," and
                                       collectively, the "Guarantors" or the
                                       "Guarantee Agencies"), which are in each case reinsured to the extent described herein by the Secretary of the United States Department of Education (the "Secretary of Education" or the "Department of Education"). Payment of principal and interest with respect to the Financed FFELP Loans is guaranteed against default, death, bankruptcy, disability, school closure or false certification by the school with respect to the applicable borrower by a Guarantor pursuant to a guarantee agreement between the applicable Guarantor and the Eligible Lender Trustee (such agreements, each as amended or supplemented from time to time, the "Guarantee Agreements"). Of the Financed Student Loans included in the Initial Pool Balance, approximately 72.8% are guaranteed by Educational Credit Management Corporation, a Minnesota non-profit corporation
                                       ("ECMC", formerly known as Transitional
                                       Guaranty Agency, Inc.), approximately
                                       15.9% are guaranteed by Pennsylvania
                                       Higher Education Assistance Agency, an
                                       agency of the Commonwealth of
                                       Pennsylvania ("PHEAA"), approximately
                                       9.0% are HEAL Loans, and the remaining
                                       2.3% are guaranteed by one of the
                                       following Guarantee Agencies: United
                                       Student Aid Funds, Inc., a Delaware
                                       non-profit corporation ("USAF"), the
                                       Florida Department of Education, an
                                       agency of the State of Florida, New York
                                       Higher Education Services Corporation,
                                       an agency of the State of New York, and
                                       Texas Guaranteed Student Loan Program, a
                                       Texas nonprofit corporation. See
                                       "Description of the Guarantee Agencies."

                                       Of the Financed FFELP Loans included in
                                       the Initial Pool Balance, approximately
                                       40.7% are guaranteed as to the payment
                                       of 100% of principal and interest by a
                                       Guarantee Agency and approximately 59.3%
                                       are guaranteed as to the payment of 98%
                                       of principal and interest by a Guarantee
                                       Agency. Pursuant to the FFEL Program,
                                       the Guarantee Agencies each have
                                       reinsurance contracts with the
                                       Department of Education, pursuant to
                                       which the Department of Education
                                       reimburses the Guarantee Agencies for
                                       such portions of guarantee claims paid
                                       by the Guarantee Agencies as is provided in the Higher Education Act of 1965, as amended (such Act, together with all rules and regulations promulgated thereunder by the Department of Education and/or the Guarantors, the "Higher Education Act"). In addition, the Department of Education is obligated to make certain interest and other subsidy payments to the holders of such Financed FFELP Loans. See "Description of the FFEL Program" for a more complete description of the provisions of the Higher Education Act that provide for such programs. The obligations of the Guarantee Agencies to the holders of loans, such as the Eligible Lender Trustee, are payable from the general funds available to each such Guarantee Agency, including reserve funds maintained by the Guarantee Agencies as required by the Higher Education Act. Certain delays in receiving reimbursement could occur if a Guarantee Agency fails to meet its obligations. In addition, failure to properly originate or service a FFELP Loan can cause a FFELP Loan to lose its guarantee and/or its eligibility for federal interest payments and subsidies. See "Risk Factors -- Risk That Failure to Comply with Student Loan Origination and Servicing Procedures for Financed Student Loans May Result in the Department of Education's Refusal to Make Certain Payments to Guarantors and the Eligible Lender Trustee, the Guarantors' Refusal to Make Guarantee Payments to the Eligible Lender Trustee and the Department of HHS's Refusal to Make Insurance Payments to the Eligible Lender Trustee" and " -- Risk That Financial Status of Guarantors Will Affect Their Ability to Make Guarantee Payments".

                                       Of the Financed Student Loans included
                                       in the Initial Pool Balance,
                                       approximately 9.0% are HEAL Loans
                                       insured as to payment of 100% of
                                       principal and interest by the Secretary
                                       of the United States Department of
                                       Health and Human Services (the
                                       "Secretary of HHS" or the "Department of HHS") to the extent described herein. The Department of HHS insures such payment against default, death, bankruptcy or disability with respect to the applicable borrower pursuant to a HEAL Insurance Contract between the Department of HHS and the Eligible Lender Trustee (such HEAL Insurance Contract, as amended or supplemented from time to time, the "HEAL Insurance Contract"). See "Description of the HEAL Program."

                                       Certain incentive programs currently or
                                       hereafter made available by the
                                       Transferor to borrowers may also be made available by the Master Servicer to borrowers with Financed FFELP Loans. Of the Financed Student Loans included in the Initial Pool Balance, less than 1.00% are currently eligible for an incentive program. Other than with respect to Subsequent Financed Student Loans, no other Financed Student Loans will be eligible for such incentive programs. See "Risk Factors-Risk Resulting From Changes in Repayment Terms of Financed Student Loans Pursuant to Incentive Programs" and "The Financed Student Loan Pool -- Incentive Programs."


                                       Any consolidation loan under the HEAL
                                       Program (a "HEAL Consolidation Loan") or
                                       Consolidation Loan made with respect to
                                       a Financed Student Loan after the
                                       Closing Date, whether made by the
                                       Transferor or another lender, will
                                       result in a prepayment to the Trust of
                                       such Financed Student Loan. During the
                                       period (the "Subsequent Finance Period") from the Closing Date until December 31, 2002, the Eligible Lender Trustee, at the option of the Transferor and subject to certain conditions, will be obligated to apply prepayments of Financed Student Loans which have been consolidated to purchase from the Transferor Financed Student Loans owned by the Transferor that are Consolidation Loans, HEAL Consolidation Loans or serial to existing Financed Student Loans owned by the Trust. In addition, at the option of the Transferor and subject to certain conditions, the Eligible Lender Trustee will be obligated to accept Student Loans deposited by the Transferor in exchange for certain Financed Student Loans owned by the Trust which have become ineligible for and lost interest payments or Special Allowance Payments. Each such transfer of a Subsequent Financed Student Loan will be made pursuant to a transfer agreement (each a "Transfer Agreement") among the Transferor, the Trust and the Eligible Lender Trustee. See "Description of the Transfer and Servicing Agreements -- Subsequent Finance Period and Subsequent Financed Student Loans."

                                       With respect to certain of the Financed
                                       Student Loans, during the period (the
                                       "Deferral Phase") in which the related
                                       borrower is in school and for certain
                                       authorized periods under the FFEL
                                       Program or the HEAL Program, as the case may be, the borrower is not required to make payments on his or her Financed Student Loan. With respect to such Financed FFELP Loans constituting Stafford Loans and certain Consolidation Loans, the Department will make all interest payments during the related Deferral Phase. For all other Financed Student Loans (other than certain PLUS Loans), interest will not be paid during the related Deferral Phase but, instead, will accrue and be capitalized and added to the principal balance of such Financed Student Loan. The Trust will consist of Financed Student Loans that are in the Deferral Phase as well as Financed Student Loans for which the related borrower is currently required to make payments of principal and interest (the "Repayment Phase"). See "The Financed Student Loan Pool -- Distribution of the Initial Financed Student Loans by Borrower Payment Status as of the Cut-off Date."

                                       The "Pool Balance" at any time
                                       represents the aggregate principal
                                       balance of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon to the extent such interest will be capitalized as of the end of the Collection Period), after giving effect to the following, without duplication:
                                       (i) all payments in respect of principal received by the Trust during such Collection Period from or on behalf of borrowers and Guarantors and, with respect to certain payments on the Financed Student Loans, the Department of Education and the Department of HHS (collectively, "Obligor"), (ii) the principal portion of all Purchase Amounts received by the Trust for such Collection Period from the Transferor or the Master Servicer and (iii) any Subsequent Financed Student Loans conveyed to the Trust and any Financed Student Loans conveyed by the Trust in exchange for such Subsequent Financed Student Loan, during such Collection Period, as described above.

  B.     Collection Account; Note      Each Servicer will be required to remit
         Distribution Account;         all collections received with respect to
         Certificate Distribution      the Financed Student Loans for which it
         Account; and Expense          is acting as primary servicer (other
         Account ....................  than Financed Student Loans that have been repurchased by the Transferor or
                                       purchased by the Master Servicer
                                       pursuant to the Transfer and Servicing
                                       Agreement) to an account in the name of
                                       the Indenture Trustee (the "Collection
                                       Account"). The Eligible Lender Trustee
                                       will be required to remit Interest
                                       Subsidy Payments and Special Allowance
                                       Payments it receives to the Collection
                                       Account. See "Description of the
                                       Transfer and Servicing Agreements --
                                       Payments on Financed Student Loans."

                                       On each "Distribution Determination
                                       Date" (which is the third Business Day
                                       immediately preceding a Distribution
                                       Date), the Administrator will advise the Indenture Trustee in writing of the applicable Noteholders' Interest
                                       Distribution Amount, the Noteholders'
                                       Principal Distribution Amount and all
                                       amounts payable to the holders of the
                                       Certificates (the "Certificateholders")
                                       on the related Distribution Date.
                                       Further, on each Distribution
                                       Determination Date relating to a
                                       Quarterly Distribution Date, the
                                       Administrator will advise the Indenture
                                       Trustee in writing of the estimated fees payable to the Master Servicer, the Administrator, the Indenture Trustee, the Delaware Trustee and the Eligible Lender Trustee (the "Servicing Fee," the "Administration Fee," the "Indenture Trustee Fee," the "Delaware Trustee Fee" and the "Eligible Lender Trustee Fee," respectively, and, collectively, the "Transaction Fees") for the calendar quarter in which such Quarterly Distribution Date occurs.

                                       On each Distribution Date, the Indenture
                                       Trustee will transfer from the
                                       Collection Account, in the following
                                       priority and from the Available Funds
                                       for each Collection Period from and
                                       including the Collection Period during
                                       which the preceding Quarterly
                                       Distribution Date occurred through the
                                       Collection Period immediately preceding
                                       the month of such Distribution Date (or
                                       with respect to each Distribution Date
                                       through and including the first
                                       Quarterly Distribution Date, from the
                                       Closing Date through and including the
                                       Collection Period immediately preceding
                                       such Distribution Date), the required
                                       amounts from the Available Funds for
                                       such Collection Periods:

                                              (i) to a separate account held
                                              with and in the name of the
                                              Indenture Trustee (the
                                              "Expense Account"), (A) an
                                              amount equal to the
                                              Consolidation Loan Fees with
                                              respect to the calendar month
                                              most recently ended and any
                                              overdue Consolidation Loan
                                              Fees from prior months, and
                                              (B) if such Distribution Date
                                              is a Quarterly Distribution
                                              Date, an amount up to the
                                              estimated Transaction Fees for
                                              the calendar quarter
                                              commencing in the month of
                                              such Quarterly Distribution
                                              Date and all overdue
                                              Transaction Fees from prior
                                              calendar quarters (plus (or
                                              minus) the difference (or
                                              excess) of the actual
                                              Transaction Fees for the
                                              immediately preceding calendar
                                              quarter and the Transaction
                                              Fees deposited into the
                                              Expense Account on the
                                              preceding Quarterly
                                              Distribution Date),

                                              (ii) to a separate account
                                              held with and in the name of
                                              the Indenture Trustee for the
                                              benefit of the Noteholders
                                              (the "Note Distribution
                                              Account"), an amount up to the
                                              Noteholders' Interest
                                              Distribution Amount,

                                              (iii) to the Note Distribution
                                              Account, an amount up to the
                                              Noteholders' Principal
                                              Distribution Amount,

                                              (iv) to a supplemental account
                                              held with and in the name of
                                              the Eligible Lender Trustee
                                              for the benefit of the
                                              Certificateholders (the
                                              "Certificate Distribution
                                              Account"), an amount up to the
                                              Certificateholders' Interest
                                              Distribution Amount, and

                                              (v) after the Notes have been
                                              paid in full, to the
                                              Certificateholders'
                                              Distribution Account, an
                                              amount up to the
                                              Certificateholders' Principal
                                              Distribution Amount.

                                       On each Quarterly Distribution Date (and with respect to clause (i) below, on the 25th day of each month or if such day is not a Business Day, the next succeeding Business Day), following the transfer to the Expense Account described in the preceding paragraph, the Indenture Trustee will distribute from the Expense Account (in addition to any amounts transferred from the Reserve Account as described herein) the following amounts in the following order of priority:

                                              (i) to the Department of
                                              Education, the Consolidation
                                              Loan Fees for the immediately
                                              preceding calendar month,
                                              together with any overdue
                                              Consolidation Loan Fees for
                                              any prior months,

                                              (ii) to the Master Servicer,
                                              the estimated Servicing Fee
                                              for the calendar quarter
                                              commencing in the month of
                                              such Quarterly Distribution
                                              Date and all overdue Servicing
                                              Fees,

                                              (iii) to the Administrator,
                                              the estimated Administration
                                              Fee for the calendar quarter
                                              commencing in the month of
                                              such Quarterly Distribution
                                              Date and all overdue
                                              Administration Fees,

                                              (iv) to the Indenture Trustee,
                                              the estimated Indenture
                                              Trustee Fee for the calendar
                                              quarter commencing in the
                                              month of such Quarterly
                                              Distribution Date and all
                                              overdue Indenture Trustee
                                              Fees, and

                                              (v) to the Eligible Lender
                                              Trustee and the Delaware
                                              Trustee, the estimated
                                              Eligible Lender Trustee Fee
                                              and Delaware Trustee Fee,
                                              respectively, for the calendar
                                              quarter commencing in the
                                              month of such Quarterly
                                              Distribution Date and all
                                              overdue Eligible Lender
                                              Trustee Fees and Delaware
                                              Trustee Fees.

                                       On each Distribution Date, following the transfer to the Note Distribution Account, the Indenture Trustee will distribute to the Noteholders as of the related Record Date the amounts transferred to the Note Distribution Account as set forth above (in addition to any amounts transferred from the Reserve Account and the Monthly Advance Account and any Parity Percentage Payments transferred from the Collection Account, each as described below) in the following order of priority:

                                              (i) first, to each Class of
                                              Class A Noteholders, the Class
                                              A Noteholders' Interest
                                              Distribution Amount (pro rata
                                              based upon the portion thereof
                                              allocable to each such Class);

                                              (ii) second, if such
                                              Distribution Date is a
                                              Quarterly Distribution Date,
                                              to the Class B Noteholders,
                                              the Class B Noteholders'
                                              Interest Distribution Amount:

                                              (iii) third, to the Class A-1
                                              Noteholders, the Noteholders'
                                              Principal Distribution Amount
                                              until the principal balance of
                                              the Class A-1 Notes has been
                                              reduced to zero;

                                              (iv) fourth, after the
                                              principal balance of the Class
                                              A-1 Notes has been reduced to
                                              zero, to the Class A-2
                                              Noteholders, the Noteholders'
                                              Principal Distribution Amount
                                              until the principal balance of
                                              the Class A-2 Notes has been
                                              reduced to zero; and

                                              (v) fifth, after the principal
                                              balance of each Class of Class
                                              A Notes has been reduced to
                                              zero, if such Distribution
                                              Date is a Quarterly
                                              Distribution Date, to the
                                              Class B Noteholders, the
                                              Noteholders' Principal
                                              Distribution Amount until the
                                              principal balance of the Class
                                              B Notes has been reduced to
                                              zero.

                                       On each Quarterly Distribution Date,
                                       after making all required transfers to
                                       the Expense Account and the Note
                                       Distribution Account, and, if
                                       applicable, the Certificate Distribution
                                       Account, the Indenture Trustee will
                                       transfer any amounts remaining in the
                                       Collection Account (other than amounts
                                       representing payments received during
                                       such month) in the following order of
                                       priority:

                                              (i) to the Reserve Account,
                                              the amount, if any, necessary
                                              to increase the balance
                                              thereof to the Specified
                                              Reserve Account Balance,

                                              (ii) to the Note Distribution
                                              Account, the amount, if any,
                                              which when applied as a
                                              payment of principal on such
                                              Quarterly Distribution Date to
                                              the Class of Notes then
                                              receiving payments of
                                              principal is necessary for the
                                              Parity Percentage to equal
                                              101.50% on such Quarterly
                                              Distribution Date (the amount
                                              so transferred to the Note
                                              Distribution Account is the
                                              "Parity Percentage Payment"),

                                              (iii) to the Note Distribution
                                              Account, the amount of any
                                              outstanding Noteholders'
                                              Interest Carryover, and

                                              (iv) to the Transferor, any
                                              amounts remaining in the
                                              Collection Account after such
                                              transfers (other than amounts
                                              representing payments received
                                              during such current month).

                                       Notwithstanding the foregoing, if (x) on any Distribution Date following all distributions to be made on such Distribution Date, the principal amount of the Class A Notes would exceed the sum of the Pool Balance at the end of the immediately preceding Collection Period plus the aggregate balance on deposit in the Trust Accounts on such Distribution Date following such distributions, or (y) an Event of Default has occurred with respect to payment of the Notes, after paying Transaction Fees, overdue Transaction Fees, Consolidation Loan Fees and overdue Consolidation Loan Fees, distributions will be made in the following priority:

                                              (i) first, to each Class of
                                              Class A Noteholders, the
                                              Noteholders' Interest
                                              Distribution Amount applicable
                                              to each such Class, pro rata
                                              based upon the portion thereof
                                              allocable to each such Class;

                                              (ii) second, in the case of
                                              clause (x) above, to the Class
                                              A-1 Noteholders, the
                                              Noteholders' Principal
                                              Distribution Amount, until the
                                              principal balance of the Class
                                              A-1 Notes has been reduced to
                                              zero, and then to the Class
                                              A-2 Noteholders, the
                                              Noteholders' Principal
                                              Distribution Amount until the
                                              principal balance of the Class
                                              A-2 Notes has been reduced to
                                              zero, or in the case of clause
                                              (y) above, to each Class of
                                              Class A Noteholders, the
                                              Noteholders' Principal
                                              Distribution Amount applicable
                                              to such Distribution Date, pro
                                              rata based upon the principal
                                              balance of each Class of Class
                                              A Notes until the principal
                                              balance of each Class of Class
                                              A Notes has been paid in full;

                                              (iii) third, if such
                                              Distribution Date is a
                                              Quarterly Distribution Date,
                                              to the Class B Noteholders,
                                              the Noteholders' Interest
                                              Distribution Amount applicable
                                              to the Class B Notes;

                                              (iv) fourth, after the
                                              principal balance of each of
                                              the Class A Notes has been
                                              paid in full, if such
                                              Distribution Date is a
                                              Quarterly Distribution Date,
                                              to the Class B Noteholders,
                                              the Noteholders' Principal
                                              Distribution Amount until the
                                              principal balance of the Class
                                              B Notes has been paid in full;

                                              (v) fifth, if such
                                              Distribution Date is a
                                              Quarterly Distribution Date,
                                              to the Class A-1 Noteholders
                                              and the Class A-2 Noteholders,
                                              the Noteholders' Interest
                                              Carryover applicable to the
                                              respective Class of Class A
                                              Notes, pro rata based upon the
                                              portion thereof allocable to
                                              each such Class;

                                              (vi) sixth, if such
                                              Distribution Date is a
                                              Quarterly Distribution Date,
                                              to the Class B Noteholders,
                                              the Noteholders' Interest
                                              Carryover applicable to the
                                              Class B Notes; and

                                              (vii) seventh, if such
                                              Distribution Date is a
                                              Quarterly Distribution Date,
                                              to the Certificateholders, the
                                              Certificateholders' Interest
                                              Distribution Amount and then
                                              the Certificateholders'
                                              Principal Distribution Amount.

                                       All principal payments of Notes of any
                                       Class shall be made pro rata within that Class. In connection with each principal payment of Notes of any Class, the Indenture Trustee shall compute the Principal Factor for that Class. The "Principal Factor" shall be a seven-digit decimal indicating the principal balance of each Note of a Class as of a Distribution Date (after giving effect to any payments made on that date) as a fraction of the original principal amount of such Note. The principal balance of any Note can be determined by multiplying the original principal amount of such Note by the Principal Factor applicable to that Class of Notes.

         C.  Reserve Account.........  Pursuant to the Transfer and Servicing
                                       Agreement, an account in the name of the Indenture Trustee (the "Reserve Account") will be established with and maintained by the Indenture Trustee and will be an asset of the Trust. On the Closing Date, the Transferor will make an initial deposit into the Reserve Account of cash or Eligible Investments (as defined in "Description of the Transfer and Servicing Agreements -- Accounts") equal to $2,190,464 (the "Reserve Account Deposit"). The Reserve Account Deposit will be augmented on each Quarterly Distribution Date by the deposit into the Reserve Account of any Available Funds remaining after making all prior distributions on such date. See "Description of the Transfer and Servicing Agreements - - Distributions."

                                       Amounts, if any, on deposit in the
                                       Reserve Account will be available on
                                       each Distribution Date to cover any
                                       shortfalls in payments of the
                                       Transaction Fees, the Consolidation Loan
                                       Fees and the Noteholders' Interest
                                       Distribution Amount for such applicable
                                       Distribution Date for which Available
                                       Funds are insufficient to make such
                                       payments and distributions.
                                       Additionally, on the Final Maturity Date for a Class of Notes, amounts in the Reserve Account will be available to reduce the principal balance of such Class of Notes to zero to the extent that Available Funds are insufficient to make such payment.

                                       Amounts, if any, in the Reserve Account
                                       on any Quarterly Distribution Date
                                       (after giving effect to all
                                       distributions to be made or allocated on such Distribution Date) in excess of the then applicable Specified Reserve Account Balance generally will be distributed to the Transferor. The "Specified Reserve Account Balance" with respect to any Distribution Date will equal the greater of (i) 1.00% of the sum of the outstanding principal balance of the Notes on such Distribution Date, after giving effect to all payments to be made on such date, or (ii) $500,000; provided, however, that such balance shall not exceed the sum of the aggregate outstanding principal amount of the Notes. See "Description of the Transfer and Servicing Agreements -- Credit Enhancement -- Reserve Account."

                                       The funding and maintenance of the
                                       Reserve Account is intended to enhance
                                       the likelihood of timely payment to the
                                       Noteholders of the Noteholders'
                                       Distribution Amount. In certain
                                       circumstances, however, the Reserve
                                       Account could be depleted and shortfalls in distributions to the Noteholders could result.


         D.  Eligible Investments ...  Pursuant to the Transfer and Servicing
                                       Agreement, funds on deposit in the Trust
                                       Accounts will be invested in "Eligible
                                       Investments." See "Description of the
                                       Transfer and Servicing Agreements --
                                       Accounts."

         E.  Transfer and Servicing    Under the Transfer and Servicing
              Agreement .............  Agreement, the Transferor will
                                       contribute the Initial Financed Student
                                       Loans to the Trust on the Closing Date,
                                       and may contribute the Subsequent
                                       Financed Student Loans to the Trust
                                       during the Subsequent Finance Period.
                                       The Eligible Lender Trustee will hold
                                       legal title to all Financed Student
                                       Loans contributed to the Trust. In
                                       addition, the Master Servicer will be
                                       responsible for servicing, managing,
                                       maintaining custody of (except for HEAL
                                       Loans, which will be held by a third
                                       party custodian) and making collections
                                       on the Financed Student Loans. The
                                       obligations of the Transferor and the
                                       Master Servicer under the Transfer and
                                       Servicing Agreement include the
                                       following:

                                       The Transferor will be obligated to
                                       repurchase any Financed Student Loan if
                                       the interests of the Noteholders therein are materially adversely affected by a breach of any representation or warranty made by the Transferor with respect to the Financed Student Loans and the Master Servicer will be obligated to purchase any Financed Student Loan if the interests of the Noteholders therein are materially adversely affected by a breach of any servicing obligation of the Master Servicer with respect to the Financed Student Loans, if the breach has not been cured within 120 days following the discovery by or notice to the Transferor or the Master Servicer, as the case may be, of the breach (it being understood that any such breach that has not resulted in the failure of a Guarantee Agency to make a Guarantee Payment or the Department of HHS to make an Insurance Payment to the Eligible Lender Trustee will not be considered to have a material adverse effect for this purpose); provided, however, that if such breach may be cured by reinstatement of the Guarantor's obligation to guarantee payment or the Department of HHS's obligation to insure payment, such cure period shall be 360 days unless the amount of Financed Student Loans in cure status exceed amounts specified in the Transfer and Servicing Agreement. In addition, the Transferor will be obligated to reimburse the Trust for (i) any accrued interest amounts not insured by the Department of HHS with respect to Financed HEAL Loans due to, and (ii) any accrued interest amounts not guaranteed by a Guarantor with respect to Financed FFELP Loans due to, or any lost Interest Subsidy Payments or Special Allowance Payments as a result of, a breach of the Transferor's representations and warranties; provided, however, that such reimbursements shall not exceed the amount that would have been paid if not for such breach. See "Description of the Transfer and Servicing Agreements -- Conveyance of Initial Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants."

                                       Pursuant to the Transfer and Servicing
                                       Agreement, the Master Servicer will be
                                       responsible for, among other things,
                                       preparing and filing with the Department of HHS, the Department of Education and the Guarantors all appropriate claims forms and other documents and filings on behalf of the Eligible Lender Trustee to claim (i) the Insurance Payments from the Department of HHS in respect of the Financed HEAL Loans entitled thereto, and (ii) the Interest Subsidy Payments and Special Allowance Payments from the Department of Education and the Guarantee Payments from the Guarantors, in respect of the Financed FFELP Loans entitled thereto, and preparing and providing periodic and annual statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders.

Monthly Advances ....................  If the Master Servicer has applied for an Insurance Payment from the Department of HHS, a Guarantee Payment from a Guarantor or an Interest Subsidy Payment or a Special Allowance Payment from the Department, and the Master Servicer has not received the related payment prior to the end of the Collection Period immediately preceding the Distribution Date on which such amount would be required to be distributed as a payment of interest, the Master Servicer may, no later than the Distribution
                                       Determination Date relating to such
                                       Distribution Date, deposit into an
                                       account in the name of the Indenture
                                       Trustee (the "Monthly Advance Account")
                                       an amount up to the amount of such
                                       payments applied for but not received
                                       (such deposits by the Master Servicer
                                       are referred to herein as "Monthly
                                       Advances"). Monthly Advances will be
                                       distributed to the Noteholders or
                                       Certificateholders on the upcoming
                                       Distribution Date. Monthly Advances are
                                       recoverable by the Master Servicer (i)
                                       first, from the source for which such
                                       Monthly Advance was made and (ii)
                                       second, from collections received
                                       generally on or with respect to the
                                       Financed Student Loans. The Master
                                       Servicer will have no obligation, legal
                                       or otherwise, to make any Monthly
                                       Advance, and the making of or decision
                                       to make a particular Monthly Advance
                                       will not create any obligation on the
                                       Master Servicer, legal or otherwise, to
                                       make any future Monthly Advances.



Auction of Trust Assets .............  Any Financed Student Loans remaining in the Trust as of February 28, 2007 will
                                       be offered for sale by the Indenture
                                       Trustee on or prior to the April 2007
                                       Distribution Date if the Pool Balance is equal to 10% or less of the Initial Pool Balance at the time of such offer. The Transferor, its affiliates and unrelated third parties may offer bids to purchase such Financed Student Loans on or prior to such Distribution Date. If at least two bids are received, the Indenture Trustee will accept the highest bid equal to or in excess of the greater of
                                       (x) the aggregate Purchase Amounts of
                                       such Financed Student Loans as of the
                                       end of the Collection Period immediately preceding such Distribution Date or (y) an amount that would be sufficient to
                                       (i) reduce the outstanding principal
                                       amount of the Notes on such Distribution
                                       Date to zero and (ii) pay to Noteholders the Noteholders' Interest Distribution amount payable on such Distribution Date (the "Minimum Purchase Price"). If at least two bids are not received or the highest bid is not equal to or in excess of the Minimum Purchase Price, the Indenture Trustee will not consummate such sale. The proceeds of any such sale will be used to redeem any outstanding Notes on such Distribution Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids for sale of the Financed Student Loans on future Distribution Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the April 2007 Distribution Date or any subsequent Distribution Date. There will be no continuing liability on the part of the Trust or the Noteholders to the purchaser of the Financed Student Loans in connection with such auction sale. Such an auction sale of the Financed Student Loans will result in the termination of the Trust and prepayment of all outstanding Notes. See
                                       "Description of the Transfer and
                                       Servicing Agreements -- Termination".

Optional Purchase ...................  The Transferor may repurchase all remaining Financed Student Loans, and
                                       thus effect the early retirement of the
                                       Notes and the Certificates, on any
                                       Quarterly Distribution Date on or after
                                       the Distribution Date on which the Pool
                                       Balance is equal to 10% or less of the
                                       Initial Pool Balance, at a price equal
                                       to, for each Financed Student Loan, the
                                       outstanding principal balance of such
                                       Financed Student Loan as of the end of
                                       the preceding Collection Period,
                                       together with all accrued interest
                                       thereon and certain unamortized
                                       premiums, if any. Such an optional
                                       purchase of the Financed Student Loans
                                       will result in the termination of the
                                       Trust and prepayment of all outstanding
                                       Notes. See "Description of the Transfer
                                       and Servicing Agreements --
                                       Termination." The "Initial Pool Balance" is $211,956,796.



Federal Income Tax
Consequences                           The Notes will evidence debt obligations
                                       under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued thereon will be taxable to Noteholders. It is not expected that the Notes will be issued with original issue discount. By acceptance of its Note, each Noteholder will be deemed to have agreed to treat its Note as a debt instrument for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income. See "Federal Income Tax
                                       Consequences" for additional information concerning the application of Federal laws with respect to the Notes and the Trust.


ERISA Considerations                   It is expected that the Notes will be
                                       treated as debt obligations without
                                       significant equity features for purposes of the regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101
                                       (the "Plan Asset Regulations").
                                       Accordingly, employee benefit plans and
                                       certain other retirement plans and
                                       arrangements that are subject to ERISA
                                       or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plan and collective investment funds in which such plans, accounts, annuities or arrangements are invested (any of the foregoing, a "Plan") that acquire a Note should not be treated as having acquired a direct interest in the assets of the Trust for purposes of the Plan Asset Regulations.
                                       However, there can be no complete
                                       assurance that the Notes will be treated as debt obligations without significant equity features for purposes of the Plan
                                       Asset Regulations. Furthermore,
                                       regardless whether the Notes are treated as debt or equity for ERISA purposes, the acquisition or holding of the Notes by or on behalf of a Plan still could be considered to give rise to a prohibited transaction under certain circumstances.
                                       Although certain exceptions from the
                                       application of the prohibited
                                       transaction rules and the Plan Asset
                                       Regulations exist, there can be no
                                       assurance that any such exception will
                                       apply with respect to the acquisition of a Note. See "ERISA Considerations" herein.

Registration of Notes................  The Notes will be represented by global certificates registered in the name of
                                       Cede, as nominee of DTC or another
                                       nominee. The Noteholders will not be
                                       entitled to receive definitive
                                       certificates representing such
                                       Noteholders' interests, except in
                                       certain circumstances. See "Description
                                       of the Notes -- Book-Entry
                                       Registration."

Rating of the Securities ............  It is a condition to the issuance and sale of each of the Class A Notes that
                                       they be rated "AAA" by Standard & Poor's
                                       Ratings Services, a division of The
                                       McGraw-Hill Companies ("Standard &
                                       Poor's") and Fitch IBCA, Inc. ("Fitch"), and "Aaa" by Moody's Investors Service, Inc. ("Moody's"), and it is a condition to the issuance and sale of each of the Class B Notes that they be rated at least "A" by Standard & Poor's and Fitch and at least "A2" by Moody's. Each of Standard & Poor's, Fitch and Moody's is also referred to herein as a "Rating Agency" and collectively as the "Rating Agencies." A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors -- Risk of Change of Ratings on the Notes."


                                       The Rating Agencies do not evaluate, and the ratings of the Notes do not address, the likelihood of prepayments on the Notes or the likelihood of payment of the Noteholders' Interest Carryover.

                                  RISK FACTORS

     Prospective purchasers of the Notes should consider carefully the following discussion of certain risk factors associated with an investment in the Notes.

Risk Resulting From Limited Assets of the Trust

     The Trust does not have, nor is it permitted to have, any significant assets or sources of funds other than the Financed Student Loans (and the related Guarantee Agreements and HEAL Insurance Contract to the extent assigned to the Trust by the Transferor ("Assigned Rights")), the Collection Account, the Note Distribution Account, the Reserve Account and the Monthly Advance Account. The Notes represent obligations solely of the Trust and its assets, and will not be insured or guaranteed by the Transferor, the Master Servicer, the Guarantors, the Eligible Lender Trustee, any of their affiliates, the Department of HHS or the Department of Education. Consequently, holders of the Notes must rely for repayment upon proceeds realized upon the sale of, or payments with respect to, the Financed Student Loans and, if and to the extent available under the circumstances described herein, amounts on deposit in the Reserve Account. Amounts to be deposited in the Reserve Account are limited in amount and will be reduced, subject to a specified minimum, as the principal amount of the Notes is reduced. If the Reserve Account is exhausted, the Trust will depend solely on payments with respect to the Financed Student Loans to make payments on the Notes. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit Enhancement."

Risk of Loss to Noteholders of Class B Notes Resulting From Subordination of the Class B Notes

     The rights of the Class B Noteholders to receive payments of interest and principal will be subordinated to those of the Class A Noteholders as described herein. If amounts otherwise allocable to the Class B Notes are used to fund payments on the Class A Notes, distributions with respect to the Class B Notes may be delayed or reduced. Notwithstanding the foregoing, distributions to the Class B Noteholders of amounts representing the Class B Noteholders' Interest Distribution Amount will not be subordinated to the payment of any Noteholders' Interest Carryover that may exist from time to time. The Class B Noteholders are also subordinated to the Class A Noteholders as to granting consents and the direction of remedies upon defaults under the Transfer and Servicing Agreements and the Indenture. See "Description of the Notes -- The Indenture" and "Description of the Transfer and Servicing Agreements -- Distributions," "-- Credit Enhancement -- Subordination of the Class B Notes," "-- Master Servicer Default; Administrator Default," "-- Rights Upon Servicer Default and Administrator Default" and "-- Waiver of Past Defaults."

Risk That Interest Rate on Financed Student Loans May Be Insufficient to Cover Interest on the Notes at the Formula Interest Rate Due to Rate-Index Difference

     The interest rate for the Notes will be based generally on One-Month LIBOR. The Financed Student Loans, however, generally bear interest at an effective rate (taking into account Special Allowance Payments, if any, the "Loan Rates") equal to the average bond equivalent rates of weekly auctions of 91-day Treasury bills for each quarter (the "91-day T-Bill Rate") (or, in certain circumstances, 52-week Treasury bills) plus margins specified for such Financed Student Loans under "Description of the FFEL Program -- Loan Terms -- Interest Rates" and "Description of the HEAL Program -- Interest." As a result of these differences between the indices used to determine the Loan Rates and the interest rates on the Notes, there could be periods of time when the Loan Rates are inadequate to cover the interest on the Notes (calculated on the basis of One-Month LIBOR) and Transaction Expenses. If in respect of any Interest Period for a Class of Notes, there does not exist a positive spread between (a) the Net Loan Rate (if determined for such Interest Period) and (b) the Formula Rate on the Notes of such Class (calculated on the basis of One-Month LIBOR), the interest rate on the Notes of such Class for such Interest Period will be the Net Loan Rate. See "Description of the Notes -- The Notes -- Distributions of Interest." Any Noteholders' Interest Carryover arising as a result of the applicable interest rate for any Class of Notes being determined on the basis of the Net Loan Rate will be paid on the following Quarterly Distribution Date or on any succeeding Quarterly Distribution Date to the extent funds are allocated and available therefor after making any required prior distributions and deposits with respect to such date. Payment of such amounts, however, will not be covered by amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance). Any amount of Noteholders' Interest Carryover, including any accrued and unpaid interest thereon, with respect to a Class of Notes remaining after the earlier of the Distribution Date on which the outstanding principal amount of such Class of Notes has been reduced to zero and the distribution of all Available Funds on the Final Maturity Date for such Class, will never become due and payable and will be discharged as to the applicable Class of Notes on such date. See "Description of Transfer and Servicing Agreements -- Distributions."

Risk That Failure to Comply with Student Loan Origination and Servicing Procedures for Financed Student Loans May Result in the Department of Education's Refusal to Make Certain Payments to Guarantors and the Eligible Lender Trustee, the Guarantors' Refusal to Make Guarantee Payments to the Eligible Lender Trustee, and the Department of HHS's Refusal to Make Insurance Payments to the Eligible Lender Trustee

     The Higher Education Act, including the implementing regulations thereunder, requires lenders and their assignees making and servicing FFELP Loans, and Guarantors guaranteeing FFELP Loans, to follow specified procedures, including due diligence procedures, to ensure that the FFELP Loans are properly originated, disbursed and collected. The Public Health Services Act, Title VII, Sections 701-720, as amended (such Act, together with all rules and regulations promulgated thereunder by the Department of HHS, the "HEAL Act"), including the implementing regulations thereunder, requires lenders and their assignees making and servicing HEAL Loans to follow specified procedures, including due diligence procedures, to ensure that the HEAL Loans are properly originated, disbursed and collected. Certain of those procedures, which are specifically set forth in the Higher Education Act and the HEAL Act, are summarized herein. See "Description of the FFEL Program," "Description of the HEAL Program" and "Description of the Transfer and Servicing Agreements -- Servicing Procedures." Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act or the HEAL Act be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed by the lender in a specified manner. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures (primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable Guarantor) which vary depending upon the length of time a loan is delinquent.

     The Master Servicer will agree in the Transfer and Servicing Agreement to perform (or provide for third party servicers to perform) servicing and collection procedures on behalf of the Trust in compliance with these procedures. However, the failure by the Transferor or the other originators to follow or to have followed these procedures relating to the origination of Financed Student Loans or of the Servicers to follow or to have followed certain servicing procedures for the Financed Student Loans, as described below, may result in (i) the Department of Education's refusal to make reinsurance payments to the Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to the Financed FFELP Loans, (ii) the Guarantors' inability or refusal to honor their obligations to make payments under the Guarantee Agreements ("Guarantee Payments") with respect to Financed FFELP Loans, and (iii) the Department of HHS's refusal to honor its obligations to make payments ("Insurance Payments") under the HEAL Insurance Contract with respect to Financed HEAL Loans. Loss of any such Guarantee Payments, Interest Subsidy Payments, Special Allowance Payments or Insurance Payments with respect to the Financed Student Loans could adversely affect the amount of Available Funds for any Collection Period and the Trust's ability to pay principal and interest on the Notes. See "Description of the FFEL Program," "Description of the HEAL Program" and "Description of the Transfer and Servicing Agreements -- Servicing Procedures."


Risk of Inability of Transferor and Master Servicer to Honor their Obligations to Purchase Financed Student Loans

     Under certain circumstances, pursuant to the Transfer and Servicing Agreement, the Transferor or the Master Servicer is obligated to purchase any Financed Student Loan if a breach of the representations, warranties and obligations of the Transferor or the Master Servicer, respectively, with respect to such Financed Student Loan has a material adverse effect on the interests of the Noteholders therein and such breach is not cured within any applicable cure period (it being understood that any such breach that has not resulted in the failure of a Guarantee Agency to make a Guarantee Payment or the Department of HHS to make an Insurance Payment to the Eligible Lender Trustee will not be considered to have such a material adverse effect). In addition, under certain circumstances pursuant to the Transfer and Servicing Agreement, the Transferor or the Master Servicer, as the case may be, is obligated to reimburse the Trust for (i) any accrued interest amounts not insured by the Department of HHS with respect to Financed HEAL Loans due to, and (ii) any accrued interest amounts not guaranteed by a Guarantor due to, or any lost Interest Subsidy Payments or Special Allowance Payments as a result of, a breach of the Transferor's representations and warranties or the Master Servicer's servicing obligations, as the case may be, with respect to a Financed Student Loan. If the Transferor or the Master Servicer is obligated to purchase a Financed Student Loan as a result of the Transferor's, a third party's or the Master Servicer's failure to originate or service such Financed Student Loan in compliance with the Higher Education Act and the applicable Guarantee Agreement, or the HEAL Act and the HEAL Insurance Contract, as the case may be, it will be obligated to purchase such Financed Student Loans from the Eligible Lender Trustee at a price equal to the applicable Purchase Amount. See "Description of the Transfer and Servicing Agreements -- Conveyance of Financed Student Loans: Representations and Warranties" and "-- Master Servicer Covenants." There can be no assurance, however, that the Transferor or the Master Servicer will have the financial resources to do so. The failure of the Transferor or the Master Servicer to so purchase a Financed Student Loan would constitute a breach of the Transfer and Servicing Agreement, enforceable by the Eligible Lender Trustee on behalf of the Trust or by the Indenture Trustee on behalf of the Noteholders, but would not constitute an Event of Default under the Indenture or permit the exercise of remedies thereunder.

Risk of Offset by Guarantors or the Department of Education Against Federal Benefit Payments Due to Shared Lender Identification Number

     Due to Department of Education policy limiting the granting of new lender identification numbers, the Trust Agreement will allow the Eligible Lender Trustee to use the Department of Education lender identification number that it uses for the Financed Student Loans (under the Trust) for other Student Loans held by the Eligible Lender Trustee as trustee under other indentures, if any, securing obligations of the Transferor or obligations of subsidiaries of the Transferor, or for trusts established by the Transferor or subsidiaries of the Transferor. In that event, the billings submitted to the Department of Education for Interest Subsidy Payments and Special Allowance Payments on Financed Student Loans in the Trust would be consolidated with the billings for such payments for Student Loans under such other indentures and trusts using the same lender identification number and payments on such billings would be made by the Department of Education to the Eligible Lender Trustee in lump sum form. Such lump sum payments would then be allocated by the Eligible Lender Trustee among the various indentures and trusts using the same lender identification number.

     In addition, such sharing of the lender identification number may result in the receipt of Guarantee Payments by Guarantors in lump sum form. In that event, such payments would be allocated by the Eligible Lender Trustee among the trusts and indentures in a manner similar to the allocation process for Interest Subsidy Payments and Special Allowance Payments.

     The Department of Education regards the Eligible Lender Trustee as the party primarily responsible to the Department of Education for any liabilities owed to the Department of Education or Guarantors resulting from the Eligible Lender Trustee's activities in the FFEL Program. As a result, if the Department of Education or a Guarantor were to determine that the Eligible Lender Trustee owes a liability to the Department of Education or a Guarantor on any FFELP Loan for which the Eligible Lender Trustee is or was legal titleholder, including loans held in the Trust or other trusts, the Department of Education or Guarantor might seek to collect that liability by offset against payments due the Eligible Lender Trustee under the Trust. If the Department of Education or a Guarantor determines such a liability exists in connection with a trust using the shared lender identification number, the Department of Education or the Guarantor would be likely to collect that liability by offsetting against amounts due the Eligible Lender Trustee under the shared lender identification number, including amounts owed in connection with the Trust. Such offsetting of payments due to the Eligible Lender Trustee with respect to the Trust could adversely affect the amount of Available Funds for any Collection Period and the Trust's ability to pay interest and principal on the Notes.

     In addition, other trusts or indentures using the shared lender identification number may in a given quarter incur origination fees that exceed the Interest Subsidy Payments and Special Allowance Payments payable by the

Department of Education on the loans in such other trusts and indentures, resulting in the payment from the Department of Education received by the Eligible Lender Trustee under such shared lender identification number for that quarter equalling an amount that is less than the amount owed by the Department of Education on the Financed Student Loans in the Trust for that quarter.

     The Trust Agreement for the Trust and the indentures or trust agreements under which the Trustee may separately hold Student Loans which share the lender identification number to be used by the Trust (the separate trusts created thereunder being collectively referred to herein as the "Transferor Trusts") may require a Transferor Trust (including the Trust) to indemnify the other Transferor Trusts for a shortfall or an offset by the Department of Education or a Guarantor arising from the Financed FFELP Loans held by the Eligible Lender Trustee on such Transferor Trust's behalf. To the extent that the Trust is required to indemnify other Transferor Trusts with respect to an offset by the Department of Education or a Guarantor arising from Financed FFELP Loans held by the Eligible Lender Trustee for the Trust, such indemnification obligation could adversely affect the amount of Available Funds for any Collection Period and the Trust's ability to pay principal and interest on the Notes. Also, to the extent that the Trust may be entitled to indemnification with respect to an offset by the Department of Education or a Guarantor arising from Financed FFELP Loans held by the Eligible Lender Trustee for a Transferor Trust other than the Trust, there can be no assurance that the amount of funds available to the Trust with respect to such right of indemnification may be adequate to compensate the Trust and Noteholders for any previous reduction in the Available Funds for a Collection Period.

     Although the Department of HHS does not currently limit lender identification numbers with respect to HEAL Loans, the Trust Agreement will provide for the sharing of lender identification numbers with respect to the Financed HEAL Loans in a similar manner to the sharing of lender identification numbers for the Financed FFELP Loans.

Risk Resulting From Limited Liquidity of the Notes

     The Notes will not be listed on any national security exchange. While Salomon Brothers Inc, Morgan Stanley & Co., Incorporated and Crestar Securities Corporation intend to make a secondary market in the Notes, they are not obligated to do so. There can be no assurance that a secondary market for the Notes will develop or, if a secondary market does develop, that it will provide Noteholders with liquidity of investment or that it will continue for the life of the Notes. As a result, investors must be prepared to bear the risk of holding the Notes for as long as the Notes are outstanding.


Risk Resulting from Principal Balance of Notes Exceeding Initial Pool Balance of the Financed Student Loans

     On the Closing Date, the aggregate initial principal amount of the Notes will be greater than the Initial Pool Balance of the Financed Student Loans as of the Cut-off Date. As a result, if an Event of Default should occur under the Indenture or an Insolvency Event should occur and the Financed Student Loans were liquidated at a time when the outstanding principal amount of the Notes exceeded the sum of the Pool Balance and the amounts in the other Trust Accounts, such Financed Student Loans would likely have to be liquidated at a premium for the Class B Noteholders and, in some circumstances, the Class A Noteholders, not to suffer a loss. Because the actual rate and timing of any accelerated payments of principal, if any, will depend on a number of factors including the rate and timing of the payments on the Financed Student Loans, there can be no assurance of the actual rate or timing of such accelerated payments of principal or when the aggregate principal amount of the Notes will be equal to or less than the sum of the Pool Balance and the amounts in the other Trust Accounts.

Risk of Reduction in Amounts Paid on the Notes Resulting From Variability of Actual Cash Flows

     Amounts received with respect to the Financed Student Loans for a particular Collection Period may vary in both timing and amount from the payments actually due on the Financed Student Loans as of such Collection Period for a variety of economic, social and other factors, including both individual factors such as additional periods of deferment or forbearance prior to or after a borrower's commencement of repayment, and general factors, such as a general economic downturn which could increase the amount of defaulted Financed Student Loans. Failures by borrowers to pay timely the principal and interest on the Financed Student Loans will affect the amount of Available Funds, which may reduce the amount of principal and interest paid to the Noteholders.

Risk of Inability of Indenture Trustee to Liquidate Financed Student Loans

     If an Event of Default occurs under the Indenture, subject to certain conditions, the Indenture Trustee is authorized, with the consent of the Noteholders holding 66-2/3% of the outstanding principal balance of the Directing Notes, to sell the Financed Student Loans (the "Directing Notes" means the Class A Notes while any such Notes are outstanding, and, when no Class A Notes remain outstanding, the Class B Notes). There can be no assurance, however, that the Indenture Trustee will be able to find a purchaser for the Financed Student Loans in a timely manner or that the market value of such Financed Student Loans would, at any time, be equal to the aggregate outstanding principal amount of the Notes and accrued interest thereon. If the net proceeds of any such sale, together with amounts then on deposit in the Reserve Account, do not exceed the aggregate outstanding principal amount of Notes and accrued interest thereon, the Noteholders will suffer a loss. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be so distributed. Therefore, the failure to pay principal on the Notes may not result in the occurrence of an Event of Default until the Final Maturity Date of the Notes. See "Description of the Transfer and Servicing Agreements -- Credit Enhancement."

Risk That Financial Status of Guarantors Will Affect Their Ability to Make Guarantee Payments

     The Higher Education Act requires all FFELP Loans to be unsecured. As a result, the only security for payment of the Financed FFELP Loans are the Guarantee Agreements between the Eligible Lender Trustee and the Guarantors. A deterioration in the financial status of the Guarantors and their ability to honor guarantee claims with respect to the Financed FFELP Loans could result in a delay in making or a failure to make Guarantee Payments to the Eligible Lender Trustee. Failures by borrowers of FFELP Loans generally to pay timely the principal and interest due on such Student Loans could obligate the Guarantors to make payments thereon, which could adversely affect the solvency of the Guarantors and their ability to meet their guarantee obligations (including with respect to the Financed Student Loans). Loss of any such Guarantee Payments could adversely affect the amount of Available Funds for any Collection Period and the Trust's ability to pay principal of and interest on the Notes. Moreover, to the extent that the Department of Education pays reimbursement claims submitted by a Guarantor for any fiscal year exceeding certain specified levels (see "Description of the Guarantee Agencies -- Effect of Annual Claims Rate"), the Department of Education's obligation to reimburse the Guarantor for losses will be reduced on a sliding scale from 100% (98% for loans made on or after October l, 1993) to a minimum of 80% (78% for loans made on or after October l,
1993), except that death, disability, bankruptcy, closed school and false certification claims are reimbursed 100% by the Department of Education.

     Pursuant to Section 432(o) of the Higher Education Act, if the Department of Education has determined that a Guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by such Guarantor may submit claims directly to the Department of Education and the Department of Education is required to pay the full Guarantee Payment due with respect thereto in accordance with guarantee claim processing standards no more stringent than those applied by the Guarantor. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination referred to above. There can be no assurance that the Department of Education would ever make such a determination with respect to a Guarantor or, if such a determination was made, that such determination or the ultimate payment of such guarantee claims would be made in a timely manner. See "Description of the FFEL Program" and "Description of the Guarantee Agencies."

Risk That Changes in Law Relating to the HEAL Program and the FFEL Program Could Adversely Affect the Noteholders

     There can be no assurance that the HEAL Act, the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described herein and the loans made thereunder, including the Financed Student Loans or the Guarantee Agencies. The FFEL Program has been the subject of numerous amendments and proposed amendments to the Higher Education Act, including amendments designed to reduce the federal budget deficit. Amendments to the Higher Education Act in the past several years have reduced the portion of loans covered by Guarantee Payments and the portion of Guarantee Payments covered by reinsurance, reduced certain administrative expense allowances paid by the Department of Education to Guarantee Agencies, reduced the premiums and default collections that Guarantee Agencies are entitled to receive and/or retain, and given the Department of Education broad powers over Guarantee Agencies and their reserves, including the authority to require a Guarantee Agency to pay a portion or all reserve funds to the Department of Education in certain circumstances.

     Several proposals have been made by Congress and the Administration to amend the Higher Education Act, including proposals that would significantly alter the FFEL Program and the roles of its participants. It is impossible to predict whether any such proposals will be adopted as legislation or, if so, what impact such legislation may have on the Eligible Lender Trustee's receipt of revenues with respect to Financed Student Loans.

The Competing Federal Direct Student Loan Program May Result in Higher Servicer Costs Because of Reduced Economies of Scale; a Smaller Secondary Market and Reduced Value for Financed Student Loans; and Higher Prepayments of Financed Student Loans Through Consolidations

     The Higher Education Act provides for a Federal Direct Student Loan Program. This program, established in academic year 1994-1995, has a statutory target volume of 60% of student loan demand in academic year 1998- 1999, which could result in reductions in the volume of loans made under the FFEL Program. If the Federal Direct Student Loan Program expands, the Master Servicer and the Servicers may experience increased costs due to reduced economies of scale to the extent the volume of new loans serviced by them is reduced. Such cost increases could affect the ability of the Master Servicer and the Servicers to satisfy their obligations to service the Financed Student Loans. Such volume reductions could also reduce revenues received by the Guarantee Agencies available to pay claims on defaulted FFELP Loans. Finally, the level of competition currently in existence in the secondary market for loans made under the FFEL Program and HEAL Program could be reduced, resulting in fewer potential buyers of the FFELP Loans and HEAL Loans and lower prices available in the secondary market for those loans.

Further, the Department of Education has implemented a direct consolidation loan program, which program may further reduce the volume of loans made under the FFEL Program and the HEAL Program and is expected to result in prepayments of Financed Student Loans. See "Description of the FFEL Program.".

Reinvestment Risk to Noteholders From Prepayments of the Notes

     Financed Student Loans may be prepaid by borrowers at any time without penalty. (For this purpose the term "prepayments" includes prepayments in full or in part (including pursuant to Consolidation Loans or HEAL Consolidation Loans) and liquidations due to default (including receipt of Guarantee Payments and Insurance Payments).) The rate of prepayments on the Financed Student Loans may be influenced by a variety of economic, social and other factors affecting borrowers, including interest rates, the availability of alternative financing and the general job market for graduates of institutions of higher education. In addition, under certain circumstances, the Transferor and the Master Servicer will be obligated to purchase Financed Student Loans from the Trust pursuant to the Transfer and Servicing Agreement as a result of breaches of the Transferor's representations and warranties or the Master Servicer's servicing obligations, respectively. See "Description of the Transfer and Servicing Agreements -- Conveyance of Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants." Moreover, to the extent borrowers of Financed Student Loans elect to borrow money through Consolidation Loans or HEAL Consolidation Loans with respect to such Financed Student Loans from the Transferor or from another lender, the Noteholders will receive as a prepayment of principal the aggregate principal amount of such Financed Student Loans. The effect of such prepayments may be mitigated during the Subsequent Finance Period if the Transferor elects to transfer Consolidation Loans or HEAL Consolidation Loans to the Eligible Lender Trustee on behalf of the Trust or elects to transfer to the Eligible Lender Trustee on behalf of the Trust a Student Loan (each, a "Serial Loan") to serialize the ownership of such Student Loan with other Financed Student Loans of the same borrower. See "Description of Transfer and Servicing Agreements -- Subsequent Finance Period and Subsequent Financed Student Loans". There can be no assurance that borrowers with Financed Student Loans will not seek to obtain Consolidation Loans or HEAL Consolidation Loans with respect to such Financed Student Loans and no assurance that the Transferor will elect to transfer Subsequent Financed Student Loans into the Trust during the Subsequent Finance Period. See "Maturity and Prepayment Considerations," "Description of the FFEL Program -- Loan Terms -- Repayment" and "Description of the HEAL Program -- Terms of HEAL Loans."

     To the extent such prepayments of the Financed Student Loans result in a prepayment of the Notes prior to their expected Final Maturity Dates, the holders of the Notes may not be able to reinvest such funds at the same yield as the yield on the Notes. The rate of payment on the Financed Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be borne entirely by the holders of the Notes. The effect of such prepayments initially will be to increase the rate of payment on the Class A-1 Notes and, therefore, increase the reinvestment risk with respect to the Class A-1 Notes. After the Class A-1 Notes have been paid in full, the entire amount of such prepayments will be applied to the payment of the principal balance of the Class A-2 Notes until they are paid in full, and then to the payment of the principal balance of the Class B Notes. See "Description of the Transfer and Servicing Agreements -- Distributions". As a result, the reinvestment risk resulting from such prepayments will be borne entirely by the holders of the Class A-2 Notes after the principal balance of the Class A-1 Notes has been paid in full, and by the holders of the Class B Notes after the principal balance of the Class A-2 Notes has been paid in full.

Risk That Average Life of Notes May Be Lengthened As a Result of Extension of Payments on the Financed Student Loans

     Scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to the applicable Deferment Period, certain other grace periods authorized by the Higher Education Act and the HEAL Act ("Grace Periods") and, under certain circumstances, periods of forbearance ("Forbearance Periods") or as a result of the conveyance of Subsequent Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust during the Subsequent Finance Period, as described herein, which may lengthen the remaining term of the Financed Student Loans and the average life of the Notes. See "Maturity and Prepayment Considerations," "Description of the FFEL Program -- Loan Terms -- Repayment" and "Description of the HEAL Program -- Terms of HEAL Loans." See also "Description of the Transfer and Servicing Agreements -- Insolvency Event" regarding the sale of the Financed Student Loans if a Transferor Insolvency Event occurs and "-- Termination" regarding the Transferor's option to purchase the Financed Student Loans and the auction of the Financed Student Loans on or after the April 2007 Distribution Date.

Risk Resulting From Differences between Classes of Notes with Respect to Receipt of Payments on the Financed Student Loans

     The Classes of Notes receiving principal earlier bear relatively greater risk than each Class receiving principal later of principal repayments with respect to the Financed Student Loans (whether as a result of voluntary prepayments, Consolidation Loans, HEAL Consolidation Loans or liquidations due to default or breach). Thus, the holders of the Class A-1 Notes bear the greatest risk of such principal prepayments, with the holders of the Class A-2 Notes and the Class B Notes bearing the next most significant risk of such principal prepayments. On the other hand, holders of Notes receiving principal later would bear a greater risk of loss of principal than do holders of Notes receiving principal earlier in the event of a shortfall in Available Funds and amounts on deposit in the Reserve Account.

Insolvency Risk of Transferor

     The Transferor intends that the transfer of the Financed Student Loans by it to the Eligible Lender Trustee on behalf of the Trust under the Transfer and Servicing Agreement constitutes a valid contribution and assignment of such Financed Student Loans. However, a court could treat the transfer of the Financed Student Loans to the Eligible Lender Trustee as an assignment of collateral as security for the benefit of the Trust. If the transfer of the Financed Student Loans to the Eligible Lender Trustee is deemed to create a security interest therein, a tax or government lien on property of the Transferor arising before the Financed Student Loans came into existence may have priority over the Eligible Lender Trustee's interest in such Financed Student Loans and, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed receiver or conservator of the Transferor, the FDIC's administrative expenses may also have priority over the Eligible Lender Trustee's interest in such Financed Student Loans. If the Transferor becomes insolvent, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers which the FDIC could exercise if it were appointed as receiver or conservator of the Transferor. Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as a receiver or conservator for the Transferor, would not interfere with the timely transfer to the Trust of collections with respect to the Financed Student Loans.

     To the extent that the transfer of the Financed Student Loans is deemed to create a security interest, and that interest was validly perfected before the Transferor's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, based upon opinions and statements of policy issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance and payments to the Trust with respect to the Financed Student Loans should not be subject to recovery by the FDIC as receiver or conservator of the Transferor. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in recent lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments on the Notes. In addition, if the FDIC were to require the Indenture Trustee or the Eligible Lender Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by the FIRREA, delays in payments on the Notes and possible reductions in the amount of those payments could occur.

Defeat or Lack of Perfected Security Interest in Financed Student Loans

     The Transferor intends that the transfer of the Financed Student Loans by it to the Eligible Lender Trustee on behalf of the Trust will constitute a valid contribution and assignment of such Financed Student Loans. Notwithstanding the foregoing, if the transfer of the Financed Student Loans is deemed to be an assignment of collateral as security for the benefit of the Trust, a security interest in the FFELP Loans created on behalf of the Eligible Lender Trustee may, pursuant to the provisions of 20 U.S.C. ss.1087-2(d) (3), be perfected by the filing of notice of such security interest in the manner provided by the applicable state law version Uniform Commercial Code ("UCC") for perfection of a security interest in accounts. A financing statement or statements covering the Financed Student Loans will be filed under the UCC to protect the interest of the Eligible Lender Trustee in the event the transfer by the Transferor is deemed to be subject to the UCC.

     If the transfer of the Financed Student Loans is deemed to be an assignment as security for the benefit of the Trust, there are certain limited circumstances under the UCC in which prior or subsequent transferees of Financed Student Loans could have an interest in such Financed Student Loans with priority over the Eligible Lender Trustee's interest. A tax or other government lien on property of the Transferor arising prior to the time a Financed Student Loans came into existence may also have priority over the interest of the Eligible Lender Trustee in such Financed Student Loan. Under the Transfer and Servicing Agreement, however, the Transferor will warrant that it has caused the Financed Student Loans to be transferred to the Eligible Lender Trustee on behalf of the Trust free and clear of any lien of any third party. In addition, the Transferor will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Financed Student Loan (or any interest therein) other than to the Eligible Lender Trustee on behalf of the Trust.

     Pursuant to the Transfer and Servicing Agreement, each Servicer as custodian on behalf of the Trust (or another designated custodian) will have custody of the promissory notes evidencing the Financed FFELP Loans serviced by it following the conveyance of such loans to the Eligible Lender Trustee and the pledge thereof to the Indenture Trustee. The promissory notes evidencing the Financed HEAL Loans will, except as otherwise required for servicing purposes, be held by the Indenture Trustee or a custodian appointed for that purpose. Although the accounts of the Transferor will be marked to indicate the conveyance and the Transferor will cause UCC financing statements to be filed with the appropriate authorities, the Financed Student Loans will not be physically segregated in the Servicer's or custodian's offices. If, through inadvertence or otherwise, any of the Financed Student Loans were sold to another party, or a security interest therein were granted to another party, that purchased (or took such security interest in) any of such Financed Student Loans in the ordinary course of its business and took possession of such Financed Student Loans, then the purchaser (or secured party) would acquire an interest in the Financed Student Loans superior to the interest of the Eligible Lender Trustee and the Indenture Trustee if the purchaser (or secured party) acquired (or took a security interest in) the Financed Student Loans for new value and without actual knowledge of the Eligible Lender Trustee's and the Indenture Trustee's respective interests. See "Description of the Transfer and Servicing Agreements -- Conveyance of Financed Student Loans; Representations and Warranties" and "-- Servicer Covenants."

Risk Resulting From Changes in Repayment Terms of Financed Student Loans Pursuant to Incentive Programs

     The Transferor currently makes available and may hereafter make available certain incentive programs to borrowers. See "The Financed Student Loan Pool -- Incentive Programs". Under these programs, the Transferor retains the option to terminate or change the terms of the incentives with respect to any or all of the borrower's loans, including loans originated prior to the termination or change which have been assigned to the Trust. It cannot be predicted with certainty which borrowers will qualify or decide to participate in these programs. The effect of these incentive programs may be to reduce the yield on the Financed Student Loans.

Risk of Change of Ratings on the Notes

     It is a condition to the issuance and sale of each Class of Notes that such Classes receive the respective ratings from each of the Rating Agencies described in "Rating." A rating is not a recommendation to purchase, hold or sell the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes address the likelihood of the ultimate payment of principal of and interest on the Notes pursuant to their terms. However, the Rating Agencies do not evaluate, and the ratings of the Notes do not address, the likelihood of prepayments on the Notes or the likelihood of payment of any Noteholders' Interest Carryover. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

Failure to Comply with Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These state laws are, in large part, preempted by the Higher Education Act and the HEAL Act. However, the form of promissory notes required by the Department of Education for FFELP Loans provides that holders of such promissory notes evidencing certain loans made to borrowers attending for-profit schools are subject to any defenses that the borrower may have against the school. For a discussion of the Trust's rights if the Financed Student Loans were not originated or serviced in compliance in all material respects with applicable laws, see "Description of the Transfer and Servicing Agreements -- Conveyance of Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants."

Effect of Book-Entry Registration

     The Notes will each be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the holders of such Notes or their nominees. Because of this, unless and until Definitive Notes are issued, holders of the Notes will not be recognized by the Indenture Trustee or the Eligible Lender Trustee as "Noteholders" (as such terms are used in the Indenture). Hence, until Definitive Notes are issued, holders of the Notes will only be able to exercise the rights of Noteholders indirectly through DTC and its respective participating organizations. See "Description of the Notes --Book-Entry Registration" and "-- Definitive Notes."


                             FORMATION OF THE TRUST

The Trust

     Crestar Student Loan Trust 1997-1 is a statutory business trust that will be formed on or prior to the Closing Date, under the laws of the State of Delaware for the transactions described in this Prospectus. The Trust will not engage in any activity other than (i) acquiring, holding, selling and managing the Financed Student Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing one or more classes of its certificates and notes, (iii) making payments thereon and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. For so long as the Transferor is a Certificateholder, the Trust's activities will be limited to activities that are part of, or incidental to, the business of banking as well.

     The Trust will be initially capitalized with equity equal to $l,000 on the date of its formation, representing the initial principal balance of the Certificates issued on such date. Approximately 4.9% of such Certificates will be sold to the Transferor and the remaining Certificates were offered for sale in transactions exempt from the registration requirements of the Securities Act. The equity of the Trust, together with the proceeds from the sale of the Notes, will be used by the Eligible Lender Trustee in connection with its acquisition, on behalf of the Trust, of the Initial Financed Student Loans from the Transferor pursuant to the Transfer and Servicing Agreement. A portion of the net proceeds received from the transfer of the Initial Financed Student Loans will be used by the Transferor to make a Reserve Account Deposit in the amount of $2,190,464. Upon the consummation of such transaction, the property of the Trust will consist of (a) the pool of Financed Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust, (b) all funds collected in respect thereof after the applicable Cut-off Date or Subsequent Cut-off Date, and (c) all moneys and investments on deposit in the Collection Account, the Certificate Distribution Account, the Note Distribution Account, the Expense Account, the Monthly Advance Account and the Reserve Account. The Notes will be collateralized by the property of the Trust. The Collection Account, the Note Distribution Account, the Expense Account, the Reserve Account and the Monthly Advance Account will be maintained with and in the name of the Indenture Trustee. To facilitate servicing and to minimize administrative burden and expense, the related Servicer will be appointed custodian of the promissory notes representing the Financed Student Loans by the Eligible Lender Trustee.

     The Trust's principal offices are in Cincinnati, Ohio, in care of Star Bank, National Association, as Eligible Lender Trustee, at the address listed below.

Eligible Lender Trustee

     Star Bank, National Association, the Eligible Lender Trustee for the Trust under the Trust Agreement, is a national banking association organized under the laws of the United States with its chief executive office in Cincinnati, Ohio. The office of the Eligible Lender Trustee for purposes of administering the Trust is located at 425 Walnut Street, Cincinnati, Ohio 45201. The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired pursuant to the Transfer and Servicing Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a Guarantee Agreement with each of the Guarantors with respect to such Financed FFELP Loans and a HEAL Insurance Contract with the Department of HHS with respect to such Financed HEAL Loans. The Eligible Lender Trustee qualifies as an eligible lender and owner of Financed Student Loans for all purposes under the Higher Education Act and the Guarantee Agreements with respect to such Financed FFELP Loans and under the HEAL Act and the HEAL Insurance Contract with respect to such Financed HEAL Loans. Failure of the Financed Student Loans to be owned by an eligible lender would result in the loss of Guarantee Payments, Interest Subsidy Payments and Special Allowance Payments with respect to Financed FFELP Loans and the loss of Insurance Payments with respect to Financed HEAL Loans. See "Description of the FFEL Program" and "Description of the HEAL Program."

     The Transferor or its affiliates may maintain from time to time other banking relationships with Star Bank, National Association, the Eligible Lender Trustee, and its affiliates.


                                USE OF PROCEEDS

     The net proceeds from the sale of the Notes will be paid to the Transferor on the Closing Date as consideration for the Initial Financed Student Loans being conveyed on such date. The Transferor will use such proceeds to make the initial Reserve Account Deposit, deposits into certain other Trust Accounts and for general corporate purposes.


                                 THE TRANSFEROR

     The Transferor is a Virginia banking corporation that offers a broad range of banking services, including various types of deposit accounts and instruments, commercial and consumer loans, trust and investment management, bank credit cards, and international banking to customers throughout Virginia, Maryland and

Washington, D.C. Services are also provided through non-bank subsidiaries. Securities brokerage and investment banking services are offered by Crestar Securities Corporation.

     The Transferor and its predecessors have been originating and purchasing FFELP Loans since 1965 and HEAL Loans since 1995. As of September 30, 1997, the Transferor had Student Loans under its management in an aggregate principal amount of approximately $970 million.

         The Transferor is a wholly owned indirect subsidiary of Crestar Financial Corporation, a bank holding company organized under the laws of the Commonwealth of Virginia and registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). As of September 30, 1997, Crestar Financial Corporation had $23.2 billion in total assets, $16.1 billion in total deposits and $1.9 billion in total shareholders' equity.

         Crestar Financial Corporation is supervised and examined by the Board of Governors of the Federal Reserve System under the BHCA. The BHCA requires Federal Reserve approval for bank acquisitions and regulates non-banking activities of bank holding companies. Crestar Bank is regulated by the State Corporation Commission of Virginia and the Federal Reserve Bank of Richmond.

         The principal executive office of the Transferor are located at Crestar Center, 919 East Main Street, Richmond, Virginia 23219. Its telephone number is
(804) 782-5171.

     THE NOTES ARE NEITHER OBLIGATIONS OF NOR GUARANTEED BY CRESTAR FINANCIAL CORPORATION OR ANY OF CRESTAR FINANCIAL CORPORATION'S SUBSIDIARIES (INCLUDING THE TRANSFEROR).


                                 THE SERVICERS

General

     The Transferor will act as Master Servicer with respect to the Financed Student Loans. The Financed Student Loans will be serviced by PHEAA, or such other parties as may be approved by the Master Servicer from time to time (subject to confirmation of the ratings on the outstanding Notes). Pursuant to a sub-servicing agreement, PHEAA has agreed to service, and perform all other related tasks with respect to, the Financed Student Loans in compliance with applicable standards and procedures. The sub-servicing agreement provides that PHEAA will service the Financed Student Loans until such loans are paid off. See "Description of the Transfer and Servicing Agreements -- Servicing Procedures."

Pennsylvania Higher Education Assistance Agency

     PHEAA is a body corporate and politic constituting a public corporation and government instrumentality created pursuant to an act of the Pennsylvania Legislature. PHEAA has approximately 2,200 employees. PHEAA's headquarters is located in Harrisburg, Pennsylvania, with six regional offices located throughout Pennsylvania and additional offices located in California, Delaware and West Virginia.

     Under its enabling legislation, PHEAA is authorized to issue bonds or notes, with the approval of the Governor of the Commonwealth of Pennsylvania, for the purpose of purchasing, making, or guaranteeing loans to students or parents, or to lending institutions or post secondary institutions to make student or parent loans. PHEAA's enabling legislation also authorizes PHEAA to undertake the origination of loans and the servicing of loans made by PHEAA and others.

     PHEAA has no power to pledge the credit or taxing power of the Commonwealth of Pennsylvania or to make PHEAA debts payable out of any moneys except those of PHEAA. Neither the faith and credit nor the taxing power of the Commonwealth of Pennsylvania is pledged to the payment of any of PHEAA's obligations.

     PHEAA's enabling legislation created an educational loan assistance fund within the Commonwealth of Pennsylvania Treasury (the "Educational Loan Assistance Fund"). For accounting purposes, PHEAA has divided the Educational Loan Assistance Fund into a Higher Education Assistance Fund (the "Assistance Fund") and a Revenue Bond Fund (the "PHEAA Bond Fund"). Appropriations, revenues and expenditures allocable to all PHEAA's programs, other than assets and expenditures relating to its revenue bond financings, are allocated to the Assistance Fund. All assets included in the PHEAA Bond Fund are pledged to particular bond and note issues of PHEAA and are not available to meet guarantee or other obligations of PHEAA related to its other programs. Several obligations of PHEAA under certain bond and note financings, though secured and collateralized by specified assets in PHEAA's Bond Fund, are obligations not limited to such assets. Under those financings, certain persons may seek recourse against the Assistance Fund.

     As of June 30, 1997, the Assistance Fund had total assets of approximately $786 million, total liabilities of approximately $553 million, and retained earnings of approximately $233 million. PHEAA estimates that the portion of its retained earnings that would be treated as its Guarantee Fund under the Higher Education Act would be approximately $196 million. The PHEAA Bond Fund had total assets of approximately $1.65 billion, total liabilities of approximately $1.55 billion and retained earnings of approximately $52 million as of June 30, 1997.

     Substantially all of PHEAA's expenditures relating to the various grant programs that it administers (other than administrative expenses) are derived from appropriations from the Commonwealth. In recent years, PHEAA has not received any appropriations to cover its administrative expenses. To meet PHEAA's obligations under its servicing and guarantee programs, PHEAA has in the past relied, and expects in the future to continue to rely, principally on servicing fee revenues; income on various investments in the Assistance Fund (including various types of student loans); and revenues generated by its activity as a guarantee agency under the Higher Education Act, including federal reimbursement payments, administrative cost allowances, student loan insurance premiums, and retentions from collections on defaulted loans. The implementation of the new direct loan program or other modifications to the Higher Education Act may reduce certain servicing fee revenues or income generated by PHEAA's activity as a guarantee agency.

     PHEAA had outstanding debt and/or credit facilities (under which the entire aggregate amount of funds available had not been drawn) in the amount of approximately $2.2 billion as of June 30, 1997 . As of June 30, 1997. PHEAA owned approximately $1.6 billion outstanding principal amount of student loans financed with the proceeds of its long-term debt, and had funds available for acquisition of student loans in the amount of approximately $364 million.

     PHEAA has been guaranteeing student loans since 1964. As of June 30, 1997, PHEAA had guaranteed a total of approximately $19.0 billion principal amount of student loans under the Higher Education Act. Of that amount, PHEAA estimates that approximately $13.3 billion original principal amount of such loans was outstanding. In addition to guaranteeing loans under the Higher Education Act, PHEAA also operates certain guarantee programs for which its receives no federal reinsurance. PHEAA has outstanding guarantee obligations of such loans in the amount of approximately $49 million as of June 30, 1997.

     PHEAA's two principal servicing products are its full servicing operation (in which it performs all student loan servicing functions on behalf of its customers) and its remote servicing operation (in which it provides only data processing services to its customers that have their own servicing operations). As of June 30,1997, PHEAA was servicing under its full service program approximately 1.145 million student loan accounts representing approximately $11.1 billion outstanding principal amount for more than 320 customers and under its remote servicing operation, approximately 700,000 student loans representing approximately $3.5 billion outstanding principal amount for four customers. Servicing revenue generated from PHEAA's servicing of loans that it owns accounted for approximately 25% of servicing revenues for the 12 months ended June 30, 1997. For the year then ended, one other customer accounted for approximately 17% of servicing revenues. PHEAA's management expects gross servicing revenues to continue to increase.

     PHEAA's current servicing agreements have contractual terms at inception ranging from three years to life of the loan. Under PHEAA's servicing agreements, PHEAA generally has agreed to reimburse customers for any claims, losses, liabilities or expenses which arise out of or relate to PHEAA's acts or omissions with respect to services provided under such agreements where the final determination of PHEAA's liability is established by an arbitrator, by a court of law of competent jurisdiction, or by way of settlement. PHEAA must rely on moneys in the Assistance Fund to cover expenditures necessary to meet its contractual obligations under the servicing agreements, including any potential liabilities. PHEAA has developed a new servicing system in consultation with the consulting firm Deloitte & Touche, IBM and servicing clients. Conversion to the new system began in the second quarter of 1995 and is ongoing.

     Information relating to PHEAA set forth in this Prospectus has been provided by PHEAA, and neither such information nor information included in the reports referred to herein has been verified by, or is guaranteed as to accuracy or completeness by, the Transferor or the Underwriters. Such information should not be construed as a representation by the Transferor or the Underwriters. No representation is made by the Transferor or the Underwriters as to the accuracy or adequacy of such information or the absence of material adverse changes in such information subsequent to the dates thereof. PHEAA has agreed that it will provide a copy of its most recent audited financial statements to Noteholders upon receipt of a written request directed to Mr. Timothy A. Guenther, Senior Vice President and Chief Financial Officer Financial Management, 1200 North Seventh Street, Harrisburg, Pennsylvania 17102.

                         THE FINANCED STUDENT LOAN POOL

     The Initial Financed Student Loans were, and the Subsequent Financed Student Loans will be, selected from the Transferor's portfolio of FFELP Loans and HEAL Loans by several criteria, including the following: each Financed Student Loan (i) was or will be originated in the United States or its territories or possessions under and in accordance with the FFEL Program or the HEAL Program, as the case may be, to or on behalf of a student who has graduated or is expected to graduate from an accredited institution of higher education within the meaning of the Higher Education Act or the HEAL Act, (ii) contains terms in accordance with those required by the FFEL Program, the Guarantee Agreements, the HEAL Program, the HEAL Insurance Contract and other applicable requirements, and (iii) is not more than 90 days past due as of the Cut-off Date or, in the case of an Subsequent Financed Student Loan, as of the subsequent cut-off date set forth in the related Transfer Agreement (each, a "Subsequent Cut-Off Date"). As of the Cut-off Date, $21,326,413 principal amount of the Initial Financed Student Loans were delinquent for up to 59 days and none of the Initial Financed Student Loans were delinquent for more than 59 days. For this purpose, delinquency refers to the number of days for which a payment is past due.

     Each Financed Student Loan is required (i) to be insured by the Department of HHS as to principal and interest to the extent provided under the HEAL Act, or (ii) to be guaranteed as to principal and interest by a Guarantor and reinsured by the Department of Education to the extent provided under the Higher Education Act and eligible for Special Allowance Payments and, with respect to each Financed Student Loan that is a Stafford Loan, Interest Subsidy Payments paid by the Department of Education.

     Except for the criteria described above and under "Description of the Transfer and Servicing Agreements -- Subsequent Finance Period and Subsequent Financed Student Loans", however, there will be no required characteristics of the Subsequent Financed Student Loans and no limitations on the amount of Subsequent Financed Student Loans that may be included in the Trust. Therefore, following the transfer of Subsequent Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans and of the borrowers thereof, the distribution by interest rate and the distribution by principal balance described in the following tables, will vary from those of the Initial Financed Student Loans as of the Cut-Off Date.

     Each of the Financed Student Loans provides for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to outstanding late fees, if collected, then to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferment Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of such Financed Student Loan.

     Set forth below in the following tables is a description of certain additional characteristics of the Initial Financed Student Loans as of the Cut-Off Date.



    Composition of the Initial Financed Student Loans as of the Cut-off Date


Aggregate Outstanding Principal Balance..........................................$211,956,796
Aggregate Outstanding Accrued Interest............................................ $7,416,340
Number of Borrowers...............................................................     28,569
Average Outstanding Principal Balance Per Borrower................................     $7,419
Number of Loans...................................................................     67,686
Average Outstanding Principal Balance Per Loan....................................     $3,131
Weighted Average Annual Borrower Interest Rate....................................      8.26%
Weighted Average Remaining Term (months) (does not include the months
  remaining for the in-school, grace, deferment or forbearance periods)...........        121
Weighted Average Remaining Term (months) (including the months remaining for
  the in-school, grace, deferment or forbearance periods).........................        123


               Distribution of the Initial Financed Student Loans
                      by Loan Type as of the Cut-Off Date

                                                                                                          Percent of
                                                                                                           Loans by
                                                                                        Outstanding      Outstanding
                                                                   Number of             Principal        Principal
Loan Type                                                            Loans                Balance          Balance
Stafford-Subsidized.......................................              46,961             $111,717,635       52.7%
Stafford-Unsubsidized.....................................               8,066               22,751,836       10.7
Consolidation.............................................               2,476               33,396,187       15.8
PLUS......................................................               5,379               16,588,801        7.8
SLS.......................................................               3,208                8,460,793        4.0
HEAL......................................................               1,596               19,041,544        9.0
                                                                        ------              -----------      -----
     Total................................................              67,686             $211,956,796      100.0%


               Distribution of the Initial Financed Student Loans
                by Borrower Interest Rate as of the Cut-Off Date

                                                                                                          Percent of
                                                                                                           Loans by
                                                                                        Outstanding      Outstanding
                                                                  Number of              Principal        Principal
Interest Rate (1)                                                   Loans                 Balance          Balance
-----------------                                                   -----                 -------          -------
Less than 7.50%...........................................              2,038             $ 19,631,267        9.3%
7.50% to 7.99%............................................                628                1,618,987        0.8
8.00% to 8.49%............................................             54,639              142,871,298       67.4
8.50% to 8.99%............................................              4,431               16,541,180        7.8
9.00% to 9.49%............................................              5,681               29,625,905       14.0
9.50% or greater..........................................                269                1,668,159        0.8
                                                                       ------              -----------      -----
     Total................................................             67,686             $211,956,796      100.0%

----------------------
(1) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Cut-off Date. However, because certain of the Initial Financed Student Loans bear interest at variable rates per annum, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans at any time after the Cut-off Date. See "Description of the FFEL Program" and "Description of the HEAL Program".

               Distribution of the Initial Financed Student Loans by Range of Outstanding Principal Balances as of the Cut-Off Date

                                                                                                          Percent of
                                                                                                           Loans by
                                                                                        Outstanding      Outstanding
                                                                      Number of          Principal         Principal
Principal Balance                                                       Loans             Balance          Balance
Less than $1,000.................................................         13,450          $  8,020,595          3.8%
$1,000-$1,999....................................................         16,597            24,709,824         11.7
$2,000-$2,999....................................................         15,581            38,623,245         18.2
$3,000-$3,999....................................................          7,240            24,882,797         11.7
$4,000-$4,999....................................................          4,520            20,233,721          9.5
$5,000-$5,999....................................................          3,940            21,459,368         10.1
$6,000-$6,999....................................................          1,493             9,588,778          4.5
$7,000-$7,999....................................................          1,031             7,740,097          3.7
$8,000-$8,999....................................................            853             7,186,037          3.4
$9,000-$9,999....................................................            382             3,613,635          1.7
$10,000-$10,999..................................................            362             3,752,770          1.8
$11,000-$11,999..................................................            232             2,661,869          1.3
$12,000-$12,999..................................................            239             2,970,403          1.4
$13,000-$13,999..................................................            185             2,481,491          1.2
$14,000-$14,999..................................................            175             2,537,779          1.2
$15,000 or greater...............................................          1,406            31,494,387         14.9
                                                                          ------           -----------        -----
     Total.......................................................         67,686          $211,956,796        100.0%


Distribution of the Initial Financed Student Loans by Borrower Payment Status as
                              of the Cut-Off Date

                                                                                                          Percent of
                                                                                                           Loans by
                                                                                        Outstanding      Outstanding
                                                                      Number of          Principal         Principal
Borrower Payment Status                                                 Loans             Balance          Balance
In School........................................................             30         $    416,575          0.2%
Grace............................................................             89            1,169,096          0.6
Repayment........................................................         48,374          139,272,660         65.7
Deferment........................................................          8,820           36,357,947         17.2
Forbearance......................................................         10,373           34,740,518         16.4
                                                                          ------          -----------        -----
     Total.......................................................         67,686         $211,956,796        100.0%

        Distribution of Initial Financed Student Loans by Remaining Term to Scheduled Maturity as of the Cut-Off Date

                                                                  Percent of Loans
Remaining Months                              Outstanding         By Outstanding
Until Scheduled          Number               Principal           Principal
Maturity                 Of Loans             Balance             Balance
--------                 --------             -----------         -------
1 to 12                   1,649            $    553,818              0.3%
13 to 24                  2,586               1,878,333              0.9
25 to 36                  3,165               3,509,700              1.7
37 to 48                  4,030               5,842,402              2.8
49 to 60                  4,965               8,861,644              4.2
61 to 72                  5,604              12,132,424              5.7
73 to 84                  6,341              15,551,730              7.3
85 to 96                  6,297              18,956,356              8.9
97 to 108                 5,919              20,681,038              9.8
109 to 120               11,410              38,586,128             18.2
121 to 180               14,163              57,982,451             27.4
181 to 240                1,399              21,379,192             10.1
241 to 300                  129               4,122,314              1.9
Over 300                     29               1,919,266              0.9
                         ------             -----------            -----
Total                    67,686            $211,956,796            100.0%



         Geographic Distribution of the Initial Financed Student Loans
                             as of the Cut-Off Date

                                                                           Percent of
                                                                            Loans by
                                                            Outstanding    Outstanding
                                            Number of        Principal      Principal
Location (1)                                  Loans           Balance        Balance
------------                                  -----           -------        -------
Virginia...............................       46,289       $128,630,873        60.7%
Pennsylvania...........................        1,886         11,628,333         5.5
Maryland...............................        2,309          7,495,272         3.5
New York...............................        1,383          6,183,616         2.9
North Carolina.........................        2,157          6,238,265         2.9
Others(2)..............................       13,662         51,780,437        24.4
                                              ------        -----------       -----
     TOTAL.............................       67,686       $211,956,796       100.0%


(1) Based on the current permanent billing addresses of the borrowers of the Initial Financed Student Loans shown on the Servicer's records.

(2) Consist of locations that include 52 other states, U.S. territories, possessions and commonwealths, foreign countries, overseas military establishments, and unknown locations, none of the aggregate principal balance of the Student Loans relating to which exceed 2.50% of the Initial Pool Balance.

     To the extent such states with a greater concentration of loans experience adverse economic or other conditions to a greater degree than other areas of the country, the ability of such borrowers to repay their Financed Student Loans may be impacted to a larger extent than if such borrowers were dispersed more geographically. The Transferor is not aware of any material adverse conditions that are unique to such states.

               Distribution of the Initial Financed Student Loans
             by Insurance or Guarantee Level as of the Cut-Off Date

                                                                           Percent of
                                                                            Loans by
                                                         Outstanding       Outstanding
                                      Number of           Principal         Principal
Guarantee or Insurance Level            Loans              Balance           Balance
FFELP Loan Guaranteed 100%..........    36,922           $ 78,487,232          37.0%
FFELP Loan Guaranteed 98%...........    29,168            114,428,020          54.0
HEAL Loan Insured 100%..............     1,596             19,041,544           9.0
                                       -------            -----------         -----
     Total..........................    67,686           $211,956,796         100.0%



               Distribution of the Initial Financed Student Loans
                 by Guarantor or by HEAL as of the Cut-Off Date

                                                                                                        Percent of
                                                                                                         Loans by
                                                                                    Outstanding         Outstanding
                                                                Number of             Principal          Principal
Guarantors                                                        Loans               Balance             Balance
Educational Credit Management Corporation.................       61,160           $154,254,693             72.8%
Pennsylvania Higher Education Assistance Agency...........        2,575             33,795,967             15.9
HEAL Loans................................................        1,596             19,041,544              9.0
Other Guarantors..........................................        2,355              4,864,592              2.3
                                                                 ------            -----------            -----
     Total................................................       67,686           $211,956,796            100.0%


               Distribution of the Initial Financed Student Loans
                     by School Types as of the Cut-Off Date

                                                                                          Percent of Loans
                                                                Outstanding                by Outstanding
                                        Number of                Principal                    Principal
      School Type                         Loans                   Balance                      Balance
      -----------                         -----                   -------                      -------
4 Year Public                            42,898                $125,294,495                      59.1%
4 Year Private                           14,750                  57,529,767                      27.1
2 Year Public                             3,868                   8,352,655                       3.9
2 Year Private                              153                     448,496                       0.2
Proprietary/Vocational                    4,855                  10,969,189                       5.2
Other/Unknown                             1,162                   9,362,194                       4.4
                                         ------                 -----------                     -----
Total                                    67,686                $211,956,796                     100.0%

Incentive Programs

     The Transferor currently makes available and may hereafter make available certain incentive programs to borrowers, including the Crestar Bank Top Performer Program (the "TP Program"). The TP Program generally applies to all Stafford Loans, Unsubsidized Stafford Loans and PLUS Loans with a first disbursement made by the Transferor on or after November 1, 1996 ("TP Loans"). Under the TP Program, if the borrower makes 36 consecutive monthly payments of a TP Loan on time, the applicable interest rate on such TP Loan is reduced by 1.00% per annum for Stafford Loans and Unsubsidized Stafford Loans and 0.5% per annum for PLUS Loans. Although less than 1.00% of the Initial Financed Student Loans are TP Loans, additional TP Loans may be included in the Subsequent Financed Student Loans.

Program Descriptions and Summaries

     The description and summaries of the Higher Education Act, the FFEL Program, the Guarantee Agreements, the HEAL Act, the HEAL Program, the HEAL Insurance Contract, and the other statutes, regulations and documents referred to in this Prospectus do not purport to be comprehensive, and are qualified in their entirety by reference to each such statute, regulation or document. There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this Prospectus or of the statutes and regulations implementing these programs. See "Risk Factors -- Risk That Changes in Law Relating to the HEAL Program and the FFEL Program Could Adversely Affect the Noteholders."


                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity and Prepayment Assumptions

     The rate of payment of principal of the Notes and the yield on the Notes will be affected by (i) prepayments of the Financed Student Loans that may occur as described below, (ii) the sale by the Trust of Financed Student Loans and
(iii) Parity Percentage Payments. All the Financed Student Loans are prepayable in whole or in part by the borrowers at any time without penalty (including by means of Consolidation Loans or HEAL Consolidation Loans as discussed below) and may be prepaid as a result of a borrower default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments or Insurance Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because many of the Financed Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans. To the extent borrowers of Financed Student Loans elect to borrow Consolidation Loans or HEAL Consolidation Loans, such Financed Student Loans will be prepaid. See "Description of the FFEL Program -- Consolidation Loans" and "Description of the HEAL Program." In addition, the Transferor is obligated to repurchase any Financed Student Loan pursuant to the Transfer and Servicing Agreement as a result of a breach of any of the Transferor's representations and warranties with respect to such Financed Student Loan and the Master Servicer is obligated to purchase any Financed Student Loan pursuant to the Transfer and Servicing Agreement as a result of a breach of any of the Master Servicer's servicing obligations with respect to such Financed Student Loan, in each case where such breach materially and adversely affects the interests of the Noteholders in that Financed Student Loan and is not cured within the applicable cure period (it being understood that any such breach that has not resulted in the failure of a Guarantee Agency to make a Guarantee Payment or the Department of HHS to make an Insurance Payment to the Eligible Lender Trustee will not be considered to have a material adverse effect for this purpose). See "Description of the Transfer and Servicing Agreements -- Conveyance of Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants." See also "Description of the Transfer and
Servicing Agreements -- Termination" regarding the Transferor's option to purchase the Financed Student Loans when the aggregate Pool Balance is less than or equal to 10% of the Initial Pool Balance and the auction by the Indenture Trustee of any Financed Student Loans remaining in the Trust as of February 28, 2007 if the Pool Balance is less than or equal to 10% of the Initial Pool Balance, and "-- Insolvency Event" regarding the sale of Financed Student Loans if a Transferor Insolvency Event occurs.

     Scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuit to Grace Periods, Deferment Periods and, under certain circumstances, Forbearance Periods. The rate of payment of principal of the Notes and the yield on the Notes may also be affected by the rate of defaults resulting in losses on Financed Student Loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto.

     The rate of prepayment on the Financed Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans or a faster or slower incidence of sales by the Trust will be borne entirely by the Noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time Noteholders receive payments from the Trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

Weighted Average Life of the Notes

     The following information is given solely to illustrate the effect of prepayments on the Financed Student Loans on the weighted average life of the Notes under the assumptions stated below and is not a prediction of the prepayment rate that might actually be experienced by the Financed Student Loans held in the Trust.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes will be primarily a function of the rate at which payments are made on the Financed Student Loans held in the Trust. Payments on such Financed Student Loans may be in the form of scheduled amortization of principal or prepayments (including, without limitation, Guarantee Payments and Insurance Payments).

     The Constant Prepayment Rate prepayment model ("CPR") represents an assumed constant rate of prepayment of Financed Student Loans held in the Trust outstanding as of the beginning of each quarter expressed as a per annum percentage. There can be no assurance that such Financed Student Loans will experience prepayments at a constant prepayment rate or otherwise in the manner assumed by the prepayment model.

     The weighted average lives in the following table were determined assuming that (i) scheduled payments of principal on the Financed Student Loans are received in a timely manner and prepayments are made at the percentages of the prepayment model set forth in the table; (ii) the initial principal balance of the Financed Student Loans is $211,956,796 and such Financed Student Loans have the characteristics described under "The Financed Student Loan Pool;" (iii) payments are made on the Notes on the 25th day of each month commencing February 25, 1998; (iv) the Financed Student Loans are auctioned on the April 2007 Distribution Date; and (v) the Notes are issued on December 17, 1997. No representation is made that these assumptions will be correct, including the assumption that the Financed Student Loans held in the Trust will not experience delinquencies or unanticipated losses.

     In making an investment decision with respect to the Notes, investors should consider a variety of possible prepayment scenarios, including the limited scenarios described in the table below.


   Weighted Average Life of the Notes at the Respective CPRs Set Forth Below:

                                                        Weighted Average Life (years)
                                  0% CPR       3% CPR       5% CPR        7% CPR       9%CPR       15% CPR
                                  ------       ------       ------        ------       -----       -------
Class A-1 Notes . . .              2.98         2.48         2.21          1.98        1.79          1.38
Class A-2 Notes . . .              8.88         7.86         7.34          6.85        6.45          5.32
Class B Notes . . . .             12.11        10.36         9.86          9.36        9.36          9.36

                        DESCRIPTION OF THE FFEL PROGRAM

General

     The Higher Education Act sets forth provisions establishing the FFEL Program, pursuant to which state agencies or private nonprofit corporations administering student loan insurance programs (referred to as "guarantee agencies") are reimbursed for losses sustained in the operation of their programs, and holders of certain loans made under such programs are paid subsidies for owning such loans.

     The Higher Education Act currently authorizes certain student loans to be covered under the FFEL Program if they are contracted for and paid to the student prior to September 30, 2002, unless a student has received a loan under the FFEL Program prior to such date, in which case that student may receive a student loan covered by the FFEL Program until September 30, 2006. Congress has extended similar authorization dates in prior versions of the Higher Education Act; however, there can be no assurance that the current authorization dates will again be extended or that the other provisions of the Higher Education Act will be continued in their present form.

     Various amendments to the Higher Education Act have revised the FFEL Program from time to time. These amendments include, but are not limited to, the Balanced Budget Act of 1997 (the "1997 Amendments"), the Higher Education Technical Amendments Act of 1993 (the "1993 Technical Amendments"), the Omnibus Budget Reconciliation Act of 1993 (the "1993 Amendments"), the Higher Education Amendments of 1992 (the "1992 Amendments"), which reauthorized the FFEL Program, the Omnibus Budget Reconciliation Act of 1990, the Omnibus Budget Reconciliation Act of 1989 (the "1989 Amendments"), the Omnibus Budget Reconciliation Act of 1987, the Higher Education Technical Amendments Act of 1987 (the "1987 Amendments"), the Higher Education Amendments of 1986 (the "1986 Amendments"), which reauthorized the FFEL Program, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Postsecondary Student Assistance Amendments of 1981 (the "1981 Amendments") and the Education Amendments of 1980 (the "1980 Amendments").

     There can be no assurance that relevant federal laws, including the Higher Education Act, will not be changed in a manner that may adversely impact the receipt of funds by the Guarantee Agencies or by the Transferor or the Eligible Lender Trustee with respect to Financed FFELP Loans. Proposals have been made by Congress and the Administration which, if enacted into law, would amend the Higher Education Act and make various changes to the FFEL Program, including changes that would reduce various payments to Guarantee Agencies and restructure guarantee agencies' operations and programs and revise terms of student loans and payments to Lenders. There is no certainty that any of the proposals will be enacted into law in their current form or at all, and the Transferor cannot predict at this time how such legislation, if enacted, would affect the Servicer's business or operations, or the Transferor.

     This is only a summary of certain provisions of the Higher Education Act. Reference is made to the text of the Higher Education Act for full and complete statements of its provisions.

Loan Terms

   General

     Four types of loans are currently available under the FFEL Program:
Stafford Loans, Unsubsidized Stafford Loans, Plus Loans and Consolidation Loans. These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and Special Allowance Payments. Some of these loan types have had other names in the past. References herein to the various loan types include, where appropriate, predecessors to such loan types.

     The primary loan under the FFEL Program is the Stafford Loan. Students who are not eligible for Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Stafford Loans. Parents of students may be able to obtain Plus Loans. Consolidation Loans are available to borrowers with existing loans made under the FFEL Program and certain other federal programs to consolidate repayment of such existing loans. For periods of enrollment beginning prior to July 1, 1994, SLS Loans were available to students with costs of education that were not met by other sources and that exceeded the Stafford or Unsubsidized Stafford Loan limits.

   Eligibility

     General. A student is eligible for loans made under the FFEL Program only if he or she: (i) has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education (which term includes certain vocational schools), (ii) is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution (which, in the case of a loan to cover the cost of a period of enrollment beginning on or after July 1, 1987, must either lead to a recognized educational credential or be necessary for enrollment in a course of study that leads to such a credential), (iii) has agreed to notify promptly the holder of the loan concerning any change of address, (iv) (if presently enrolled) is maintaining satisfactory progress in the course of study he or she is pursuing, (v) does not owe a refund on, and is not (except as specifically permitted under the Higher Education Act) in default under, any loan or grant made under the Higher Education Act, (vi) has filed with the eligible institution a statement of educational purpose, (vii) meets certain citizenship requirements, and (viii) (except in the case of a graduate or professional student) has received a preliminary determination of eligibility or ineligibility for a Pell Grant.

     Stafford Loans. Stafford Loans generally are made only to student borrowers who meet certain needs tests. The educational institution must provide the lender with a statement evidencing a determination of need for a loan, and the amount of such need, calculated by subtracting from the estimated cost of attendance the sum of the expected family contribution with respect to the student plus the estimated financial assistance available to such student. The amounts of the expected family contribution, estimated available financial assistance, and estimated costs of attendance are to be computed in accordance with standards set forth in the Higher Education Act.

     Unsubsidized Stafford Loans. A student borrower meeting the requirements set forth under "General" above is eligible for an Unsubsidized Stafford Loan without regard to need. Unsubsidized Stafford Loans were not available before October 1, 1992.

     Plus Loans. Plus Loans are made only to borrowers who are parents (and, under certain circumstances, spouses of remarried parents) of dependent undergraduate students. For Plus Loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history (as determined pursuant to criteria established by the Department of Education). Prior to the 1986 Amendments, the Higher Education Act did not distinguish between Plus Loans and SLS Loans. Student borrowers were eligible for Plus Loans; however, parents of graduate and professional students were ineligible.

     SLS Loans. Eligible borrowers for SLS Loans were limited to (a) graduate or professional students, (b) independent undergraduate students, and (c) under certain circumstances, dependent undergraduate students, if such students' parents were unable to obtain a Plus Loan and were also unable to provide such students' expected family contribution. Prior to the 1987 Amendments, a dependent undergraduate student was not eligible under any circumstances. Except as described in clause (c), eligibility was determined without regard to need.

     Consolidation Loans. To be eligible for a Consolidation Loan a borrower must (a) have outstanding indebtedness on student loans made under the FFEL Program and/or certain other federal student loan programs, and (b) be in repayment status or in a Grace Period, or be a defaulted borrower who has made arrangements to repay the defaulted loan(s) satisfactory to the holder of the defaulted loan(s). A married couple who agree to be jointly liable on a Consolidation Loan for which the application is received on or after January 1, 1993 may be treated as an individual for purposes of obtaining a Consolidation Loan. For Consolidation Loans disbursed prior to July 1, 1994 the Borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the 1993 Technical Amendments, Plus Loans could not be included in the Consolidation Loan. For Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness.

   Interest Rates

     The Higher Education Act establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the FFEL Program. The Higher Education Act allows lesser rates of interest to be charged. Many lenders, including the Transferor, have offered repayment incentives or other programs that involve reduced interest rates on certain loans made under the FFEL Program.

     Stafford Loans. For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous loan which was made, insured or guaranteed under the FFEL Program (a "New Borrower"):

         (a) is 7% per annum for a loan covering a period of instruction beginning before January 1, 1981;

         (b) is 9% per annum for a loan covering a period of instruction beginning on or after January 1, 1981, but before September 13, 1983;

         (c) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

         (d) for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

         (e) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12- month period commencing on a July 1 shall be equal to the bond equivalent rate of 91- day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made, insured or guaranteed under the FFEL Program (a "Repeat Borrower"):

         (f) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if such previous loan is not a Stafford Loan, 8% per annum; or

         (g) for a loan made on or after July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

                  (i) 7% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clause (a) above;

                  (ii) 8% per annum in the case of (A) a Stafford Loan made to a borrower who has a loan described in clause (c) above, (B) a Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (d) above or (C) a Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan;

                  (iii) 9% per annum in the case of (A) a Stafford Loan made to a borrower who has a loan described in clauses (b) or (e) above or (B) a Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan; and

                  (iv) 10% per annum in the case of a Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (d) above.

         The interest rate on all Stafford Loans made on or after July 1, 1994, regardless of whether the borrower is a New Borrower or a Repeat Borrower, is the rate described in clause (g) above, except that such rate shall not exceed 8.25% per annum. For any Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any Deferment Periods (as such term is defined below under "Repayment"). During such periods, the formula described in clause (g) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

         For loans made on or after July 1, 1998, the applicable rate will continue to be adjusted annually, but for any 12-month period commencing on a July 1 will be equal to the bond equivalent rate of securities with a comparable maturity (as established by the Secretary of Education), plus 1% per annum, but not to exceed 8.25% per annum. There can be no assurance that the interest rate provisions for such loans will not be further amended, either before or after the rate described herein becomes effective.

         Unsubsidized Stafford Loans. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Stafford Loans.


         Plus Loans.   The applicable interest rate on a Plus Loan:

         (a) made on or after January 1, 1981, but before October 1, 1981 is 9% per annum;

         (b) made on or after October 1, 1981, but before November 1, 1982 is 14% per annum;

         (c) made on or after November 1, 1982, but before July 1, 1987 is 12% per annum;

         (d) made on or after July 1, 1987 and before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 12% per annum); or

         (e) made on or after October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 10% per annum).

         The applicable interest rate for Plus Loans made on or after July 1, 1994 is the same as that described in clause (e) above, except that such rate shall not exceed 9% per annum. For Plus Loans made on or after July 1, 1998, the applicable rate will continue to be adjusted annually, but for any 12-month period commencing on a July 1 will be equal to the bond equivalent rate of securities with a comparable maturity (as established by the Secretary of Education), plus 2.1% per annum, but not to exceed 9% per annum.

         If requested by the borrower, an eligible lender may consolidate SLS or Plus Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The consolidated loan shall bear interest at a rate equal to the weighted average of the rates of the included loans. Such a consolidation shall not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or Plus Loan (including an SLS or Plus Loan held by a different lender who has refused so to refinance such loan) at a variable interest rate. In such a case, proceeds of the new loan are used to discharge the original loan.

         SLS Loans. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on Plus Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on Plus Loans, except that the ceiling is 11% per annum instead of 10% per annum.

         Consolidation Loans. A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a Consolidation Loan for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, the interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum, but not to exceed 8.25% per annum. For a discussion of required payments that reduce the return on Consolidation Loans, see "Fees -- Rebate Fees on Consolidation Loans" below.


   Loan Limits

         Each type of loan (other than Consolidation Loans, which are limited only by the amount of eligible loans to be consolidated) is subject to limits as to the maximum principal amount, both with respect to a given year and in the aggregate. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford Loans are also subject to limits based upon the needs analysis as described above under "Eligibility -- Stafford Loans" above. Additional limits are described below.

         Stafford and Unsubsidized Stafford Loans. Except as described in the next paragraph, Stafford and Unsubsidized Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed such first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which such programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. The maximum aggregate amount of Stafford and Unsubsidized Stafford Loans (including that portion of a Consolidation Loan used to repay such loans) which an undergraduate student may have outstanding is $23,000. The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500. The Secretary is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary determines to be exceptionally expensive.

         Under the 1993 Amendments, at the same time that SLS Loans were eliminated, the loan limits for Unsubsidized Stafford Loans to independent students, or dependent students whose parents cannot borrow a Plus Loan, were increased by amounts equal to the prior SLS Loan limits (as described below under "SLS Loans").

         Prior to the enactment of the 1992 Amendments, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed such first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford Loans which a borrower could have outstanding (including that portion of a Consolidation Loan used to repay such loans) was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the enactment of the 1986 Amendments, the annual limits were generally lower.

         Plus Loans. For Plus Loans made on or after July 1, 1993, the amounts of Plus Loans are limited only by the student's unmet need. Prior to that time Plus Loans were subject to limits similar to those to which SLS Loans were then subject (see "SLS Loans" below), applied with respect to each student on behalf of whom the parent borrowed.

         SLS Loans. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed such first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 Amendments, SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 Amendments, a graduate or professional student could borrow $3,000 of SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS Loans per academic year minus the amount of all other FFEL Program loans to such student for such academic year, up to a maximum amount of all FFEL Program loans to that student of $12,500. The 1989 Amendments limited the amount of SLS Loans for students enrolled in programs of less than an academic year in length (similar to the limits described above under "Stafford Loans"), and such limits were continued by the 1992 Amendments.

   Repayment

         Loans made under the FFEL Program (other than Consolidation Loans) must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans (but no longer than 30 years). For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. The repayment period commences (a) not more than twelve months after the borrower ceases to pursue at least a half-time course of study with respect to Stafford Loans for which the applicable rate of interest is 7% per annum, (b) not more than six months after the borrower ceases to pursue at least a half-time course of study with respect to other Stafford Loans and Unsubsidized Stafford Loans (the six month or twelve month periods are the "Grace Periods") and (c) on the date of final disbursement of the loan in the case of SLS, Plus and Consolidation Loans, except that the borrower of an SLS Loan who also has a Stafford or Unsubsidized Stafford Loan may defer repayment of the SLS Loan to coincide with the commencement of repayment of the Stafford or Unsubsidized Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree at any time before or during the repayment period that repayment may be at a lesser rate. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers are entitled to accelerate, without penalty, the repayment of all or any part of the loan.

         In addition, the 1992 Amendments required lenders of Consolidation Loans to establish graduated or income-sensitive repayment schedules and required lenders of Stafford and SLS Loans to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. The Transferor may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

         No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act ("Deferment Periods"). For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available (i) during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps, (ii) during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act,
(iii) during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973, (iv) during a period not exceeding three years while the borrower is in service, comparable to the service referred to in clauses (ii) and (iii), as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the Code, (v) during a period not exceeding two years while the borrower is serving an internship, the successful completion of which is required to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program, (vi) during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled, (vii) during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment, (viii) during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the FFEL Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education, (ix) during a period, not in excess of 6 months, while the borrower is on parental leave, and
(x) only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, (A) during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and (B) during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage. For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available (a) during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary, (b) during a period not exceeding three years while the borrower is seeking and unable to find full-time employment, and (c) during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income. Prior to the 1992 Amendments, only the Deferment Periods described above in clauses (vi) and (vii) (with respect to the parent borrower) and the Deferment Period described in clause (viii) (with respect to the parent borrower or a student on whose behalf the parent borrowed) were available to Plus Loan borrowers, and only the Deferment Periods described above in clauses (vi), (vii) and (viii) were available to Consolidation Loan borrowers. Prior to the 1986 Amendments, Plus Loan borrowers were not entitled to Deferment Periods. Deferment Periods extend the ten year maximum term.

         The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments (a "Forbearance Period"). A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the FFEL Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided when exceptional circumstances such as a local or national emergency or military mobilization exist; or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Such forbearance also extends the ten year maximum term.

         As described under "Contracts with Guarantee Agencies -- Federal Interest Subsidy Payments" below, the Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during Grace and Deferment Periods. Interest that accrues during periods of forbearance and, if the loan is not eligible for Interest Subsidy Payments, while the borrower is in school and during the Grace and Deferment Periods, may be paid monthly or quarterly or capitalized (added to the principal balance) not more frequently than quarterly.

   Disbursement

         Loans made under the FFEL Program (except Consolidation Loans) generally must be disbursed in two or more installments, none of which may exceed 50% of the total principal amount of the loan.


   Fees

         Guarantee Fee. A Guarantee Agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Consolidation Loans. However, lenders may be charged an insurance fee to cover the costs of increased or extended liability with respect to Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Stafford Loans.

         Origination Fee. An eligible lender is authorized to charge the borrower of a Stafford or Plus Loan an origination fee in an amount not to exceed 3% of the principal amount of the loan, and is required to charge the borrower of an Unsubsidized Stafford Loan an origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower and are not retained by the eligible lender, but must be passed on to the Secretary of Education. For loans made prior to July 1, 1994, the maximum authorized fee for Stafford, Plus and SLS Loans was 5%, and the required fee for Unsubsidized Stafford Loans was 6.5%, of the principal amount of the loan.

         Lender Origination Fee. The lender of any loan under the FFEL Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

         Rebate Fee on Consolidation Loans. The holder of any Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of, and accrued interest on, such Consolidation Loan.

   Loan Guarantees

         Under the FFEL Program, Guarantee Agencies are required to guarantee the payment of not less than 100% of the principal amount of loans made prior to October 1, 1993 and covered by their respective guarantee programs. For a description of the requirements for loans to be covered by such guarantees, see "Description of the Guarantee Agencies". The 1993 Amendments reduced the minimum percentage of the principal amount of loans which a Guarantee Agency must pay to 98%, effective with respect to loans made on or after October 1, 1993. The Department of Education has taken the position that a Guarantee Agency may not pay more than 98% of the principal amount of and accrued interest on such a loan. Under certain circumstances, guarantees may be assumed by the Secretary of Education or another Guarantee Agency. See "Contracts with Guarantee Agencies" below.

Contracts with Guarantee Agencies

         Under the FFEL Program, the Secretary of Education is authorized to enter into guaranty and interest subsidy agreements with Guarantee Agencies. The FFEL Program provides for reimbursements to Guarantee Agencies for default claims paid by Guarantee Agencies, support payments to Guarantee Agencies for administrative and other expenses, advances for a Guarantee Agency's reserve funds, and Interest Subsidy Payments and Special Allowance Payments to the holders of qualifying student loans made pursuant to the FFEL Program.

         The 1992 Amendments gave the Secretary of Education certain oversight powers over Guarantee Agencies. Guarantee Agencies are required to maintain their reserves at certain levels based on the amount of outstanding loans that they have guaranteed. If a Guarantee Agency falls below the required level in two consecutive years, or its claims rate exceeds 9% in any year, or if the Secretary determines that the agency's administrative or financial condition jeopardizes its ability to meet its obligations, the Secretary can require the Guarantee Agency to submit and implement a plan by which it will correct such problem(s). If a Guarantee Agency fails to timely submit an acceptable plan or fails to improve its condition, or if the Secretary determines that the Guarantee Agency is in danger of financial collapse, the Secretary may terminate the Guarantee Agency's reimbursement contract. The 1993 Amendments broadened the circumstances under which the Secretary may terminate such reimbursement contracts, to include a determination that such action is necessary to protect the federal fiscal interest or to ensure continued availability of student loans or a smooth transition to direct lending (See "Direct Loans" below).

         The 1992 Amendments also added provisions authorizing the Secretary of Education to assume the guarantee obligations of a Guarantee Agency. The Higher Education Act now provides that, if the Secretary terminates a Guarantee Agency's agreements under the FFEL Program, the Secretary shall assume responsibility for all functions of the Guarantee Agency under its program. To that end, the Secretary is authorized to, among other options, transfer the guarantees to another Guarantee Agency or assume the guarantees. It also provides that in the event the Secretary has determined that a Guarantee Agency is unable to meet its guarantee obligations, holders of loans guaranteed by such Guarantee Agency may submit claims directly to the Secretary for payment, unless the Secretary has provided for the assumption of such guarantees by another Guarantee Agency.

   Federal Reimbursement

         A Guarantee Agency's right to receive federal reimbursements for various guarantee claims paid by such Guarantee Agency is governed by the Higher Education Act and various contracts entered into between Guarantee Agencies and the Secretary of Education. See "Description of the Guarantee Agencies -- Federal Agreements". Under the Higher Education Act and the Federal Reimbursement Contracts, the Secretary of Education currently agrees to reimburse a Guarantee Agency for the amounts expended by the Guarantee Agency in the discharge of its guarantee obligation (i.e., the unpaid principal balance of and accrued interest on loans guaranteed by the Guarantee Agency, which loans are referred to herein as "guaranteed loans") as a result of the default of the borrower. With respect to loans made prior to October 1, 1993, the Secretary currently agrees to reimburse the Guarantee Agency for up to 100% of the amounts so expended. The 1993 Amendments provide for reimbursement of a maximum of 98% of the amount expended with respect to guaranteed loans made on or after October 1, 1993. Depending on the claims rate experience of a Guarantee Agency, such 100% (or 98%) reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a Guarantee Agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower (or in the case of a Plus Loan, the death of the student on behalf of whom the loan was borrowed), or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the Guarantee Agency's Claims Rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

         The formula for computing the percentage of federal reimbursement under the Federal Reimbursement Contracts is not accumulated over a period of years but is measured by the amount of federal reimbursement payments in any one federal fiscal year as a percentage of the original principal amount of loans under the FFEL Program guaranteed by the Guarantee Agency and in repayment at the end of the preceding fiscal year. Under the formula, federal reimbursement payments to a Guarantee Agency in any one fiscal year not exceeding 5% of the original principal amount of loans in repayment at the end of the preceding fiscal year are to be paid by the Secretary of Education at 100% (or 98% for loans made on or after October 1, 1993). Beginning at any time during any fiscal year that federal reimbursement payments exceed 5%, and until such time as they may exceed 9%, of the original principal amount of loans in repayment at the end of the preceding fiscal year, then reimbursement payments on claims submitted during that period are to be paid at 90% (or 88% for loans made on or after October 1, 1993). Beginning at any time during any fiscal year that federal reimbursement payments exceed 9% of the original principal amount of loans in repayment at the end of the preceding fiscal year, then such payments for the balance of that fiscal year will be paid at 80% (or 78% for loans made on or after October 1, 1993). The original principal amount of loans in repayment for purposes of computing reimbursement payments to a Guarantee Agency means the original principal amount of all loans guaranteed by such Guarantee Agency less:
(1) guarantee
payments on such loans, (2) the original principal amount of such loans that have been fully repaid, and (3) the original principal amount of such loans for which the first principal installment payment has not become due or such first installment need not be paid because of a Deferment Period.

         Under present practice, after the Secretary of Education reimburses a Guarantee Agency for a default claim paid on guaranteed loan, the Guarantee Agency continues to seek repayment from the borrower. The Guarantee Agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining (i) a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and
(ii) an amount equal to 27% (or 18 1/2% in the case of a payment from the proceeds of a Consolidation Loan) of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the Guarantee Agency, and no amount of any recoveries shall be paid to the Guarantee Agency. Prior to the 1993 Amendments, the percentage of collections which Guarantee Agencies could retain (as described in clause (ii) above) was 30%.

         A Guarantee Agency may enter into an addendum to its Interest Subsidy Agreement (as hereinafter defined), which addendum provides for the Guarantee Agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the Internal Revenue Service to "offset" any tax refunds which may be due any defaulted borrower. To the extent that the Guarantee Agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the Guarantee Agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the Guarantee Agency has not been reimbursed.

   Rehabilitation of Defaulted Loans

         Under Section 428F of the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a Guarantee Agency pursuant to which the Guarantee Agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The Guarantee Agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

         For a loan to be eligible for rehabilitation, the Guarantee Agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower's loan may only be rehabilitated once).

   Eligibility for Federal Reimbursement

         To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable Guarantee Agency's Guarantee Program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.

         Under the Higher Education Act, a guaranteed loan must be delinquent for 180 days if it is repayable in monthly installments or 240 days if it is payable in less frequent installments before a lender may obtain payment on a guarantee from the Guarantee Agency. The Guarantee Agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The Guarantee Agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the Guarantee Agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the Guaranteed Loan.

   Federal Interest Subsidy Payments

         "Interest Subsidy Payments" are interest payments paid with respect to an eligible loan during the period prior to the time that the loan enters repayment and during Grace and Deferment Periods. The Secretary of Education and the Guarantee Agencies entered into the Interest Subsidy Agreements as described in "Description of the Guarantee Agencies -- Federal Agreements", whereby the Secretary of Education agrees to pay Interest Subsidy Payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Stafford Loans, and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for Interest Subsidy Payments. Consolidation Loans made after August 10, 1993 are eligible for Interest Subsidy Payments only if all loans consolidated thereby are Stafford Loans, except that Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, are eligible for Interest Subsidy Payments on that portion of the Consolidation Loan that repays Stafford Loans or similar subsidized loans made under the direct loan program. In addition, to be eligible for Interest Subsidy Payments, guaranteed loans must be made by an eligible lender under the applicable Guarantee Agency's Guarantee Program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.

         The Secretary of Education makes Interest Subsidy Payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any Deferment Period. A borrower may elect to forego Interest Subsidy Payments, in which case the borrower is required to make interest payments.

   Federal Administrative Expense Allowances

         Prior to the adoption of the 1993 Amendments, each Guarantee Agency was entitled to receive from the Secretary of Education an administrative cost allowance equal to 1% of the total principal amount of the loans (other than Consolidation Loans) guaranteed by the Guarantee Agency in any fiscal year, for the purposes of administrative costs of pre-claims assistance for default prevention and collection of defaulted guaranteed loans, administrative costs of promoting commercial lender participation, administrative costs of monitoring the enrollment and repayment status of students, and for other such costs related to the Guarantee Agency's Guarantee Program. The 1993 Amendments repealed such entitlement, effective October 1, 1993. The 1993 Amendments, however, authorized payments for transition support (including administrative costs) to Guarantee Agencies, in connection with the transition to direct lending. See "Direct Loans" below. Budget legislation adopted since that time has provided for the payment to Guarantee Agencies of an administrative expense allowance equal to 0.85% of the agency's annual new guarantee volume. The 1997 Amendments provide for payment of such an administrative expense allowance through the fiscal year ending September 30, 2002. After the fiscal year ending September 30, 1997, however, such amounts are subject to decreasing aggregate limits. There are no assurances as to the level of such payments that can be made within such aggregate limits, or that Congress will require such payments or that the Secretary of Education will determine to continue to make any such payments in future years.

   Federal Advances

         Pursuant to agreements entered into between the Guarantee Agencies and the Secretary of Education under Sections 422 and 422(c) of the Higher Education Act, the Secretary of Education was authorized to advance moneys from time to time to the Guarantee Agencies for the purpose of establishing and strengthening the Guarantee Agencies' reserves. Section 422(c) currently authorizes the Secretary of Education to make advances to Guarantee Agencies in various circumstances, on terms and conditions satisfactory to the Secretary, including if the Secretary is seeking to terminate the Guarantee Agency's reimbursement contract or assume the Guarantee Agency's functions, to assist the Guarantee Agency in meeting its immediate cash needs or to ensure the uninterrupted payment of claims.

Federal Special Allowance Payments

         The Higher Education Act provides for the payment by the Secretary of Education of additional subsidies, called Special Allowance Payments, to holders of qualifying student loans. The amount of the Special Allowance Payments, which are made on a quarterly basis, is computed by reference to the average of the bond equivalent rates of the 91-day Treasury bills auctioned during the preceding quarter (the "91-day T-Bill Rate"). The quarterly rate for Special Allowance Payments for Student Loans made on or after October 1, 1981, and generally before November 16, 1986 is computed by subtracting the applicable interest rate on such loans from the 91-day T-Bill Rate, adding 3.5% to the resulting per centum, and dividing the resulting per centum by four. For loans disbursed on or after November 16, 1986, or loans to cover the costs of instruction for periods of enrollment beginning on or after November 16, 1986, the 1986 Amendments and 1987 Amendments substituted 3.25% for 3.5% in the foregoing formula. For loans disbursed on or after October 1, 1992, the 1992 Amendments substituted 3.1% for 3.5% in such formula. For Stafford and Unsubsidized Stafford Loans made on or after July 1, 1995, the 1993 Amendments substitute 2.5% for 3.1% in such formula prior to the time such loans enter repayment and during any Deferment Periods. For loans made on or after July 1, 1998, the special allowance formula is to be revised similarly to the manner in which the applicable interest rate formula is revised, as described above under "Loan Terms -- Interest Rates -- Stafford Loans".

         For Plus and SLS Loans which bear interest at rates adjusted annually, Special Allowance Payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "Loan Terms -- Interest Rates -- Plus Loans" and "-- SLS Loans" above. Under the 1993 Amendments, Special Allowance Payments are paid with respect to Plus Loans made on or after July 1, 1994 only if the rate that would otherwise apply exceeds 10% per annum, notwithstanding that the interest rate ceiling on such loans is 9% per annum.

         The Balanced Budget and Deficit Control Act of 1985, as amended (known as the "Gramm-Rudman Law") requires the President to issue a sequester order for any federal fiscal year in which the projected budget exceeds the target for that year. A sequester order for any fiscal year would apply to loans made on or after October 1 of that fiscal year. The sequester order would change the formula for calculating Special Allowance Payments for the first four Special Allowance Payment periods relating to loans originally disbursed during that fiscal year. The special allowance formula would be reduced to the 91-day T-Bill Rate plus 3.0% (for loans with a special allowance formula of the 91-day T-Bill Rate plus 3.1%).

         The Higher Education Act provides that if Special Allowance Payments or Interest Subsidy Payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and Interest Subsidy Payments due the holder.

         Special Allowance Payments and Interest Subsidy Payments are reduced by the amount which the lender is authorized or required to charge as an origination fee, as described above under "Loan Terms -- Fees -- Origination Fee". In addition, the amount of the lender origination fee described above under "Loan Terms -- Fees -- Lender Origination Fees" is collected by offset to Special Allowance Payments and Interest Subsidy Payments.

Federal Student Loan Insurance Fund

         The Higher Education Act authorizes the establishment of a Student Loan Insurance Fund by the Federal government for making the federal insurance and the federal reimbursement payments on defaulted student loans to Guarantee Agencies. If moneys in the fund are insufficient to make the federal payments on defaults of such loans, the Secretary of Education is authorized, to the extent provided in advance by appropriation acts, to issue to the Secretary of the Treasury obligations containing terms and conditions prescribed by the Secretary of Education and approved by the Secretary of the Treasury, bearing interest at a rate determined by the Secretary of the Treasury. The Secretary of the Treasury is authorized and directed by the Higher Education Act to purchase such obligations.

Direct Loans

         The 1993 Amendments authorized a program of "direct loans", to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the FFEL Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years.

         The loan terms are generally the same under the direct loan program as under the FFEL Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the FFEL Program, though no borrower could obtain loans under both programs.

         It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for FFEL Program loans, how many students will seek loans under the direct loan program instead of the FFEL Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the FFEL Program.


                     DESCRIPTION OF THE GUARANTEE AGENCIES

General

          Of the Financed Student Loans included in the Initial Pool Balance, approximately 72.8% are guaranteed by Educational Credit Management Corporation, a Minnesota non-profit corporation ("ECMC", formerly known as Transitional Guaranty Agency, Inc.), approximately 15.9% are guaranteed by Pennsylvania Higher Education Assistance Agency, an agency of the Commonwealth of Pennsylvania ("PHEAA"), approximately 9.0% are HEAL Loans, and the remaining 2.3% are guaranteed by one of the following Guarantee Agencies: United Student Aid Funds, Inc., a Delaware non-profit corporation ("USAF"), the Florida Department of Education, an agency of the State of Florida, New York Higher Education Services Corporation, an agency of the State of New York, and Texas Guaranteed Student Loan Program, a Texas nonprofit corporation.

         A Guarantee Agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A Guarantee Agency generally purchases defaulted student loans which it has guaranteed from its cash and reserves (generally referred to herein as its "Guarantee Fund"). A lender may submit a default claim to the Guarantee Agency after the student loan has been delinquent for at least 180 days; however, lenders are strongly encouraged not to file a claim until a loan is at least 210 days delinquent. The default claim package must include all information and documentation required under the FFEL Program regulations and the Guarantee Agency's policies and procedures. Under the Guarantee Agencies' current procedures, assuming that the default claim package complies with the Guarantee Agency's loan procedures manual or regulations, the Guarantee Agency pays the lender for a default claim within 90 days of the lender's filing the claim with the Guarantee Agency. The Guarantee Agency will pay the lender interest accrued on the loan for up to 360 days after delinquency. The Guarantee Agency must file a reimbursement claim with the Department of Education within 45 days after the Guarantee Agency has paid the lender for the default claim.

         In general, a Guarantee Agency's Guarantee Fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders (the cost of which may be passed on to borrowers), investment income on moneys in the Guarantee Fund, and a portion of the moneys collected from borrowers on Guaranteed Loans that have been reimbursed by the Secretary of Education to cover the Guarantee Agency's administrative expenses. ECMC's funding of its Guarantee Fund has differed (and may continue to differ) from other Guarantors. See "-- Educational Credit Management Corporation" below.

         Various changes to the Higher Education Act have adversely affected the receipt of revenues by the Guarantee Agencies and their ability to maintain their Guarantee Funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages; the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994; the reduction and possible elimination of administrative expense allowances from the Secretary of Education; the reduction in supplemental preclaims assistance payments from the Secretary of Education; and the reduction in retention by a Guarantee Agency of collections on defaulted loans from 30% to 27%. Additionally, the adequacy of a Guarantee Agency's Guarantee Fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program may adversely affect the volume of new loan guarantees. Pending legislation and future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by Guarantee Agencies and the structure of the guarantee agency program. For a more complete description of provisions of the Higher Education Act that relate to payments described in this paragraph or affect the funding of a Guarantee Fund, see "Description of the FFEL Program".

         The Higher Education Act gives the Secretary of Education various oversight powers over Guarantee Agencies. These include requiring a Guarantee Agency to maintain its Guarantee Fund at a certain required level and taking various actions relating to a Guarantee Agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the Guarantee Agency, terminating the Guarantee Agency's Federal Reimbursement Contracts, assuming responsibility for all functions of the Guarantee Agency, and transferring the Guarantee Agency's guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a Guarantee Agency's Guarantee Fund shall be considered to be the property of the United States to be used in the operation of the FFEL Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the Guarantee Fund. The 1997 Amendments direct the Secretary of Education to demand payment on September 1, 2002 of a total of one billion dollars from all the Guarantee Agencies participating in the FFEL Program. The amounts to be demanded of each Guarantee Agency shall be determined in accordance with formulas included in the Higher Education Act. Each Guarantee Agency will be required to deposit funds in a restricted account in installments, beginning in the federal fiscal year ended September 30, 1998, to provide for such payment. The Secretary of Education has not yet made any determination of the amounts required to be so transferred by the Guarantee Agencies. There can be no assurance that relevant federal laws, including the Higher Education Act, will not be further changed in a manner that may adversely affect the ability of a Guarantee Agency to meet its guarantee obligations. See "Description of the FFEL Program".

         There are no assurances as to the Secretary of Education's actions if a Guarantee Agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a Guarantee Agency transfer additional portions or all of its Guarantee Fund to the Secretary of Education.

         Information relating to the particular Guarantee Agencies set forth in this Prospectus has been provided by the respective Guarantee Agencies, and neither such information nor information included in the reports referred to herein has been verified by, or is guaranteed as to accuracy or completeness by, the Transferor or the Underwriters. Such information should not be construed as a representation by the Transferor or the Underwriters. No representation is made by the Transferor or the Underwriters as to the accuracy or adequacy of such information or the absence of material adverse changes in such information subsequent to the dates thereof.

Federal Agreements

         Each Guarantee Agency and the Secretary of Education have entered into Federal Reimbursement Contracts pursuant to Section 428(c) of the Higher Education Act (which include, for older Guarantee Agencies, a supplemental contract pursuant to former Section 428A of the Higher Education Act), which provide for the Guarantee Agency to receive 80% to 100% reimbursement of insurance payments that the Guarantee Agency makes to eligible lenders with respect to loans guaranteed by the Guarantee Agency prior to the termination of the Federal Reimbursement Contracts or the expiration of the authority of the Higher Education Act. The 1993 Amendments reduced the reimbursement percentages referred to above with respect to claims on most loans made on or after October 1, 1993. See "Effect of Annual Claims Rate" below. The Federal Reimbursement Contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest. See "Description of the FFEL Program -- Contracts with Guarantee Agencies -- Federal Reimbursement".

         In addition to guarantee benefits, qualified Student Loans acquired under the Program benefit from certain federal subsidies. Each Guarantee Agency and the Secretary of Education have entered into an interest subsidy agreement under Section 428(b) of the Higher Education Act (as amended, the "Interest Subsidy Agreement"), which entitles the holders of eligible loans guaranteed by the Guarantee Agency to receive Interest Subsidy Payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month Grace Period after the student leaves school, and during certain Deferment Periods, subject to the holders' compliance with all requirements of the Higher Education Act. See "Description of the FFEL Program -- Contracts with Guarantee Agencies -- Federal Interest Subsidy Payments" for a more detailed description of the Interest Subsidy Payments.

         United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the Guarantee Agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992 and 1993, respectively (i) abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education, (ii) authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated, (iii) added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination, and (iv) expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves. There can be no assurance that future legislation will not further adversely affect the rights of the Guarantee Agencies, or holders of loans guaranteed by a Guarantee Agency under such contracts.



Effect of Annual Claims Rate

         A Guarantee Agency's ability to meet its obligation to pay default claims on Financed Eligible Loans will depend on the adequacy of its Guarantee Fund and, under the current federal reinsurance arrangement, the default experience of all lenders under the Guarantee Agency's Guarantee Program. A high default experience among lenders participating in a Guarantee Agency's Guarantee Program may cause the Guarantee Agency's Claims Rate (as defined below) for its Guarantee Program to exceed the 5% and 9% levels described below, and result in the Secretary of Education reimbursing the Guarantee Agency at lower percentages of default claims payments made by the Guarantee Agency.

         Each Guarantee Agency is currently entitled to receive reimbursement payments under the Federal Reimbursement Contracts in amounts that vary depending on the Claims Rate experience of the Guarantee Agency. The "Claims Rate" is computed by dividing total default claims since the previous September 30 by the total original principal amount of the Guarantee Agency's guaranteed loans in repayment on such September 30. On October 1 of each year the Claims Rate begins at zero, regardless of the experience in preceding years. For loans made prior to October 1, 1993, if the Claims Rate remains equal to or below 5% within a given federal fiscal year (October 1 through September 30), the Secretary of Education is currently obligated to provide 100% reimbursement; if and when the Claims Rate exceeds 5% and until such time, if any, as it exceeds 9% during the fiscal year, the reimbursement rate is at 90%; if and when the Claims Rate exceeds 9% during the fiscal year, the reimbursement rate for the remainder of the fiscal year is at 80%. For loans made prior to October 1, 1993, each Guarantee Agency is currently entitled to at least 80% reimbursement from the Secretary of Education on default claims that it purchases, regardless of its Claims Rate. The reimbursement percentages for loans made on or after October 1, 1993 are reduced from 100%, 90% and 80% to 98%, 88% and 78%, respectively. See "Description of the FFEL Program".

         The Claims Rates for PHEAA for each of the last five federal fiscal years is set forth in the table under "Certain Historical Information for Guarantee Agencies -- Claims Rate" below.

Educational Credit Management Corporation

         ECMC was organized in 1994 under the name Transitional Guaranty Agency, Inc. On March 17, 1994, ECMC entered into various Guarantee Agency agreements with the Department of Education (as amended or supplemented, the "ECMC\Department Agreements"). In accordance with the ECMC\Department Agreements, the Department of Education has instructed ECMC to perform various functions. The primary functions in fiscal years 1995 and 1996 were to collect and monitor payments from borrowers making payments on loans under Chapter 13 of the Bankruptcy Code. These loans were transferred from the Department of Education and from other Guarantee Agencies. The Department of Education also transferred guarantees representing predefault and postdefault inactive accounts for ECMC to service these accounts if the need should arise.

         Pursuant to the Department of Education's request, ECMC developed the operational capability to issue new guarantees and to service existing active loan guarantees. On March 15, 1996, the Department of Education designated ECMC as the Guarantee Agency for the Commonwealth of Virginia, effective July 1, 1996. ECMC replaced the Virginia State Education Assistance Authority ("SEAA") and assumed responsibility for all outstanding loan guarantees of SEAA.

         Pursuant to the ECMC\Department Agreements, ECMC's financial structure differs in many respects from other Guarantee Agencies. The ECMC\Department Agreements provide that at the end of each federal fiscal year, ECMC is required to calculate the amount of its reserve funds and the amount of its expenses during the fiscal year using a formula prescribed by the Department of Education. Using that formula, if the amount of reserve funds exceed 60 percent of expenses (as defined by the Department of Education), ECMC is required to return the excess to the Department of Education, unless directed otherwise by the Department of Education.

         ECMC has agreed that it will provide a copy of its most recent audited financial statements to Noteholders upon receipt of a written request directed to Mr. Robert McGowan, Vice President, Educational Credit Management Corporation, 101 East Fifth Street, Suite 2400, Saint Paul, Minnesota 55101.

Pennsylvania Higher Education Assistance Agency

         Certain information regarding PHEAA and its operations is included under "The Servicers -- Pennsylvania Higher Education Assistance Agency."

Certain Historical Information for Guarantee Agencies

         Set forth below is certain historical information with respect to PHEAA and with respect to all guarantors of loans under the Federal Family Education Loan Program. Information is not provided for ECMC because it only commenced guaranteeing loans on July 1, 1996. Except as otherwise indicated below, the information regarding each Guarantee Agency has been obtained from the Department of Education's Federal Fiscal Year 1993 Loan Programs Data Book and FY94-FY96 Federal Student Loan Programs Data Book (the "DOE Data Books"). No independent verification of such information has been or will be made by the Transferor or the Underwriters.

         Guarantee Volume. The following table sets forth the approximate aggregate principal amount of loans under the FFEL Program that have first become committed to be guaranteed by PHEAA and by all guarantors of such loans in each of the five federal fiscal years 1992 through 1996:*

                     Stafford, Unsubsidized Stafford, SLS,
                          PLUS and Consolidated Loans
                                   Guaranteed
                              Dollars in Millions

              Federal
              Fiscal                                         All
               Year                       PHEAA             Guarantors
             -------                      -----             ----------
             1992                       $1,410.4                  $16,114.0
             1993                        1,857.1           19,356.6
             1994                        2,003.4           25,070.4
             1995                        2,221.5           24,213.0
             1996                        2,227.7           23,831.3

----------

* The information set forth in the table above has been obtained from PHEAA and, as to All Guarantors, the DOE Data Books.

         Reserve Ratio. Each Guarantee Agency's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus (i) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department of Education's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Guarantee Agency minus (i) the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred from such Guarantee Agency to other guarantors, plus (ii) the original principal amount of loan guarantees transferred to such Guarantee Agency from other guarantors. The following table sets forth PHEAA's cumulative cash reserves and its corresponding reserve ratios and the national average reserve ratio for all guarantors for the five federal fiscal years 1992 through 1996.*

                             PHEAA                   National
   Federal         Cumulative                        Average
    Fiscal            Cash           Reserve         Reserve
     Year          Reserves**         Ratio           Ratio
     ----          ----------         -----           -----
     1992            $ 85.9               1.1%           1.5%
     1993            100.9                1.1            1.7
     1994            133.6                1.3            1.4
     1995            166.3                1.5            1.6
     1996            210.6                1.6            1.8



----------

* The information set forth in the table above has been obtained from PHEAA and, as to the national average, the DOE Data Books (with respect to fiscal years 1992 through 1995) and from the Department of Education (with respect to fiscal year 1996). According to the Department of Education, available cash reserves may not always be an accurate barometer of a guarantor's financial health.

**       Dollars in millions.

         Cumulative Recovery Rates. A Guarantee Agency's cumulative recovery rate is determined by dividing the cumulative aggregate amount recovered from borrowers by such Guarantee Agency by the cumulative aggregate amount of default claims paid by such Guarantee Agency as of the end of the applicable federal fiscal year. The table below sets forth the cumulative recovery rates for PHEAA and the national average cumulative recovery rates for all guarantors as of the end of the five federal fiscal years 1992 through 1996.* PHEAA's cumulative recovery rates have exceeded the national average cumulative recovery rate in each of the five federal fiscal years shown in the Cumulative Recovery Rate table below. The Transferor's management does not believe that cumulative recovery rates provide an accurate indication of a guarantor's financial health.

                                   Cumulative
                                 Recovery Rate

        Federal
        Fiscal                                             National
         Year                      PHEAA                    Average
         ----                      -----                    -------
         1992                          46.5%                     35.1%
         1993                          48.2                      38.0
         1994                          52.9                      39.2
         1995                          53.3                      40.7
         1996                          55.0                      43.1**

----------

* The information set forth in the table above has been obtained from PHEAA and, as to the national average, the Department of Education.

** 1996 National Average does not include all guarantor data, as all guarantors have not been processed.


         Loan Loss Reserve. The DOE Data Books do not disclose whether any guarantor has established a segregated loan loss reserve with respect to its student loan guarantee obligations. Accordingly, to the extent that a guarantor has not established such a segregated loan loss reserve, if a guarantor receives less than full reimbursement of its guarantee obligations from the Department of Education, the guarantor would be forced to look to its existing assets to satisfy any such guarantee obligations not so reimbursed.

         Claims Rate. The following table sets forth the Claims Rate of PHEAA and the national average for all guarantors for the last five federal fiscal years 1992 through 1996:*

                                  Claims Rate

        Federal
        Fiscal                                             National
         Year                      PHEAA                    Average
         ----                      -----                    -------
         1992                          2.84%                     4.15%
         1993                          2.32                      3.83
         1994                          2.18                      3.44
         1995                          1.97                      3.21
         1996                          1.58                      3.25


----------

* The information set forth in the table above has been obtained from PHEAA and, as to the national average, the Department of Education.

         PHEAA's Claims Rate have been lower than the national average Claims Rate in each of the five federal fiscal years shown in the Claims Rate table above. Management of PHEAA has indicated to the Transferor that they are currently unaware of any trends or conditions which would cause their Claims Rate to exceed 5% and thereby result in less than maximum reimbursement for reinsurance claims to the Department of Education. Notwithstanding the above, no assurance can be made that any such trends will continue or not deteriorate, or that any Guarantee Agency will receive full reimbursement for reinsurance claims (or the full 98% maximum reimbursement for loans first disbursed on or after October 1, 1993).

                         DESCRIPTION OF THE HEAL PROGRAM

Eligible Borrower

         An eligible borrower under the HEAL Program is a student who (i) meets certain citizen, national or resident requirements, (ii) has been accepted for enrollment at a school of medicine, osteopathy, dentistry, veterinary medicine, optometry, podiatry, pharmacy, public health or chiropractic, or a graduate program in health administration or clinical psychology (an "eligible institution") or, if attending an eligible institution, is in good standing at that institution, but, in the case of a medical, dental or osteopathic student, including only the last four years of an accelerated, integrated program of study, (iii) is or will be a full-time student at the eligible institution, (iv) has agreed that all funds received under the loan will be used solely for tuition and other reasonable educational expenses and the insurance premium charged on the loan, (v) requires the loan to pursue the course of study at the institution, and (vi) if a pharmacy student, has satisfactorily completed three years of training. Certain individuals who meet the same citizen, national or resident requirements and have previously received a loan insured under the HEAL Program while a full-time student at an eligible institution may also receive a loan during the period before principal must be paid on the loan to repay interest due on the previous loans under the HEAL Program.

Eligible Lender

         An eligible institution may apply to the Secretary of HHS to become a lender under the HEAL Program. Various types of other organizations may qualify to be eligible lenders or holders of HEAL loans. Eligible lenders may include an agency or instrumentality of a state; a bank, savings and loan association, credit union or insurance company which is subject to examination and supervision in its capacity as a lender by an agency of the United States or of the state in which it has its principal place of business; a pension fund approved by the Secretary of HHS; and certain other entities specified in the HEAL Act. If the Secretary of HHS approves the lender's application, the Secretary of HHS and the lender enter into an insurance contract whereby the Secretary of HHS agrees to insure each eligible HEAL Loan held by the lender against the borrower's default, death, total and permanent disability, or bankruptcy.

         An approved eligible lender can have either a standard insurance contract or a comprehensive insurance contract with the Secretary of HHS. A lender with a standard insurance contract must submit to the Secretary of HHS a borrower's application for each loan that the lender determines to be eligible for insurance. The Secretary of HHS notifies the lender whether or not the loan is insurable, the amount of the insurance and the expiration of the loan commitment. A lender with a comprehensive insurance contract may disburse a loan without submitting an individual borrower's application to the Secretary of HHS for initial approval. All eligible loans made by a lender with a comprehensive insurance contract before a specified date are automatically insured up to the aggregate amount stated in the insurance contract. The Secretary of HHS may limit, suspend or terminate the lender's eligibility under the HEAL Program if the lender violates any provision of the HEAL Act, or agreements with the Secretary of HHS concerning the HEAL Program. The Transferor and the Eligible Lender Trustee are each a currently approved holder of a Comprehensive Insurance Contract with the Secretary of HHS.

Insurance Benefits

         The insurance provided by the Secretary of HHS covers 100% of the lender's losses on both unpaid principal and interest except to the extent that a borrower may have a defense on the loan (other than infancy). HEAL insurance is not unconditional. The Secretary of HHS insures HEAL Loans on the implied representation of the lender that all the requirements for the initial insurability have been met. HEAL insurance is further conditioned upon compliance by all holders of the loan with all laws, regulations and other requirements. The insurance coverage on a loan under the HEAL Program ceases to be effective after a 60-day default by the lender in the payment of the insurance premium charged by the Secretary of HHS.

         Payment on an approved insurance claim generally covers interest that accrues through the date the claim is paid, except that the Secretary of HHS does not pay interest that accrues between the end of the period that a claim is required to be filed and the date the Secretary of HHS receives the claim, and, if a claim is returned to the lender for additional documentation necessary for approval of the claim, interest is only paid for the first 30 days following the return of the claim to the lender.

Authorized Amounts of HEAL Loans

         An eligible student borrower may borrow an amount for an academic year equal to the difference between the student's estimated cost of education for that period and the amount of other financial aid the student will receive for that period. An eligible non-student borrower may borrow in an amount that is no greater than the sum of the HEAL insurance premium plus the interest that is expected to accrue and must be paid on the borrower's HEAL Loan during the period for which the new loan is intended. The total amount of HEAL Loans made to any borrower which may be covered by federal insurance may not exceed $20,000 in any academic year for a student enrolled in a school of, or in the field of, medicine, osteopathy, dentistry, veterinary medicine, optometry or podiatry, up to a maximum aggregate of $80,000, and $12,500 in any academic year for a borrower enrolled in a school of, or in the field, of pharmacy, public health, or chiropractic, or a graduate program in health administration or clinical psychology, up to an aggregate maximum of $50,000.

Terms of HEAL Loans

         A loan made under the HEAL Program must be made without security, except that in certain limited instances an endorsement may be required. The borrower may prepay the whole or any part of the loan at any time without penalty.

         The principal amount of the HEAL Loan must be repaid in installments over a period of not less than 10 years or more than 25 years, beginning not earlier than nine months nor later than twelve months (the "Grace Period") after the date on which (i) the borrower ceases to be a participant in an accredited internship or residency program of not more than four years in duration, or the borrower completes the fourth year of an accredited internship or residency program of more than four years in duration (for loans made on or after October 22, 1985), or the borrower ceases to carry, at an eligible institution, the normal full-time academic workload, or (ii) the borrower, who is a graduate student of an eligible institution, ceases to be a participant in a fellowship training program not in excess of two years or a participant in a full-time educational activity not in excess of two years, which is directly related to the health profession for which the borrower prepared at an eligible institution, as determined by the Secretary of HHS, and which may be engaged in by the borrower during such a two-year period which begins within twelve months after the completion of the borrower's participation in a program described in clause (i) of this sentence or prior to the completion of the borrower's participation in such program (for loans made on or after October 22, 1985), except during periods of deferment (described below). The repayment period of the loan may not exceed 33 years from the date of execution of the note or written agreement evidencing it. Principal and interest need not be paid, but interest accrues, during any period (i) during which the borrower is pursuing a full-time course of study at an eligible institution (or at an eligible institution under the FFEL Program), (ii) not in excess of four years during which the borrower is a participant in an accredited internship or residency program, (iii) not in excess of three years during which the borrower is a member of the Armed Forces of the United States, (iv) not in excess of three years during which the borrower is in service as a volunteer under the Peace Corps Act (22 USCA ss.2501 et seq.) or is a member of the National Health Service Corps, (v) not in excess of three years during which the borrower is in service as a full-time volunteer under Title I of the Domestic Volunteer Service Act of 1973, (vi) not in excess of three years for a borrower who has completed an accredited internship or residency training program in osteopathic general practice, family medicine, general internal practice, preventive medicine or general pediatrics and who is practicing primary care, (vii) not in excess of one year, for borrowers who are graduates of schools of chiropractic, (viii) not in excess of two years which is described in clause (ii) of the first sentence of this paragraph, and (ix) in addition to all other deferments for which the borrower is eligible under clauses (i) through (viii) of this sentence during which the borrower is a member of the Armed Forces on active duty during the Persian Gulf conflict. The periods described in (i) through (ix) are "Deferment Periods." In certain circumstances a Deferment Period may not be included in determining the 25- and 33-year maximum repayment periods referred to above.

         At least 30 and not more than 60 days before the commencement of the repayment period, the borrower must contact the lender to establish the precise term of repayment. The note must offer, in accordance with criteria prescribed by regulation of the Secretary of HHS, a graduated repayment schedule. The borrower may choose to repay under the graduated repayment schedule or a repayment schedule which provides for substantially equal installment payments. The Secretary of HHS has not promulgated regulations which set the criteria for a graduated repayment schedule.

         Unless agreed otherwise, in writing, the total of the payments by a borrower during any year of the repayment period with respect to all loans of the borrower under the HEAL Program should be at least equal to the annual interest on the outstanding principal, except during Deferment Periods.

Interest

         At the lender's option, the interest rate on the HEAL Loan may be calculated on a fixed rate or on a variable rate basis. Whichever method is selected, that method must continue over the life of the loan, except where the loan is consolidated with another HEAL Loan. Interest that is calculated on a fixed rate basis is determined for the life of the loan during the calendar quarter in which the loan is disbursed. It may not exceed the maximum rate determined for that quarter by the Secretary of HHS. Interest that is calculated on a variable rate basis varies every calendar quarter throughout the life of the loan as the market price of U.S. Treasury bills changes. For any quarter, it may not exceed the maximum rate determined by the Secretary of HHS. For each calendar quarter, the Secretary of HHS determines the general maximum annual HEAL interest rate by (i) determining the average of the bond equivalent rates reported for the 91-day U.S. Treasury bills auctioned for the preceding calendar quarter, (ii) adding 3 percentage points, and (iii) rounding that figure to the next higher one-eighth of one percent. Pursuant to the insurance agreements under which the Financed HEAL Loans originally were made, however, the maximum amount under clause (ii) of the preceding sentence is 2.00 percentage points during in-school periods, Grace Periods and Deferment Periods, and 2.70 percentage points during the Repayment Phase.

         As a general rule, unpaid accrued interest may be compounded semi-annually and added to principal. However, if a borrower postpones payment of interest before the beginning of the repayment period or during Deferment Periods or the lender permits postponement during forbearance, the lender may refrain from semi-annual compounding of interest and add accrued interest to principal only at the time repayment of principal begins or resumes. A lender may do so only if this practice does not result in interest being compounded more frequently than semi-annually. Interest begins to accrue when a loan is disbursed. However, a borrower may postpone payment of interest before the beginning of the repayment period or during the Deferment Periods or a lender may permit postponement during the forbearance. In these cases, payment of interest must begin or resume on the date on which repayment of principal begins or resumes. If payment of interest is postponed, it may be added to the principal for purposes of calculating a repayment schedule.

Insurance Premium

         The Secretary of HHS charges each lender an insurance premium to provide the insurance on HEAL Loans at the time of disbursement. The HEAL Act authorizes the Secretary of HHS to charge an insurance premium based on the default rate of the educational institution and the borrower obtaining a co-signer on the loan or securing the debt with only the borrower's signature payable in advance. Presently, the insurance premium varies between 3% and 8%. The lender may pass along the cost of the insurance premium to the borrower by billing for it separately or deducting the amount from disbursed loan proceeds. Premiums are not refundable by the Secretary of HHS and need not be refunded by the lender to the borrower. Eligible lenders and eligible institutions may also be assessed additional risk based premiums based on the eligible entities default rate. The risk-based premium to be assessed shall range from 6 percent of the principal amount of the loan to 10 percent of the principal amount of the loan.

Consolidation of HEAL Loans

         If a lender or holder holds two or more HEAL Loans made to the same borrower, the lender or holder and the borrower may agree to consolidate the loans into a single HEAL Loan obligation evidenced by one promissory note if the consolidation will not result in terms less favorable to the borrower than if no consolidation had occurred and certain other requirements are satisfied.

Payments by Secretary of HHS

         The Secretary of HHS insures each lender for the losses which the lender may incur on insured loans in the event that a borrower dies, becomes permanently and totally disabled, files for bankruptcy or defaults on the loans. If a borrower dies or becomes disabled, the Secretary of HHS discharges the borrower's liability on the loan by repaying the amount owed. If the borrower defaults after a substantial collection effort, the Secretary of HHS pays the amount of the loss to the lender, and the borrower's loan is assigned to the Secretary of HHS.

Due Diligence

         A lender must follow certain procedures in making HEAL Loans, and must exercise due diligence in the collection of a HEAL Loan with respect to both a borrower and any endorser, in accordance with regulations of the Secretary of HHS. If these procedures are not followed or such due diligence is not exercised, the lender's ability to realize the benefits of the insurance described above may be adversely affected.

Claims

         "Default" means the persistent failure of the borrower to make a payment when due, or to comply with other terms of the note or other written agreement evidencing a loan under circumstances where the Secretary of HHS finds it reasonable to conclude that the borrower no longer intends to honor the obligation to repay. In the case of a loan repayable (or on which interest is payable) in monthly installments, this failure must have persisted for 120 days. In the case of a loan repayable (or on which interest is payable) in less frequent installments, this failure must have persisted for 180 days. Upon the occurrence of a default, the Secretary of HHS shall require the eligible lender or holder to commence and prosecute an action for default. If, for a particular loan, an automatic stay is imposed on collection activities by a Bankruptcy Court, and the lender receives written notification of the automatic stay prior to initiating legal proceedings against the borrower, the 120 or 180-day period does not include any period prior to the end of the automatic stay. Unless a lender has notified the Secretary of HHS that it has filed suit against a defaulted borrower, it must file a default claim with the Secretary of HHS within 30 days after a loan has been determined to be in default. Under various circumstances, a lender must commence and prosecute an action for default against a borrower before filing a default claim. A lender must file a death claim with the Secretary of HHS within 30 days after the lender determines that a borrower is dead. A lender must file a disability claim with the Secretary of HHS within 30 days after it is notified that the Secretary of HHS had determined a borrower to be totally and permanently disabled. A lender must file a bankruptcy claim with the Secretary of HHS within 10 days of the initial date of receipt of court notice or written notice from the borrower's attorney that the borrower has filed for bankruptcy under chapters 11 or 13 of the Bankruptcy Code, or has filed a complaint to determine the dischargeability of the HEAL Loan under chapter 7 of the Bankruptcy Code.

General

         The Secretary of HHS may enter into a special contract with a borrower who has obtained a degree from an eligible institution. Under the contract, the borrower agrees to serve for a continuous period of (i) not less than 12 months for each 12-month period the Secretary of HHS assumes such obligations, or (ii) 24 months, whichever is greater in a health manpower shortage area as a member of the National Health Service Corps or as a private practitioner. In return, the Secretary of HHS will pay an amount, not to exceed $10,000 per 12-month period, to the holder of the borrower's HEAL Loan to be applied toward interest and principal.

Insurance Fund

         The federal government has established pursuant to the HEAL Act a student loan insurance fund which is available without fiscal year limitation to the Secretary of HHS for making payments in connection with the collection or default of loans insured under the HEAL Program. If moneys in the fund are insufficient to make the payments on collection or default of insured loans, the Secretary of the Treasury may lend the fund such amounts as may be necessary to make the payments involved, subject to the Federal Credit Reform Act of 1990 (42 USC ss. 661 et seq.)

Collection/Litigation

         The use of litigation by the lender could affect the cost of collection on defaulted HEAL Loans.

                            DESCRIPTION OF THE NOTES

General

         The Notes will be issued pursuant to the terms of the Indenture, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Indenture and the Terms Supplement, which provisions are incorporated by reference herein.

         The Notes will initially be represented by one or more Notes registered in the name of the nominee of DTC (together with any successor depository selected by the Administrator, the "Depository") except as set forth below. The Notes will be available for purchase in denominations of $50,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Trust has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "-- Book-Entry Registration" and "-- Definitive Notes."

The Notes

         Distributions of Interest. Interest will accrue during each Interest Period on the principal balance of each Class of Notes at a rate per annum equal to the related Class Interest Rate (calculated as provided below) and will be payable (i) monthly on each Distribution Date to the Class A Noteholders as of the related Record Date, and (ii) quarterly on each Quarterly Distribution Date to the Class B Noteholders as of the related Record Date. Interest distributions due on any Class of Notes for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date for such Class increased by an amount equal to interest on such amount at the applicable Class Interest Rate for the period from the Distribution Date for which such interest was first due until the Distribution Date such interest is paid. Interest payments on the Notes will generally be funded from Available Funds, Monthly Advances and amounts, if any, on deposit in the Reserve Account remaining after the deposit of the Transaction Fees and Consolidation Loan Fees in the Expense Account. Interest will be paid pro rata to the holders of each such Class of Notes outstanding. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit Enhancement."

         Within each Interest Payment Period, each Class of Notes will bear interest during each Interest Period for such Class at the Formula Interest Rate, unless the Net Loan Rate for such Interest Period (which shall not apply to the initial Interest Period) is a lower interest rate. For the initial Interest Period (commencing on the Closing Date) for each Class of Notes, the interest rate for each such Class shall be as stated on the inside cover page of this Prospectus and not subject to Net Loan Rate. The Formula Interest Rate for each Interest Period after the initial Interest Period for each Class of Notes will equal One-Month LIBOR as of the Rate Determination Date for such Interest Period plus the applicable Margin for such Class, but in no event greater than 18.0% per annum. Interest on each Class of Notes will be calculated on the basis of the actual number of days elapsed in each Interest Period divided by 360.

         Notwithstanding the foregoing, with respect to each Class of Notes, if the Formula Interest Rate with respect to such Class for any Interest Period is greater than the Net Loan Rate determined on the Rate Determination Date for such Interest Period, then the Class Interest Rate for such Interest Period will be the Net Loan Rate; provided, however, that no such determination of the Net Loan Rate will be required to be made on a Rate "Determination Date unless the excess of One-Month LIBOR over the 91-day T-Bill Rate is greater than 100 basis points as of the preceding Rate Determination Date.

         Noteholders' Interest Carryover. If the Class Interest Rate for any Class of Notes for any Interest Payment Period or portion thereof is based on the Net Loan Rate, the excess of (a) the amount of interest on such Class of Notes that would have accrued in respect of the related Interest Payment Period or portion thereof had interest been calculated based on the applicable Formula Interest Rate over (b) the amount of interest such Class of Notes actually accrued in respect of such Interest Payment Period or portion thereof based on the Net Loan Rate (such excess, together with the unpaid portion of any such excess from prior Interest Payment Periods (and interest accrued thereon calculated based on the Formula Interest Rate applicable to such Class of Notes is referred to as the "Noteholders' Interest Carryover") will be paid on the dates and in the priority as described herein under "Description of the Transfer and Servicing Agreements -- Distributions." Any amount of Noteholders' Interest Carryover with respect to a Class of Notes remaining after the earlier of the Distribution Date on which the outstanding principal amount of such Class of Notes has been reduced to zero and the distribution of all Available Funds on the Final Maturity Date of such Class of Notes, will never become due and payable and will be discharged as to the applicable Class of Notes on such date. The ratings of the Notes do not address the likelihood of the payment of the amount of any Noteholders' Interest Carryover. Any reference herein or in the Indenture or the Transfer and Servicing Agreement to "principal" or "interest" does not include within the meaning of such words Noteholders' Interest Carryover or any interest accrued thereon.

         Distributions of Principal. Principal of the Class A Notes will be payable monthly on each Distribution Date, commencing February 25, 1998, and principal on the Class B Notes will be payable quarterly, on each Quarterly Distribution Date, generally in the order of priority described in "The Transfer and Servicing Agreements -- Distributions." Principal payments on a Class of Notes will generally be derived from Available Funds remaining after the Indenture Trustee has deposited in the Expense Account the Transaction Fees, the Consolidation Loan Fees, overdue Transaction Fees and overdue Consolidation Loan Fees and deposited in the Note Distribution Account the Noteholders' Interest Distribution Amount. Additionally, until the Parity Percentage equals 101.50%, amounts otherwise required to be distributed to the Transferor will be applied as additional principal payments. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-Credit Enhancement." If such sources are insufficient to pay the Noteholders' Principal Distribution Amount for such Distribution Date, such shortfall will be added to the principal payable to the Noteholders on subsequent Distribution Dates and (except with respect to the Final Maturity Date of a Class of Notes) such shortfall will not constitute an Event of Default. Additionally, on the Final Maturity Date for a Class of Notes amounts in the Reserve Account will be available to reduce the principal balance of such Class of Notes to zero to the extent Available Funds are insufficient to make such payment. Notwithstanding the foregoing, if an Event of Default has occurred with respect to payment of the Notes, principal will be paid to each Class of Class A Notes pro rata, based upon the outstanding principal amount of each Class of Class A Notes. No distribution in respect of principal of Class B Notes will be made until each of the Class A Notes has been paid in full. See "Description of the Transfer and Servicing Agreements -- Distributions."

         The aggregate outstanding principal amount of each Class of Notes will be payable in full on the Distribution Date identified in the Summary of Terms under "Final Maturity Date" (the "Final Maturity Date"). The actual date on which the aggregate outstanding principal of and accrued interest on any Class of Notes are paid may be earlier than its respective Final Maturity Date, based on a variety of factors, including those described above under "Risk Factors -- Reinvestment Risk to Noteholders from Prepayments of Notes" and "Maturity and Prepayment Considerations."

Determination of LIBOR

         Pursuant to the Transfer and Servicing Agreement, for each Interest Period after the initial Interest Period, the Master Servicer will determine One-Month LIBOR for purposes of calculating the Formula Interest Rate due on the Notes and the Noteholders' Interest Carryover for each given Interest Period on the date which is both two

Business Days (in New York and Virginia) and two London Banking Days (a "London Banking Day" means a business day on which dealings in deposits in United States dollars are transacted in the London interbank market) preceding the commencement of each Interest Period (each, a "Rate Determination Date"). The "Rate Adjustment Date" for (i) the Class A Notes (which, except for the initial Interest Period, also will be the first day of an Interest Period for the Class A Notes) will be the Distribution Date occurring in each month, and (ii) the Class B Notes (which, except for the initial Interest Period, also will be the first day of an Interest Period for the Class B Notes) will be (A) the Distribution Date in each month while any Class A Notes are outstanding, and (B) thereafter, the 25th day of each month, except that the Rate Adjustment Date occurring in January, April, July or October will be the Distribution Dates occurring in such months. Following the initial Interest Period, each Interest Period thereafter for each Class of Notes shall commence on a Rate Adjustment Date for such Class of Notes and shall continue through and include the day immediately preceding the next Rate Adjustment Date for such Class of Notes.

         "One-Month LIBOR" means the rate of interest per annum equal to the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related Rate Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such Rate Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined by reference to the Reuters Screen LIBOR Page. If such rate does not appear on Telerate Page 3750 or the Reuters Screen LIBOR Page, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such Rate Determination Date to prime banks in the London interbank market by the Reference Banks. The Master Servicer will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, One-Month LIBOR for that day will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of the quotations. If fewer than two quotations are provided, One-Month LIBOR for that day will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of the rates quoted by three major banks in New York City, selected by the Master Servicer, or by the Trustee, as applicable, at approximately 11:00 a.m., New York City time, on such Rate Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable Interest Period will be One-Month LIBOR in effect for the previous Interest Period.

         "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Reuters Screen LIBOR Page" will be the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page for the purposes of displaying London interbank offered rates of major banks).

         "Reference Banks" means four leading banks, selected by the Master Servicer, or by the Trustee, as applicable, (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) not controlling, controlled by or under common control with the Administrator or the Transferor and (iii) and having an established place of business in London.


The Indenture

         Modification of the Indenture. With the consent of the holders of a majority of the aggregate principal amount of Directing Notes then outstanding (or, with respect to any change affecting only certain Classes of Notes, the holders of a majority of the aggregate principal amount of Notes of such Class), the Indenture Trustee and the Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the Noteholders.

         Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will (i) change the date of payment of any installment of principal of or interest on any Note or reduce the principal amount thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the assets of the Trust to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate amount of the outstanding Notes of any Class the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences as provided for in the Indenture, (iv) modify or alter certain provisions of the Indenture regarding the determination of Notes that are considered "outstanding" for consent, waivers and other matters, (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to direct the Trust to sell or liquidate the Financed Student Loans, (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements, (vii) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest on any Note or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

         The Trust and the Indenture Trustee may also enter into supplemental indentures, but without obtaining the consent of Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of Noteholders so long as such action will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder. Any such amendment or supplemental indenture shall be deemed not to materially and adversely affect any Noteholder if there is delivered to the Indenture Trustee written notification from each Rating Agency that initially rated the Notes to the effect that such amendment or supplement will not cause that Rating Agency to reduce the then current rating assigned to the Notes.

         Events of Default; Rights Upon Event of Default. An "Event of Default" with respect to the Notes is defined in the Indenture as consisting of the following (except as described in the remaining sentences of this paragraph):
(i) a default for five business days or more in the payment of any Noteholders' Interest Distribution Amount after the same becomes due and payable; (ii) a default for five business days in the payment of principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture or the Transfer and Servicing Agreement and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Directing Notes then outstanding; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Directing Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal required to be distributed to Noteholders on any Distribution Date is limited to the amount of Available Funds after payment of the Transaction Fees, overdue Transaction Fees, the Consolidation Loan Fees, overdue Consolidation Loan Fees and the Noteholders' Interest Distribution Amount. Any such principal shortfalls on any Distribution Date will be carried over as a Noteholders' Principal Carryover Shortfall to be paid on succeeding Distribution Dates. Therefore, the failure to pay principal on any Class of Notes may not result in the occurrence of an Event of Default until the Final Maturity Date of such Class of Notes. In addition, the failure to pay the aggregate amount of Noteholders' Interest Carryover as a result of insufficient Available Funds will not result in the occurrence of an Event of Default.

         If an Event of Default should occur and be continuing with respect to any Class of Notes, the Indenture Trustee or holders of a majority in aggregate principal amount of the Directing Notes then outstanding may declare all outstanding Notes to be immediately due and payable, by notice to the Trust or notice to the Indenture Trustee if given by the Noteholders. Such declaration may be rescinded by the holders of a majority in aggregate principal amount of the Directing Notes then outstanding at any time prior to the entry of judgment in a court of competent jurisdiction for the payment of such amount if (i) the Trust has paid to the Indenture Trustee a sum equal to all amounts then due with respect to the Notes (without giving effect to such acceleration) and due to the Indenture Trustee and (ii) all Events of Default (other than nonpayment of amounts due solely as a result of such acceleration) have been cured or waived.

         If the Notes have been declared to be due and payable following an Event of Default with respect thereto, the Indenture Trustee may, in its discretion, require the Eligible Lender Trustee to sell the Financed Student Loans or elect to have the Eligible Lender Trustee maintain possession of the Financed Student Loans and continue to apply collections with respect to such Financed Student Loans as if there had been no declaration of acceleration. The Indenture Trustee, however, is prohibited from directing the Eligible Lender Trustee to sell the Financed Student Loans following an Event of Default, other than a default for five days or more in the payment of any principal or a default for five days or more in the payment of any interest on any Note, unless
(i) the Noteholders of 100% of the aggregate amount of the Notes outstanding consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the Notes outstanding at the date of such sale or (iii) the Indenture Trustee determines that the collections on the Financed Student Loans and other assets of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the Noteholders of at least 66-2/3% of the aggregate principal amount of the Notes then outstanding. In addition, the Indenture Trustee may not sell or otherwise liquidate the Financed Student Loans following an Event of Default, other than a default for five days or more in the payment of any principal or a default for five days or more in the payment of any interest on any Note, unless (i) the proceeds of such sale or liquidation distributable to the Class B Noteholders are sufficient to enable the Indenture Trustee to pay amounts due on the Class B Notes (for the Noteholders' Interest Distribution Amount and principal) or (ii) following notice that the proceeds of such sale or liquidation distributable to the Class B Noteholders would be insufficient to pay amounts due on the Class B Notes (for the Noteholders' Interest Distribution Amount and principal), Class B Noteholders of at least a majority of the aggregate outstanding amount of Class B Notes consent thereto. Although the Indenture Trustee meets the criteria for an eligible lender under the Higher Education Act and the HEAL Act, it may not become the owner or holder of the Financed Student Loans without entering into guarantee agreements with the applicable Guarantor of each Financed FFELP Loan and with the Secretary of HHS with respect to the Financed HEAL Loans. The Indenture Trustee has not entered into any such agreements. As a result, if the Indenture Trustee determined to take title to or hold the loans itself, it would not be permitted to do so without entering into such agreements or retaining an eligible lender trustee to do it on its behalf. See "Description of the FFEL Program" and "Description of the HEAL Program."

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in aggregate principal amount of the outstanding Directing Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in aggregate principal amount of the Directing Notes then outstanding, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Directing Notes.

         No holder of any Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Directing Notes have requested in writing that the Indenture Trustee institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days after notice failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding Directing Notes.

         If an Event of Default should occur, payment of the Notes could occur, if at all, later than their respective Final Maturity Dates.

         Certain Covenants. The Trust may not consolidate with or merge into any other entity unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, or any state, and such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture and any supplemental indenture, (ii) no Event of Default has occurred and is continuing immediately after such merger or consolidation, (iii) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal or Ohio or Delaware state tax consequence to the Trust or to any Certificateholder or Noteholder, (iv) any action as is necessary to maintain the lien and security interest created by the Indenture shall have been taken and
(v) the Trust shall have delivered to the Indenture Trustee an officer's certificate of the Administrator and an opinion of counsel each stating that such consolidation or merger and any supplemental indenture relating thereto comply with the terms of the Indenture and that all conditions precedent provided for in the Indenture to such transaction have been complied with (including any Exchange Act filings) in all material respects.

         Except as otherwise permitted by the Indenture, the Transfer and Servicing Agreement and related documents (the "Related Documents"), the Trust may not convey or transfer all or substantially all its properties or assets, including the assets securing the Notes, unless the conditions specified in (i) through (v) above with respect to a permitted merger or consolidation are substantially met, plus the acquiror must agree (a) that all right, title and interest in the property and assets so conveyed or transferred are subordinate to the rights of the Noteholders, (b) to indemnify the Trust (unless otherwise provided in a supplemental indenture) and (c) to make all filings with the Commission required by the Exchange Act in connection with the Notes.

         The Trust will not, among other things, (i) except as expressly permitted by the Related Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of any Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust, (iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture or any supplemental indenture to be impaired, or permit the lien of the Indenture and any supplemental indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to any Notes under the Indenture except as may be expressly permitted thereby, (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the Indenture and any supplemental indenture) to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof (other than certain tax and other liens arising by operation of law, except as expressly permitted by the Related Documents) or (vi) permit the lien of the

Indenture and any supplemental indenture not to constitute a valid first priority (other than with respect to such tax or other lien) security interest in the assets securing the Notes.

         The Trust may not engage in any activity other than financing, purchasing, owning, selling, servicing and managing the Financed Student Loans and activities incidental thereto.

         The Trust will not issue, incur, assume or guarantee or otherwise become liable for any indebtedness other than the Notes or otherwise in accordance with the Related Documents.

         Annual Compliance Statement and Other Notices. The Administrator, on behalf of the Trust, will be required to file annually, commencing in 1999, with the Indenture Trustee a written statement as to the fulfillment of the Trust's obligations under the Indenture. The Trust is required to give the Indenture Trustee written notice of each Event of Default among other notices. The Indenture Trustee will notify Noteholders of known defaults under the Indenture within 90 days after their occurrence.

         Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

         The Indenture Trustee. Bankers Trust Company, a New York banking corporation, will be the Indenture Trustee under the Indenture.

         Bankers Trust Company, the Indenture Trustee, may serve from time to time as trustee under indentures or trust agreements with the Transferor or its affiliates relating to other issues of their securities. In addition, the Transferor or its affiliates may have other banking relationships with Bankers Trust Company and its affiliates.

Book-Entry Registration

         The description which follows of the procedures and record keeping with respect to beneficial ownership interests in the Notes, payment of principal of and interest on the Notes to DTC Participants, Cedel Participants and Euroclear Participants or to purchasers of the Notes, confirmation and transfer of beneficial ownership interests in the Notes, and other securities-related transactions by and between DTC, Cedel, Euroclear, DTC Participants, Cedel Participants, Euroclear Participants and Note Owners, is based solely on information furnished by DTC, Cedel and Euroclear and has not been independently verified by the Transferor or the Underwriters. The inclusion of this information is not, and should not be construed as, a representation by the Transferor or the Underwriters as to its accuracy or completeness or otherwise.

         Noteholders may hold their certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

         Cede, as nominee for DTC, will hold the global Notes. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers securities accounts in Cedel's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants

("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its DTC Participants are on file with the Commission.

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

         Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

         Day traders that use Cedel or Euroclear and that purchase the globally offered Notes from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades may fail on the sale side unless affirmative actions are taken. Participants should consult with their clearing system to confirm that adequate steps have been taken to assure settlement.

         Purchases of Notes under the DTC system must be made by or through DTC Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual owner of a Note (a "Note Owner") is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Note Owners will not receive written confirmation from DTC of their purchase, but Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of DTC Participants acting on behalf of Note Owners. Note Owners will not receive certificates representing their ownership interest in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

         To facilitate subsequent transfers, all Notes deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede. The deposit of Notes with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual Note Owners of the Notes; DTC's records reflect only the identity of the DTC Participants to whose accounts such Notes are credited, which may or may not be the Note Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede will consent or vote with respect to Notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Notes are credited on the record date (identified in a listing attached thereto).

         Principal and interest payments on the Notes will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to Note Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Indenture Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Indenture Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Note Owners shall be the responsibility of DTC Participants and Indirect Participants.

         DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Transferor or the Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Notes are required to be printed and delivered. The Administrator may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Notes will be delivered to Noteholders. See "-- Definitive Notes."

         Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Notes. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fundable basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         The Euroclear Operator has advised as follows: Under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator's records, all Euroclear Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit. Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

         Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Notes

         Notes will be issued in fully registered, certificated form (the "Definitive Notes") to Note Owners or their nominees rather than to DTC or its nominee, only if (i) the Administrator advises the Indenture Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Notes, and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or successor securities depository or (iii) after the occurrence of an Event of Default, Master Servicer Default or Administrator Default Noteholders representing not less than 50% of the outstanding principal balance of the

Directing Notes advise the Indenture Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Noteholders.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will cause DTC to notify all DTC Participants of the availability through DTC of Definitive Notes. Upon surrender by DTC of the definitive certificate representing the Notes and instructions for registration, the Indenture Trustee will issue the Notes as Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

         Distribution of principal and interest on the Notes will be made by the Indenture Trustee directly to Noteholders of Definitive Notes in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Noteholders in whose names the Definitive Notes were registered at the close of business on the related Record Date. The final payment on any Note (whether Definitive Notes or the Notes registered in the name of Cede representing the Notes), will he made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders. The Indenture Trustee will provide such notice to registered Noteholders prior to the Distribution Date on which it expects such final distributions to occur.

         Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar for the Notes, which shall initially be the Indenture Trustee. No service charges will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Noteholders

         A Noteholder may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders.

Reports to Noteholders

         On each Distribution Date, the Indenture Trustee will provide to the applicable Noteholders of record as of the related Record Date, a statement setting forth substantially the same information as is required to be provided on the report provided to the Indenture Trustee and the Trust described under "Description of Transfer and Servicing Agreements -- Statements to Indenture Trustee."

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Indenture, the Indenture Trustee will mail to each person who at any time during such calendar year was a Noteholder and received any payment thereon, a statement containing certain information for the purposes of such Noteholder's preparation of federal income tax returns. See "Federal Income Tax Consequences."

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

General

         The following is a summary of the material terms of the Transfer and Servicing Agreement, pursuant to which the Eligible Lender Trustee on behalf of the Trust will obtain, the Master Servicer will service and the Administrator will perform certain administrative functions with respect to the Financed Students Loans; the Administration Agreement, pursuant to which the Administrator will undertake certain other administrative duties with respect to the Trust and the Financed Student Loans; and the Trust Agreement, pursuant to which the Trust has been created and the Certificates have been issued (collectively, the "Transfer and Servicing Agreements"). The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Transfer and Servicing Agreements. Each of such Transfer and Servicing Agreements will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Conveyance of Initial Financed Student Loans; Representations and Warranties

         On the Closing Date, the Transferor will contribute and assign to the Eligible Lender Trustee on behalf of the Trust, without recourse, its entire interest in the Initial Financed Student Loans described in the Transfer and Servicing Agreement, all collections received and to be received with respect thereto for the period after the Cut-off Date and all the Assigned Rights pursuant to the Transfer and Servicing Agreement. Each Financed Student Loan will be identified in schedules appearing as an exhibit to the Transfer and Servicing Agreement. The Eligible Lender Trustee will, concurrently with such contribution and assignment, execute, authenticate and deliver the Notes, which will be authenticated by the Indenture Trustee.

         In the Transfer and Servicing Agreement, the Transferor will make certain representations and warranties with respect to the Financed Student Loans to the Trust for the benefit of the Certificateholders and the Noteholders, including, among other things, that (i) each Financed Student Loan, at the time of transfer to the Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or, to the Transferor's knowledge, threatened;
(ii) the information provided with respect to the Financed Student Loans is true and correct in all material respects as of the Cut-off Date (or in the case of a Subsequent Financed Student Loan, as of its Subsequent Cut-off Date); and (iii) each Financed Student Loan, at the time it was originated, complied and, at the Closing Date (or in the case of a Subsequent Financed Student Loan, as of its Subsequent Cut-off Date), complies in all material respects with applicable federal and state laws (including, without limitation, the Higher Education Act, the HEAL Act, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws) and applicable restrictions imposed by (A) the FFEL Program or under any Guarantee Agreement with respect to FFELP Loans and (B) the HEAL Program or under the HEAL Insurance Contract with respect to HEAL Loans.

         Following the discovery by or notice to the Transferor of a breach of any such representation or warranty with respect to any Financed Student Loan that materially and adversely affects the interests of the Noteholders in such Financed Student Loan (it being understood that any such breach that has not resulted in the failure of a Guarantee Agency to make a Guarantee Payment or the Department of HHS to make an Insurance Payment to the Eligible Lender Trustee will not be considered to have a material adverse effect for this purpose), the Transferor will, unless such breach is cured within 120 days, purchase such Financed Student Loan from the Eligible Lender Trustee, as of the first day following the end of such 120-day period that is the last day of a Collection Period, at a price equal to the applicable Purchase Amount (as defined below); provided, however, that in the case of any representation or warranty the breach of which may be cured by reinstatement of the Guarantor's obligation to guarantee payment or the Department of HHS's obligation to insure payment, such cure period shall be 360 days (instead of 120 days), in each case following the earlier of the date on which such breach is discovered by the Transferor and the date of the Servicer's receipt of the Guarantor or Department of HHS reject transmittal form with respect to such Financed Student Loan. Notwithstanding the foregoing, if as of the last day of any Collection

Period the aggregate principal amount of Financed Student Loans with respect to which claims have been filed with and rejected by a Guarantor or the Department of HHS as a result of a breach of a representation or warranty of the Transferor or a breach of the obligations of the Master Servicer or with respect to which the Master Servicer determines that claims cannot be filed pursuant to the Higher Education Act or the HEAL Act, as the case may be, as a result of such a breach exceeds the lesser of $250,000 or 0.25% of the Pool Balance as of such date, the Transferor shall repurchase within 120 days of a written request by the Eligible Lender Trustee or the Indenture Trustee, affected Financed Student Loans in an aggregate principal amount such that after such repurchases (or purchases by the Master Servicer as described below under "Master Servicer Covenants") the aggregate principal amount of affected Financed Student Loans is equal to or less than the lesser of $250,000 or 0.25% of the Pool Balance. The Financed Student Loans to be repurchased by the Transferor (or purchased by the Master Servicer) as described in the preceding sentence will be based on the date of claim rejection, with the Financed Student Loans with the earliest such dates to be repurchased or purchased first. In addition, the Transferor will reimburse the Trust (i) for any accrued interest amounts that the Department of HHS refuses to pay with respect to Financed HEAL Loans due to, and (ii) for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department of Education with respect to Financed FFELP Loans, as a result of a breach of any such representation or warranty by the Transferor. Under certain circumstances, the Transferor also has the right to repurchase, or transfer a Subsequent Financed Student Loan in exchange for, a Financed Student Loan for which it has a reimbursement obligation as described in the preceding sentence. The repurchase and reimbursement obligations of the Transferor will constitute, together with the right to receive certain amounts from the Reserve Account, the sole remedy available to or on behalf of the Trust, the Certificateholders or the Noteholders for any such uncured breach. The Transferor's repurchase and reimbursement obligations are contractual obligations pursuant to the Transfer and Servicing Agreement that may be enforced against the Transferor, but the breach of which will not constitute an Event of Default.

         "Purchase Amount" means, as to any Financed Student Loan on any date of determination, the amount required to prepay in full the outstanding principal balance of such Financed Student Loan as of the last day of the most recently completed Collection Period, including all accrued but unpaid interest thereon (including interest to be capitalized) through the last day of the Collection Period in which such Financed Student Loan is being purchased.

Subsequent Finance Period and Subsequent Financed Student Loans

         During the period (the "Subsequent Finance Period") from the Closing Date until December 31, 2002, subject to the conditions set forth in the Transfer and Servicing Agreement, the Transferor may, at its option, transfer to the Eligible Lender Trustee on behalf of the Trust, Subsequent Financed Student Loans, and direct the Eligible Lender Trustee and the Indenture Trustee to apply Consolidation Prepayments on deposit in the Collection Account to pay the Subsequent Financing Purchase Price for such Subsequent Financed Student Loans. Subsequent Financed Student Loans that may be so transferred by the Transferor include (i) Consolidation Loans or HEAL Consolidation Loans made by the Transferor, provided that in no event shall the aggregate amount of Subsequent Financed Student Loans that are Consolidation Loans or HEAL Consolidation Loans transferred into the Trust exceed $1,000,000; and (ii) Serial Loans owned by the Transferor that are serial (i.e., made to the same borrower under the same loan program and guaranteed by the same Guarantor or insured by the Department of
HHS) to an existing Financed Student Loan owned by the Trust, provided that each such Subsequent Financed Student Loan entitles the holder thereof to receive interest based on the same interest rate index as the Financed Student Loan to which it is serial, and provided further, that in no event shall the aggregate amount of Subsequent Financed Student Loans that are Serial Loans transferred into the Trust exceed $750,000.

         "Consolidation Prepayments" means, for any date (each, a "Subsequent Finance Date") that any Subsequent Financed Student Loans are being transferred into the Trust, the amount of principal then on deposit in the Collection Account representing payments received as a result of Financed Student Loans being repaid with the proceeds of Consolidation Loans or HEAL Consolidation Loans (provided, however, if a Subsequent Finance Date occurs during the month of a Distribution Date, Consolidation Prepayments will not include amounts received during the month of such Distribution Date). "Subsequent Financing Purchase Price" means, as to any Subsequent Financed Student Loan, the principal amount of such Subsequent Financed Student Loan as of the Subsequent Cutoff Date for such loan and all accrued and unpaid interest on (including interest to be capitalized) such Subsequent Financed Student Loan (other than Interest Subsidy Payments and Special Allowance Payments payable through the Subsequent Cut-Off Date) through the Subsequent Cut-off Date for such loan.

         In addition, during the Subsequent Finance Period, subject to the conditions set forth in the Transfer and Servicing Agreement, the Transferor may, at its option, in lieu of reimbursing certain lost interest payments and Special Allowance Payments or depositing into the Collection Account the Purchase Amount of a Financed Student Loan which has become ineligible for and lost interest payments or Special Allowance Payments (as described under "Description of the Transfer and Servicing Agreements -- Conveyance of Initial Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants"), the Transferor may transfer to the Eligible Lender Trustee on behalf of the Trust, a Subsequent Financed Student Loan which satisfies the following criteria: (A) the Subsequent Financed Student Loan was originated under the same loan program as the Financed Student Loan for which it is being exchanged and entitles the holder thereof to receive interest based on the same interest rate index as the Financed Student Loan for which it is being exchanged, (B) the Subsequent Financed Student Loan will not, at any level of such interest rate index, have an interest rate that is less than the Financed Student Loan for which it is being exchanged and (C) the average principal balance per Obligor of the Subsequent Financed Student Loans that are being transferred into the Trust on each Subsequent Finance Date and the existing Financed Student Loans for which they are being exchanged is within 10% (plus or minus) of the average principal balance per Obligor of the Financed Student Loans being transferred to the Transferor on such Subsequent Finance Date. If on any Subsequent Finance Date that any Subsequent Financed Student Loans are being exchanged into the Trust as described in this paragraph, the aggregate outstanding principal balance as of the related Subsequent Cut-off Date of all the Subsequent Financed Student Loans being exchanged on such Subsequent Finance Date as described in this paragraph is less than that of all the Financed Student Loans for which they are being exchanged, an amount equal to such difference (the "Adjustment Payments") shall be deposited by the Transferor into the Collection Account on the related Subsequent Finance Date. If on any Subsequent Finance Date the aggregate outstanding principal balance as of the related Subsequent Cut-off Date of all the Subsequent Financed Student Loans being exchanged on such Subsequent Finance Date as described in this paragraph is greater than that of all the Financed Student Loans for which they are being exchanged, upon written request of the Transferor an amount up to the amount of such excess (the "Issuer 2.3(b) Payments") shall be remitted by the Indenture Trustee to the Transferor from Consolidation Prepayments on deposit in the Collection Account.

         An acquisition of Subsequent Financed Student Loans will be prohibited at any time that an Event of Default under the Indenture, a Master Servicer Default under the Transfer and Servicing Agreement or an Administrator Default under the Administration Agreement is continuing.

Accounts

     The Indenture Trustee will establish and maintain the Collection Account, the Note Distribution Account, the Expense Account, the Reserve Account and the Monthly Advance Account. The Eligible Lender Trustee will establish and maintain two accounts, referred to as the "Certificate Distribution Account" and the "Certificate Quarterly Advance Account" in the name of the Eligible Lender Trustee on behalf of the Certificateholders. The foregoing accounts are referred to collectively as the "Trust Accounts" in the name of the Indenture Trustee on behalf of the Noteholders or the Eligible Lender Trustee on behalf of the Certificateholders.

         Funds in the Trust Accounts will be invested as provided in the Transfer and Servicing Agreement in Eligible Investments. "Eligible Investments" include the following:

         (i) Cash (insured at all times by the Federal Deposit Insurance Corporation);

         (ii) Direct obligations of (including obligations issued or held in book entry form on the books of) the Department of the Treasury of the United States of America;

         (iii) obligations of any of the following federal agencies which obligations represent the full faith and credit of the United States of America, including:


                 -        Export-Import Bank
                 -        Farm Credit System Financial Assistance Corporation
                 -        Farmers Home Administration
                 -        General Services Administration
                 -        U.S. Maritime Administration
                 -        Small Business Administration
                 -        Government National Mortgage Association (GNMA)
                 -        U.S. Department of Housing & Urban Development
                           (PHA's)
                 -        Federal Housing Administration;

         (iv) senior debt obligations rated "AAA" by Standard & Poor's and "Aaa" by Moody's issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation

         (v) U.S. dollar denominated deposit accounts, federal funds and banker's acceptances with domestic commercial banks which have a rating on their short term certificates of deposit on the date of purchase of "A-1+" by Standard & Poor's and "P-1" by Moody's and maturing no more than 360 days after the date of purchase (ratings on holding companies not being considered the rating of the bank);

         (vi) commercial paper which is rated at the time of purchase in the single highest classification, "A- 1+" by Standard & Poor's and "P-1" by Moody's and which matures not more than 270 days after the date of purchase;

         (vii) Investments in money market funds (including, but not limited to, money market mutual funds) rated "AAAm" or "AAAm-G" or better by Standard & Poor's;

         (viii) investment agreements acceptable to the Rating Agencies, written confirmation of which shall be furnished to the Indenture Trustee prior to any such investment; and

         (ix) other forms of investments acceptable to the Rating Agencies, written confirmation of which shall be furnished to the Indenture Trustee prior to any such investment.

Notwithstanding anything in the Transfer and Servicing Agreement to the contrary, for so long as the Transferor is a Certificateholder, all investments of the Trust shall be made in investments permissible for a national bank. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of Available Funds exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders could result. This could, in turn, increase the average life of the Notes. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. An "Eligible Institution" is generally a depository institution organized under the federal or any state banking laws whose deposits are insured by the Federal Deposit Insurance Corporation and whose unsecured long-term debt obligations or short-term debt ratings are acceptable to Standard & Poor's and Moody's.

Servicing Procedures

         Pursuant to the Transfer and Servicing Agreement, the Master Servicer has agreed to service, and perform all other related tasks with respect to, all the Financed Student Loans acquired from time to time. The Master Servicer is required pursuant to the Transfer and Servicing Agreement to perform all services and duties customary to the servicing of Financed Student Loans (including all collection practices), and to do so with reasonable care and in compliance with all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements, the Heal Act, the HEAL Insurance Contract and all other applicable federal and state laws.

         Without limiting the foregoing, the duties of the Master Servicer under the Transfer and Servicing Agreement include, but are not limited to, collecting and depositing into the Collection Account all payments with respect to the Financed Student Loans, including claiming and obtaining any Insurance Payments with respect to Financed HEAL Loans, and, with respect to Financed FFELP Loans, any Guarantee Payments, Interest Subsidy Payments and Special Allowance Payments; responding to inquiries from borrowers on the Financed Student Loans; and investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. In addition, the Master Servicer will keep ongoing records with respect to such Financed Student Loans and collections thereon and will furnish monthly and annual statements to the Administrator with respect to such information, in accordance with the customary standards and as otherwise required in the Transfer and Servicing Agreement.

         The Master Servicer may enter into sub-servicing agreements with sub-servicers pursuant to which some or all of the Financed Student Loans may be serviced on behalf of the Master Servicer. No such sub-servicing arrangement will relieve the Master Servicer of its duties and obligations under the Transfer and Servicing Agreement.

Payments on Financed Student Loans

         The Master Servicer shall cause each Servicer to deposit in the Collection Account, no less frequently than weekly, all payments on Financed Student Loans for which such Servicer is acting as primary servicer (from whatever source) and all proceeds of such Financed Student Loans collected by it during each Collection Period.

Master Servicer Covenants

         In the Transfer and Servicing Agreement, the Master Servicer covenants that: (a) it will duly satisfy or cause to be duly satisfied all obligations on its part to be fulfilled under or in connection with the Financed Student Loans, maintain in effect all qualifications required to service the Financed Student Loans and comply in all material respects with all requirements of law in connection with servicing the Financed Student Loans, the failure to comply with which would have a materially adverse effect on the Noteholders; (b) it will not permit any rescission or cancellation of a Financed Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the Eligible Lender Trustee and the Indenture Trustee;
(c) it will do nothing to impair in any material respect the rights of the Noteholders in the Financed Student Loans; and (d) it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any Financed Student Loan except pursuant to any applicable Deferment or Forbearance Periods or otherwise in accordance with its guidelines with respect to the servicing of the Financed Student Loans; provided, however, that the Master Servicer may not agree to any decrease of the interest rate on, or the principal amount payable with respect to, any Financed Student Loan except as otherwise permitted by the Higher Education Act or any Guarantee Agreement with respect to

Financed FFELP Loans and by the Heal Act and the HEAL Insurance Contract with respect to Financed HEAL Loans. Notwithstanding the foregoing, the Master Servicer may, in its sole discretion, without having to obtain the consent or approval of any other party, (i) not collect late charges that may be due on Financed Student Loans, and (ii) waive remaining amounts owing under a Financed Student Loan up to and including $250.00).

         Following the discovery by or notice to the Master Servicer of a breach of any such obligations with respect to any Financed Student Loan that materially and adversely affects the interests of the Noteholders in such Financed Student Loan (it being understood that any such breach that has not resulted in the failure of a Guarantee Agency to make a Guarantee Payment or the Department of HHS to make an Insurance Payment to the Eligible Lender Trustee will not be considered to have a material adverse effect for this purpose), the Master Servicer will, unless such breach is cured within 120 days, purchase such Financed Student Loan from the Eligible Lender Trustee, as of the first day following the end of such 120-day period that is the last day of a Collection Period, at a price equal to the applicable Purchase Amount; provided, however, that in the case of any obligation the breach of which may be cured by reinstatement of the Guarantor's obligation to guarantee payment or the Department of HHS's obligation to insure payment, such cure period shall be 360 days (instead of 120 days), in each case following the earlier of the date on which such breach is discovered by the Master Servicer and the date of the Servicer's receipt of the Guarantor or Department of HHS reject transmittal form with respect to such Financed Student Loan. Notwithstanding the foregoing, if as of the last day of any Collection Period the aggregate principal amount of Financed Student Loans with respect to which claims have been filed with and rejected by a Guarantor or the Department of HHS as a result of a breach of a representation or warranty of the Transferor (as described above under "Conveyance of Initial Financed Student Loans; Representations and Warranties") or a breach of the obligations of the Master Servicer or with respect to which the Master Servicer determines that claims cannot be filed pursuant to the Higher Education Act or the HEAL Act, as the case may be, as a result of such a breach exceeds the lesser of $250,000 or 0.25% of the Pool Balance as of such date, the Master Servicer shall purchase within 120 days of a written request by the Eligible Lender Trustee or the Indenture Trustee, affected Financed Student Loans in an aggregate principal amount such that after such purchases (or repurchases by the Transferor as described above under "Conveyance of Initial Financed Student Loans; Representations and Warranties") the aggregate principal amount of affected Financed Student Loans is equal to or less than the lesser of $250,000 or 0.25% of the Pool Balance. The Financed Student Loans to be purchased by the Master Servicer (or repurchased by the Transferor) as described in the preceding sentence will be based on the date of claim rejection, with the Financed Student Loans with the earliest such dates to be repurchased or purchased first. In addition, the Master Servicer will reimburse the Trust (i) for any accrued interest amounts that the Department of HHS refuses to pay with respect to Financed HEAL Loans due to, and (ii) for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department of Education with respect to Financed FFELP Loans, as a result of a breach of any such obligation by the Master Servicer. Under certain circumstances, the Master Servicer also has the right to purchase, or (if the Transferor is the Master Servicer at the time of such purchase) transfer a Subsequent Financed Student Loan in exchange for, a Financed Student Loan for which it has a reimbursement obligation as described in the preceding sentence. The purchase and reimbursement obligations of the Master Servicer will constitute, together with the right to receive certain amounts from the Reserve Account, the sole remedy available to or on behalf of the Trust, the Certificateholders or the Noteholders for any such uncured breach. The Master Servicer's purchase and reimbursement obligations are contractual obligations pursuant to the Transfer and Servicing Agreement that may be enforced against the Master Servicer, but the breach of which will not constitute an Event of Default.

Servicing Compensation

         The Master Servicer will be entitled to receive a quarterly fee (the "Servicing Fee") with respect to each calendar quarter in an amount equal to (i) 0.70% per annum of the average of the Pool Balance as of the last day of the calendar quarter and the last day of the immediately preceding calendar quarter (or the Cut-off Date with respect to the calendar quarter ending March 31, 1998), or (ii) such greater amount acceptable to the Rating Agencies, prior written confirmation of which shall be provided to the Indenture Trustee. An increase in the

Servicing Fee pursuant to clause (ii) of the preceding sentence is not subject to a limit. The Servicing Fee will be payable quarterly in advance, out of Available Funds and amounts on deposit in the Reserve Account, on each Distribution Date (or in the case of the initial Servicing Fee, on the Closing
Date) based on the Administrator's good faith estimate of the Servicing Fee that will accrue during the Collection Period in which such Distribution Date occurs (or in the case of the initial Servicing Fee, the Collection Period immediately succeeding the Closing Date) plus (or minus) the difference (or excess) of the actual Servicing Fee accrued for the Collection immediately preceding such Distribution Date and the amount paid as an estimated Servicing Fee for such Collection Period on the immediately preceding Distribution Date (or the Closing Date with respect to the first Distribution Date).

         The Servicing Fee will compensate the Master Servicer and each other Servicer for performing the functions of a third party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Financed Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments and Insurance Payments, including litigation costs, accounting for collections and furnishing monthly and annual statements to the Administrator. The Servicing Fee also will reimburse the Master Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Financed Student Loans.

Distributions

         Deposits to Collection Account. On or before each Distribution Determination Date, the Administrator will provide the Indenture Trustee and the Eligible Lender Trustee a report setting forth by component the Available Funds for the immediately preceding Collection Period (or the three preceding Collection Periods if the Class A Notes are no longer outstanding).

         For purposes hereof, the term "Available Funds" means the excess of (A) the sum, without duplication, of the following amounts with respect to the related Collection Period: (i) all collections received by the Master Servicer or any Servicer on the Financed Student Loans (including any Guarantee Payments and Insurance Payments received with respect to the Financed Student Loans during such Collection Period); (ii) any payments, including without limitation, Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during such Collection Period with respect to the Financed Student Loans; (iii) all proceeds from any sales of Financed Student Loans by the Trust during such Collection Period; (iv) any payments of or with respect to interest received by the Master Servicer or a Servicer during such Collection Period with respect to a Financed Student Loan for which a Realized Loss was previously allocated; (v) the aggregate Purchase Amounts received for those Financed Student Loans purchased by the Transferor or the Master Servicer during the related Collection Period; (vi) the aggregate amounts, if any, received from the Transferor or the Master Servicer as reimbursement of non-guaranteed or uninsured interest amounts (which shall not include, with respect to Financed FFELP Loans, the portion of such interest amounts (i.e., 2%) for which the Guarantor did not have an obligation to make a Guarantee Payment), or lost Interest Subsidy Payments and Special Allowance Payments with respect to the Financed Student Loans pursuant to the Transfer and Servicing Agreement;
(vii) all Adjustment Payments, if any, received from the Transferor during such Collection Period; and (viii) Investment Earnings for such Collection Period over (B) the Issuer 2.3(b) Payments for such Collection Period; provided, however, that Available Funds will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period (which payments and proceeds shall be paid to the Transferor), and amounts used to reimburse the Master Servicer for Monthly Advances pursuant to the terms of the Transfer and Servicing Agreement.

         Distributions from Collection Account. On each Distribution Determination Date, the Administrator will advise the Indenture Trustee and the Eligible Lender Trustee in writing of the applicable Noteholders' Interest Distribution Amount and Certificateholders' Interest Distribution Amount. Additionally, on each Distribution Determination Date, the Administrator will advise the Indenture Trustee and the Eligible Lender Trustee in writing of the applicable Noteholders' Principal Distribution Amount (or, after all the Notes have been paid in full, the

Certificateholders' Principal Distribution Amount). Further, on each Distribution Determination Date relating to a Quarterly Distribution Date, the Administrator will advise the Indenture Trustee in writing of the estimated Transaction Fees payable for the calendar quarter in which such Quarterly Distribution Date occurs.

         On each Distribution Date, the Indenture Trustee will transfer from the Collection Account, in the following priority and from Available Funds for each Collection Period from and including the Collection Period during which the preceding Quarterly Distribution Date occurred through the Collection Period immediately preceding the month of such Distribution Date (or with respect to each Distribution Date through and including the first Quarterly Distribution Date, from the Closing Date through and including the Collection Period immediately preceding such Distribution Date), the required amounts from the Available Funds for such Collection Periods:

         (i) to the Expense Account (A) an amount equal to the Consolidation Loan Fees with respect to the calendar month most recently ended and all overdue Consolidation Loan Fees from prior months, and (B) if such Distribution Date is a Quarterly Distribution Date, an amount up to the estimated Transaction Fees for the calendar quarter commencing in the month of such Quarterly Distribution Date and all overdue Transaction Fees from prior calendar quarters (plus (or minus) the difference (or excess) of the actual Transaction Fees for the immediately preceding calendar quarter and the Transaction Fees deposited into the Expense Account on the preceding Quarterly Distribution Date),

         (ii) to the Note Distribution Account, an amount up to the Noteholders' Interest Distribution Amount,

         (iii) to the Note Distribution Account, an amount up to the Noteholders' Principal Distribution Amount,

         (iv) to the Certificate Distribution Account, an amount up to the Certificateholders' Interest Distribution Amount, and

         (v) after the Notes have been paid in full, to the Certificate Distribution Account, an amount up to the Certificateholders' Principal Distribution Amount.

         On each Quarterly Distribution Date (and with respect to clause (i) below on each Distribution Date while the Class A Notes are outstanding, and thereafter, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day) following the transfer to the Expense Account described in the preceding paragraph, the Indenture Trustee will distribute from the Expense Account (in addition to any amounts transferred from the Reserve Account as described herein) the following amounts in the following order of priority:

         (i) to the Department of Education, the Consolidation Loan Fees for the immediately preceding calendar month together with any overdue Consolidation Loan Fees for any prior months,

         (ii) to the Master Servicer, the estimated Servicing Fee for the calendar quarter in which such Quarterly Distribution Date occurs and all overdue Servicing Fees,

         (iii) to the Administrator, the estimated Administration Fee for the calendar quarter in which such Quarterly Distribution Date occurs and all overdue Administration Fees,

         (iv) to the Indenture Trustee, the estimated Indenture Trustee Fee for the calendar quarter in which such Quarterly Distribution Date occurs and all overdue Indenture Trustee Fees, and

         (v) to the Eligible Lender Trustee and the Delaware Trustee, the estimated Eligible Lender Trustee Fee and the Delaware Trustee Fee, respectively, for the calendar quarter in which such Quarterly Distribution Date occurs and all overdue Eligible Lender Trustee Fees and Delaware Trustee Fees.

         On each Distribution Date, following the transfer to the Note Distribution Account, the Indenture Trustee will distribute to the Noteholders as of the related Record Date the amounts transferred to the Note Distribution Account as set forth above (in addition to any amounts transferred from the Reserve Account and the Monthly Advance Account and any Parity Percentage Payments transferred from the Collection Account, each as described below) in the following order of priority:

         (i) first, to each Class of Class A Noteholders, the Class A Noteholders' Interest Distribution Amount (pro rata based upon the portion thereof allocable to each such Class),

         (ii) second, if such Distribution Date is a Quarterly Distribution Date, to the Class B Noteholders, the Class B Noteholders' Interest Distribution Amount,

         (iii) third, to the Class A-1 Noteholders, the Noteholders' Principal Distribution Amount until the Outstanding Amount of the Class A-1 Notes has been paid in full,

         (iv) fourth, after the principal balance of the Class A-1 Notes has been reduced to zero, to the Class A-2 Noteholders, the Noteholders' Principal Distribution Amount until the Outstanding Amount of the Class A-2 Notes has been paid in full, and

         (v) fifth, after the principal balance of each Class of Class A Notes has been reduced to zero, if such Distribution Date is a Quarterly Distribution Date, to the Class B Noteholders, the remaining Noteholders' Principal Distribution Amount until the principal balance of the Class B Notes has been reduced to zero.

         On each Quarterly Distribution Date, after making all required transfers to the Expense Account, the Note Distribution Account and, if applicable, the Certificate Distribution Account, the Indenture Trustee will transfer any amounts remaining in the Collection Account (other than amounts representing payments received during such month) in the following order of priority:

         (i) to the Reserve Account, the amount, if any, necessary to increase the balance thereof to the Specified Reserve Account Balance,

         (ii) to the Note Distribution Account, Parity Percentage Payments to the extent then required, and

         (iii) to the Note Distribution Account, the amount of any outstanding Noteholders' Interest Carryover.

Any amounts remaining in the Collection Account after such transfers on a Quarterly Distribution Date (other than amounts representing payments received during such current month) will be distributed to the Transferor.

         Notwithstanding the foregoing, if (x) on any Distribution Date following all distributions to be made on such Distribution Date, the principal amount of the Class A Notes would exceed the sum of the Pool Balance at the end of the immediately preceding Collection Period plus the aggregate balance on deposit in the Trust Accounts on such Distribution Date following such distributions, or (y) an Event of Default has occurred with respect to payment of the Notes, after paying Transaction Fees, overdue Transaction Fees, Consolidation Loan Fees and overdue Consolidation Loan Fees, distributions will be made in the following priority:

         (i) first, to each Class of Class A Noteholders, the Noteholders' Interest Distribution Amount applicable to each such Class pro rata based upon the portion thereof allocable to each such Class,

         (ii) second, in the case of clause (x) above, to the Class A-1 Noteholders, the Noteholders' Principal Distribution Amount, until the principal balance of the Class A-1 Notes has been reduced to zero, and then to the Class A-2 Noteholders, the Noteholders' Principal Distribution Amount until the principal balance of the Class A-2 Notes has been reduced to zero, or in the case of clause (y) above, to each Class of Class

         A Noteholders, the Noteholders' Principal Distribution Amount applicable to such Distribution Date, pro rata based upon the principal balance of each Class of Class A Notes until the principal balance of each Class of Class A Notes has been paid in full,

         (iii) third, if such Distribution Date is a Quarterly Distribution Date, to the Class B Noteholders, the Noteholders' Interest Distribution Amount applicable to the Class B Notes,

         (iv) fourth, after the principal balance of each of the Class A Notes has been paid in full, if such Distribution Date is a Quarterly Distribution Date, to the Class B Noteholders, the Noteholders' Principal Distribution Amount until the principal balance of the Class B Notes has been paid in full,

         (v) fifth, if such Distribution Date is a Quarterly Distribution Date, to the Class A Noteholders, the Noteholders' Interest Carryover applicable to the respective Class of Class A Notes, pro rata based upon the portion thereof allocable to each such Class,

         (vi) sixth, if such Distribution Date is a Quarterly Distribution Date, to the Class B Noteholders, the Noteholders' Interest Carryover applicable to the Class B Notes, and

         (vii) seventh, if such Distribution Date is a Quarterly Distribution Date, to the Certificateholders, the Certificateholders' Interest Distribution Amount and then the Certificateholders' Principal Distribution Amount.

         All principal payments of Notes of any Class shall be made pro rata within that Class. In connection with each principal payment of Notes of any Class, the Administrator shall compute the Principal Factor for that Class. The "Principal Factor" shall be a number, carried to a seven-digit decimal, indicating the principal balance of each Note of a Class as of a Distribution Date (after giving effect to any payments made on that date) as a fraction of the original principal amount of such Note. The Principal Factor for each Class of Notes shall be initially 1.0000000 and will thereafter decline to reflect the reduction in the principal balance of the Notes of that Class after any payment of principal. The principal balance of any Note can be determined by multiplying the original principal amount of such Note by the Principal Factor applicable to that Class of Notes.

         "Certificate Balance" equals the original principal balance of each Class of Certificates issued reduced by all amounts allocable to principal previously distributed to Certificateholders.

         "Certificateholders' Distribution Amount" means, as to any Class of Certificates, with respect to any Quarterly Distribution Date, the Certificateholders' Interest Distribution Amount for such Quarterly Distribution Date plus, for each Quarterly Distribution Date on and after which the Notes have been paid in full, the Certificateholders' Principal Distribution Amount for such Quarterly Distribution Date.

         "Certificateholders' Interest Shortfall" means, as to any Class of Certificates, with respect to any Quarterly Distribution Date, the excess, if any, of (i) the sum of the related Certificateholders' Interest Distribution Amount on the preceding Quarterly Distribution Date and any outstanding Certificateholders' Interest Shortfall on such preceding Quarterly Distribution Date over (ii) the amount of interest actually distributed to the Certificateholders of such Class on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Certificateholders of such Class, to the extent permitted by law, at the related Certificate Rate from such preceding Quarterly Distribution Date to the current Quarterly Distribution Date.

         "Certificateholders' Interest Distribution Amount" means, as to any Class of Certificates, with respect to any Quarterly Distribution Date relating to such Certificates, the sum of (i) the amount of interest accrued at One Month LIBOR plus 1.50% per annum for each related Interest Period since the last Quarterly Distribution Date (or, in the case of the first Quarterly Distribution Date, the Closing Date) on the outstanding principal amount of such Certificates on the immediately preceding Quarterly Distribution Date, after giving effect to all distributions of principal to Certificateholders of such Class on such Quarterly Distribution Date (or, in the case of the first Quarterly Distribution Date, on the Closing
Date) and (ii) the Certificateholders' Interest Shortfall relating to such Certificates for such Quarterly Distribution Date.

         "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Distribution Date relating to a Class of Certificates on or after which the Notes have been paid in full, the excess, if any, of (i) the sum of the Certificateholders' Principal Distribution Amount on such Quarterly Distribution Date and any outstanding Certificateholders' Principal Carryover Shortfall for the preceding Quarterly Distribution Date over (ii) the amount of principal actually distributed to the Certificateholders on such Quarterly Distribution Date.

         "Certificateholders' Principal Distribution Amount" means, on each Quarterly Distribution Date occurring after the principal balance of each Class of Notes has been paid in full, the sum of (i) the Principal Distribution Amount for the three Collection Periods preceding such Quarterly Distribution Date, and
(ii) the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Distribution Date; provided, however, that the Certificateholders' Principal Distribution Amount will in no event exceed the outstanding principal balance of the applicable class of Certificates. Further, on the first Quarterly Distribution Date occurring on or after the Distribution Date on which the principal balance of the last outstanding Class of Notes is paid in full, the Certificateholders' Principal Distribution Amount also will include the excess, if any, of the amount of principal available to be distributed on such Distribution Date over the amount of principal paid on the Notes on such date.

         "Consolidation Loan Fees" means, as to any Collection Period, an amount equal to 1.05% per annum of the outstanding principal balances of and accrued interest on the Consolidation Loans owned by the Trust as of the last day of such Collection Period.

         "Noteholders' Distribution Amount" means, as to any Class of Notes, with respect to any Distribution Date, the sum of the related Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Distribution Date.

         "Noteholders' Interest Shortfall" means, as to any Class of Notes, with respect to any Distribution Date (which, for the Class B Notes, shall be a Quarterly Distribution Date), the excess of (i) the sum of the related Noteholders' Interest Distribution Amount on the preceding Distribution Date for such Class of Notes and any Noteholders' Interest Shortfall on such preceding Distribution Date for such Class of Notes over (ii) the amount of interest actually allocated to such Noteholders on such preceding Distribution Date for such Class of Notes, plus interest on the amount of such excess interest due to the Noteholders, to the extent permitted by law, at the related Class Interest Rate from such preceding Distribution Date for such Class of Notes to the current Distribution Date for such Class of Notes.

         "Noteholders' Interest Distribution Amount" means, as to any Class of Notes, with respect to any Distribution Date (which, for the Class B Notes, shall be a Quarterly Distribution Date), the sum of (i) the amount of interest accrued at the respective Class Interest Rate for each Interest Period since the last Distribution Date for such Class of Notes (or, in the case of the first Distribution Date for such Class of Notes, the Closing Date) on the outstanding principal balance of such Class of Notes on the immediately preceding Distribution Date for such Class of Notes after giving effect to all principal distributions to holders of Notes of such Class on such date (or, in the case of the first Distribution Date for such Class of Notes, on the Closing Date) and
(ii) the Noteholders' Interest Shortfall for such Class of Notes for such Distribution Date; provided, however, that the Noteholders' Interest Distribution Amount will not include any Noteholders' Interest Carryover.

         "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of (i) the sum of the Noteholders' Principal Distribution Amount on such Distribution Date and any outstanding Noteholders' Principal Carryover Shortfall for the preceding Distribution Date over (ii) the amount of principal actually allocated to the Noteholders on such Distribution Date.

         "Noteholders' Principal Distribution Amount" means, (A) as to any Distribution Date on or after February 25, 1998 and on or before the Distribution Date on which the Class A Notes are paid in full, the sum of (i) the Principal Distribution Amount for the Collection Period immediately preceding the month of such Distribution Date (and, in the case of the February 25, 1998 Distribution Date, all preceding Collection Periods), (ii) any Parity Percentage Payments to be made on such Distribution Date, (iii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date and (iv) the amount, if any, remaining on deposit in the Note Distribution Account following the preceding Distribution Date, and (B) as to any Quarterly Distribution Date after the Distribution Date on which the Class A Notes are paid in full, the sum of (i) the Principal Distribution Amount for the three Collection Periods immediately preceding the month of such Quarterly Distribution Date, (ii) any Parity Percentage Payments to be made on such Quarterly Distribution Date, (iii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Distribution Date and (iv) the amount, if any, remaining on deposit in the Note Distribution Account following the preceding Quarterly Distribution Date; provided, however, that the Noteholders' Principal Distribution Amount allocable to a Class of Notes will not exceed the outstanding principal balance of such Class of Notes. In addition, with respect to each Class of Notes, on the related Final Maturity Date the Noteholders' Principal Distribution Amount will include the amount required to reduce the outstanding principal balance of such Notes to zero.

         "Principal Distribution Amount" means, with respect to any Collection Period, the amount, if any, by which the Pool Balance as of the last day of such Collection Period is exceeded by the Pool Balance as of the last day of the preceding Collection Period (or, in the case of the initial Collection Period, the Cut-off Date).

         With respect to each Financed FFELP Loan submitted to a Guarantor for a Guarantee Payment, a "Realized Loss" means the excess, if any, of (i) the unpaid principal balance of such Financed FFELP Loan on the date it was first submitted to a Guarantor for a Guarantee Payment over (ii) all amounts received on or with respect to principal on such Financed FFELP Loan up through the earlier to occur of (A) the date a related Guarantee Payment is made or (B) the last day of the Collection Period occurring 12 months after the date the claim for such Guarantee Payment is first denied.

         With respect to each Financed HEAL Loan submitted to the Department of HHS for an Insurance Payment, a "Realized Loss" means the excess, if any, of (i) the unpaid principal balance of such Financed HEAL Loan on the date it was first submitted to the Department of HHS for an Insurance Payment over (ii) all amounts received on or with respect to principal on such Financed HEAL Loan up through the earlier to occur of (A) the date a related Insurance Payment is made or (B) the last day of the Collection Period occurring 12 months after the date the claim for such Insurance Payment is first denied.















Monthly Advances

         If the Master Servicer has applied for an Insurance Payment from the Department of HHS, a Guarantee Payment from a Guarantor or an Interest Subsidy Payment or a Special Allowance Payment from the Department of Education, and the Master Servicer has not received the related payment prior to the end of the Collection Period immediately preceding the Distribution Date on which such amount would be required to be distributed as a payment of interest, the Master Servicer may, no later than the Distribution Determination Date relating to such Distribution Date, deposit into the Monthly Advance Account an amount up to the amount of such payments applied for but not received (such deposits by the Master Servicer are referred to herein as "Monthly Advances"). On each related Distribution Date, the Indenture Trustee will distribute from the Monthly Advance Account to the Noteholders the Monthly Advance for such Distribution Date. Such Monthly Advances are recoverable by the Master Servicer (i) first, from the source for which such Monthly Advance was made and (ii) second, from payments received generally on or with respect to the Financed Student Loans. The Master Servicer will have no obligation, legal or otherwise, to make any Monthly Advance, and a determination by the Master Servicer to make a Monthly Advance will not create any obligation of the Master Servicer, legal or otherwise, to make any future Monthly Advances.

Credit Enhancement

         Reserve Account. Pursuant to the Transfer and Servicing Agreement, the Reserve Account will be created on or prior to the Closing Date and the Transferor will deposit to the Reserve Account cash or Eligible Investments in an amount equal to the Reserve Account Deposit. The initial Reserve Account Deposit is $2,190,464. The Reserve Account will be augmented on each Quarterly Distribution Date by deposit therein of the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance from the amount of Available Funds remaining after making all prior distributions on such date as described above under the heading "-- Distributions -- Distributions from the Collection Account". Also, if amounts were transferred from the Reserve Account to cover a Realized Loss on a Financed Student Loan, any subsequent payments of principal received on or with respect to such Financed Student Loan will be deposited into the Reserve Account. As described below, subject to certain limitations, amounts on deposit in the Reserve Account will be released to the Transferor to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance.

         If the amount, if any, on deposit in the Reserve Account on any Quarterly Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance, subject to certain limitations, the Administrator will instruct the Indenture Trustee to distribute the amount of the excess, after payment of any unpaid Noteholders' Interest Carryover or to purchase Financed Student Loans for which there has been an uncured breach of certain representations and warranties, to the Transferor. Upon any distribution to the Transferor of amounts from the Reserve Account, the Noteholders will not have any rights in, or claims to, such amounts.

         The Reserve Account is intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest due them, the ultimate receipt by the Noteholders of the full amount of principal and to decrease the likelihood that the Noteholders will experience losses. In certain circumstances, however, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of Available Funds exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amount of principal and interest distributed to the Noteholders could result. This could, in turn, increase the average life of the Notes. Moreover, amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to cover any aggregate unpaid Noteholders' Interest Carryover.

         Subordination of the Class B Notes. The rights of the holders of the Class B Notes to receive distributions with respect to interest and principal will be subordinated to such rights of the holders of the Class A Notes to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by holders of the Class A Notes of the full amount of the Noteholders' Interest Distribution Amount and, after distribution of the Class B Interest Distribution Amount, the Noteholders' Principal Distribution Amount. See "-- Distributions".

Statements to Indenture Trustee

         On each Distribution Determination Date immediately preceding a Distribution Date, the Master Servicer or the Administrator will provide to the Indenture Trustee (for the Indenture Trustee to forward on each succeeding Distribution Date to each Noteholder) a statement which will include the following information with respect to such Distribution Date or for the preceding Collection Period or Collection Periods, to the extent applicable:

                  (i)      the Principal Factor for each Class of Notes;

                  (ii) the amount of the distribution allocable to principal of each Class of Notes;

                  (iii) the amount of the distribution allocable to interest on each Class of Notes, together with the interest rates applicable with respect thereto (indicating whether such interest rates are based on Formula Interest Rate or on the Net Loan Rate with respect to each Class of Notes, and specifying what each such interest rate would have been if it had been calculated using the alternate basis; provided that no such calculation of the Net Loan Rate will be required to be made unless the excess of One-Month LIBOR over the 91-day T-Bill Rate is greater than 100 basis points as of the preceding Rate Determination Date;

                  (iv) the amount of the distribution, if any, allocable to any Noteholders' Interest Carryover together with the outstanding amount, if any, thereof after giving effect to any such distribution;

                  (v) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                  (vi) the aggregate outstanding principal balance of each Class of Notes as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (ii) above;

                  (vii) the amount of the Servicing Fee to be allocated to the Master Servicer, the amount of the Administration Fee to be allocated to the Administrator, the amount of the Indenture Trustee Fee to be allocated to the Indenture Trustee, the amount of the Delaware Trustee Fee to be allocated to the Delaware Trustee and the amount of the Eligible Lender Trustee Fee to be allocated to the Eligible Lender Trustee, respectively, with respect to the upcoming Distribution Date;

                  (viii) the amount of the aggregate Realized Losses, if any, for the preceding Collection Period and the aggregate amount, if any, received (stated separately for interest and principal) with respect to Financed Student Loans for which Realized Losses were allocated previously;

                  (ix) the amount of the distribution attributable to amounts in the Reserve Account, the amount of any other withdrawals from the Reserve Account for such Distribution Date, the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date, the then applicable Parity Percentage and the amount of the distribution, if any, attributable to Parity Percentage Payments;

                  (x) the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the preceding Collection Period;

                  (xi) during the Subsequent Finance Period only, the aggregate Issuer 2.3(b) Payments and Adjustment Payments, stated separately, for the preceding Collection Period; and

                  (xii) the number and principal amount of Financed Student Loans, as of the preceding Collection Period, that are (A) 31 to 60 days delinquent, (B) 61 to 90 days delinquent, (C) 91 to 120 days delinquent, (D) more than 120 days delinquent and (E) for which claims have been filed with the appropriate Guarantor or the Department of HHS and which are awaiting payment.

Evidence as to Compliance

         The Transfer and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Eligible Lender Trustee and the Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Master Servicer during the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1998) with certain provisions of the Transfer and Servicing Agreement relating to the servicing of the Financed Student Loans.

         The Transfer and Servicing Agreement will further provide that a firm of independent public accountants (which may be the same firm referred to in the immediately preceding paragraph) will furnish to the Eligible Lender Trustee and the Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Administrator during the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1998) with certain provisions of the Transfer and Servicing Agreement and the Administration Agreement relating to the administration of the Trust and the Financed Student Loans.

         The Transfer and Servicing Agreement will also provide for delivery to the Eligible Lender Trustee and the Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the Master Servicer or the Administrator, as the case may be, stating that, to his knowledge, the Master Servicer or the Administrator, as the case may be, has fulfilled in all material respects all its obligations under the Transfer and Servicing Agreement and the Administration Agreement, respectively, throughout the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1998) or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Each of the Master Servicer and the Administrator has agreed to give the Indenture Trustee and the Eligible Lender Trustee notice of certain Servicer Defaults and Administrator Defaults, respectively, under the Transfer and Servicing Agreement.

         Copies of such statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee at Four Albany Street, New York, New York, 10006, Attention: Corporate Trust and Agent Group, Structural Finance; facsimile: (212) 250-6439.

Certain Matters Regarding the Master Servicer

         The Transfer and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer thereunder, except upon determination that the Master Servicer's performance of such duties is no longer permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over the Master Servicer or its properties. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Master Servicer's servicing obligations and duties under the Transfer and Servicing Agreement.

         The Transfer and Servicing Agreement will further provide that neither the Transferor, the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust, the Noteholders, the Certificateholders, the Indenture Trustee or the Eligible Lender Trustee, except as provided under the Transfer and Servicing Agreement or the Administration Agreement for taking any action or for refraining from taking any action pursuant to the Transfer and Servicing Agreement, or for errors in judgment; provided however, that neither the Transferor, the Master Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder. In addition, the Transfer and Servicing Agreement will provide that the Transferor and the Master Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its duties in accordance with the Transfer and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         The Transfer and Servicing Agreement will provide that the Master Servicer will be permitted to perform its services thereunder through any of its affiliates, provided that the Master Servicer shall continue to be responsible for all performance of such services.

         Under the circumstances and subject to conditions specified in the Transfer and Servicing Agreement, any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Master Servicer is a party, or any entity succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Transfer and Servicing Agreement. Successors (other than the Crestar Financial Corporation or a Crestar Subsidiary (as defined below)) must execute an agreement expressly assuming the Master Servicer's obligations under the Transfer and Servicing Agreement.

         Nothing in the Transfer and Servicing Agreements prohibits or restricts the merger of Crestar Bank with the Crestar Financial Corporation or certain subsidiaries of Crestar Financial Corporation (each a "Crestar Subsidiary"), the consolidation of Crestar Bank and Crestar Financial Corporation or any Crestar Subsidiary, or the sale of all or substantially all of the assets of Crestar Bank to Crestar Financial Corporation or another Crestar Subsidiary. In such event, no consent of the Noteholders or Certificateholders will be required.

Master Servicer Default; Administrator Default

         "Master Servicer Default" under the Transfer and Servicing Agreement will consist of: (i) any failure by the Master Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts at the time required for such deposit any collections, Guarantee Payments, Insurance Payments or other amounts received by the Master Servicer with respect to the Financed Student Loans, which failure continues unremedied for three Business Days after written notice from the Indenture Trustee, the Administrator or the Eligible Lender Trustee is received by the Master Servicer or after discovery by the Master Servicer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other covenant or agreement of the Master Servicer in the Transfer and Servicing Agreement which failure materially and adversely affects the rights of Noteholders and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Master Servicer by the Indenture Trustee, the Eligible Lender Trustee or the Administrator or (B) to the Master Servicer and to the Indenture Trustee and the Eligible Lender Trustee by holders of Directing Notes evidencing not less than 25% in principal amount of the outstanding Directing Notes; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Master Servicer and certain actions by the Master Servicer indicating its Insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and (iv) any limitation, suspension or termination by the Department of Education or the Department of HHS of the Master Servicer's eligibility to service Student Loans which materially and adversely affects the Master Servicer's ability to service Financed Student Loans.

         "Administrator Default" under the Transfer and Servicing Agreement or the Administration Agreement will consist of (i) any failure by the Administrator to direct the Indenture Trustee or the Eligible Lender Trustee, as applicable, to make any required distributions from any of the Trust Accounts, which failure continues unremedied for three Business Days after written notice from the Indenture Trustee or the Eligible Lender Trustee is received by the Administrator or after discovery of such failure by the Administrator; (ii) any failure by the Administrator duly to observe or perform in any material respect any other covenant or agreement in the Administration Agreement or the Transfer and Servicing Agreement which failure materially and adversely affects the rights of Noteholders, and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (B) to the Administrator and to the Indenture Trustee and the Eligible Lender Trustee by holders of Directing Notes evidencing not less than 25% in principal amount of the outstanding Directing Notes; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Administrator and certain actions by the Administrator indicating its insolvency or inability to pay its obligations.

Rights Upon Servicer Default and Administrator Default

         As long as a Servicer Default under the Transfer and Servicing Agreement or an Administrator Default under the Transfer and Servicing Agreement or the Administration Agreement remains unremedied, the Indenture Trustee or holders of Directing Notes evidencing not less than 25% in principal amount of then outstanding Directing Notes may terminate all the rights and obligations of the Master Servicer under the Transfer and Servicing Agreement, or the Administrator under the Transfer and Servicing Agreement and the Administration Agreement, as the case may be, whereupon a successor servicer or administrator appointed by the Indenture Trustee or the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Transfer and Servicing Agreement, or the Administrator under the Transfer and Servicing Agreement and the Administration Agreement, as the case may be, and will be entitled to similar compensation arrangements. If a successor Master Servicer or Administrator, as the case may be, has not been appointed at the time when the predecessor Master Servicer or Administrator has ceased to act as Master Servicer or Administrator, then the Indenture Trustee shall automatically be appointed successor Master Servicer or Administrator. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution whose regular business shall include the servicing of student loans, as the successor to the Master Servicer or Administrator, as the case may be, under this Agreement. If a successor Master Servicer or Administrator, as the case may be, has not been appointed at the time when the predecessor Master Servicer or Administrator has ceased to act as Master Servicer or Administrator, then the Indenture Trustee shall automatically be appointed as successor Master Servicer or Administrator.

Waiver of Past Defaults

         The holders of Directing Notes evidencing at least a majority in principal amount of the then outstanding Directing Notes may, on behalf of all Noteholders and Certificateholders, waive any default by the Master Servicer in the performance of its obligations under the Transfer and Servicing Agreement, or any default by the Administrator of its obligations under the Transfer and Servicing Agreement and the Administration Agreement, as the case may be, and their respective consequences, except a default in making any required payments from any of the Trust Accounts or giving instructions regarding the same in accordance with the Transfer and Servicing Agreement. No such waiver will impair the Noteholders' or the Certificateholders' rights with respect to subsequent defaults.

Amendment

         The Transfer and Servicing Agreements may be amended by the parties thereto, with the consent of the Indenture Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to the Financed Student Loans or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders, or (ii) reduce the aforesaid percentage of the Notes or Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates affected thereby.

Insolvency Event

         If any of certain events of insolvency or receivership, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Transferor or certain actions by the Transferor indicating its insolvency or inability to pay its obligations (each, an "Insolvency Event") occurs, the Financed Student Loans will be liquidated and the Trust will be terminated. Promptly after the occurrence of any Insolvency Event, notice thereof is required to be given to Noteholders and Certificateholders; provided, however, that any failure to give such required notice will not prevent or delay termination of the Trust. Upon termination of the Trust, the Eligible Lender Trustee will direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Financed Student Loans will be treated as collections thereon and deposited in the Collection Account. If the proceeds from the liquidation of the Financed Student Loans and any amounts on deposit in the Reserve Account are not sufficient to pay the Notes in full, the amount of principal returned to the Noteholders will be reduced and the Noteholders will incur a loss.

Payment of Notes

         Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders, under the Transfer and Servicing Agreement, except as otherwise provided therein.

Termination

         The obligations of the Master Servicer, the Transferor, the Administrator, the Eligible Lender Trustee and the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon (i) the maturity or other liquidation of the last Financed Student Loan and the disposition of any amount received upon liquidation of any remaining Financed Student Loans and
(ii) the payment to the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements. To avoid excessive administrative expense, the Transferor is permitted at its option to repurchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Quarterly Distribution Date, if the then outstanding Pool Balance is 10% or less of the Initial Pool Balance, all remaining Financed Student Loans at a price equal to the aggregate Purchase Amounts thereof as of the end of such Collection Period, which amounts will be used to retire the Notes and the Certificates concurrently therewith. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to Noteholders and Certificateholders therefrom, will be conveyed and transferred to the Transferor.

         Any Financed Student Loans remaining in the Trust as of February 28, 2007 will be offered for sale by the Indenture Trustee on or prior to the April 2007 Distribution Date if the then outstanding Pool Balance is 10% or less of the Initial Pool Balance. The Transferor, its affiliates and unrelated third parties may offer bids to purchase such Financed Student Loans on or prior to such Distribution Date. If at least two bids are received, the Indenture Trustee will accept the highest bid equal to or in excess of the greater of (x) the aggregate Purchase Amounts of such Financed Student Loans as of the end of the Collection Period immediately preceding such Distribution Date or (y) an amount that would be sufficient to (i) reduce the outstanding principal amount of the Notes on such Distribution Date to zero and (ii) pay to the Noteholders the Noteholders' Interest Distribution Amount payable on such Distribution Date (the "Minimum Purchase Price"). If at least two bids are not received or the highest bid is not equal to or in excess of the Minimum Purchase Price, the Indenture Trustee will not consummate such sale. The proceeds of any such sale will be used to redeem any outstanding Notes on such Distribution Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Distribution Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the April 2007 Distribution Date or any subsequent Distribution Date.

Administrator

         Crestar Bank, in its capacity as Administrator, has entered into the Administration Agreement with the Trust and the Indenture Trustee, pursuant to which the Administrator will agree, to the extent provided therein, (i) to direct the Indenture Trustee to make the required distributions from the Trust Accounts on each Distribution Date, (ii) to prepare (based on the reports received from the Master Servicer) and provide periodic and annual statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders and any related Federal income tax reporting information and (iii) to provide the notices and to perform other administrative obligations required by the Indenture and the Trust Agreement. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to the Administration Fee. Affiliates of the Administrator may assist it in performing its obligations under the Administration Agreement.

                        FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Notes. Hunton & Williams, special tax counsel to the Trust ("Special Tax Counsel"), has reviewed this summary and is of the opinion that the descriptions of the law and legal conclusions contained herein are correct in all material respects and the discussions hereunder fairly summarize the federal income tax considerations that are likely to be material to Noteholders. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain categories of investors subject to special treatment under the federal income tax laws. This summary focuses primarily on investors who will hold Notes as "capital assets" (generally held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. The summary does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the Notes. Consequently, potential purchasers of Notes are advised to consult their own tax advisors concerning the federal, state or local tax consequences to them of the purchase, holding, and disposition of the Notes.

         There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Notes. However, in Special Tax Counsel's opinion, based upon the facts as they exist at closing, the Notes will be treated for federal income tax purposes as indebtedness and not as an ownership interest in the Financed Student Loans or other assets of the Trust, or as an equity interest in the Trust or in a separate association taxable as a corporation. That opinion is based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the Internal Revenue Service (the "Service").

         In addition, if the Service were to make and prevail upon the contention that the Notes did not constitute indebtedness for federal income tax purposes, the Notes could be treated as equity interests in the Trust. In that event, the Trust should be treated as a partnership that is not a publicly traded partnership taxable as a corporation.


Interest Income

         Payments received by Noteholders on the Notes generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate bonds. It is not expected that the Notes will be issued with original issue discount. Accordingly, Noteholders will include in income interest paid or accrued on the Notes in accordance with such Noteholder's usual method of accounting.


Market Discount and Acquisition Premium

         A subsequent purchaser of a Note at a discount from its adjusted issue price will acquire such Note with market discount. The purchaser generally will be required to recognize the market discount (in addition to original issue discount, if any, remaining with respect to the Note) as ordinary income. A Note will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount of such Note and (ii) the weighted average maturity of such Note remaining after the date of purchase. Regardless of whether the subsequent purchaser of a Note with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has "accrued" (as described below), but that has not yet been included in income. The purchaser may make an election, which generally will apply to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (as described below). Revenue Procedure 92-67 sets forth the manner in which such an election may be made.



         Until the Treasury promulgates applicable regulations, the purchaser of a Note with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; or (ii) in the ratio of original issue discount, if any, accrued for the relevant period to the total remaining original issue discount at the beginning of such period. The Service indicated in Revenue Procedure 92-67 the manner in which an election may be made to accrue market discount on a Note on the basis of a constant interest rate. If that computation method is elected, the pricing prepayment assumption used in pricing the Notes must be used to calculate the accrual of market discount.

         A holder who acquires a Note with market discount generally will be required to treat a portion of any gain on the sale or exchange of such Note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income under one of the methods described above. Moreover, a holder who acquires a Note with market discount generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Note to the extent they exceed income on such Note, up to the amount of any accrued but unrecognized market discount. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If the holder of a Note makes an election to recognize market discount currently, the interest deferral rule will not apply.

         Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for the Notes. Prospective purchasers of Notes should consult with their own tax advisors regarding the application of the market discount rules to the Notes.

Gain or Loss on Disposition

         If a Note is sold, the holder thereof will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in such Note. A holder's adjusted basis in a Note generally will equal the cost to such holder of the Note, increased by any market discount and original issue discount, if any, previously includable in such holder's gross income with respect to the Note, and reduced by payments on the Note previously received by such holder. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a Note generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the Note is held as a capital asset for the long-term capital gain holding period.

         If the holder of a Note is a bank, thrift, or similar institution described in section 582 of the Code, any gain or loss on the sale or exchange of such Note will be treated as ordinary income or loss. In addition, a portion of the gain, if any, from the sale of a Note that might otherwise be capital gain may be treated as ordinary income to the extent that such Note is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Notes or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the Service) at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

         The highest marginal individual income tax bracket is 36%, and a 10% surtax is imposed on taxpayers whose taxable income exceeds $250,000 (resulting in a 39.6% marginal rate). The alternative minimum tax rate for individuals is 26% with respect to alternative minimum tax income up to $175,000 and 28% with respect to alternative minimum tax income over $175,000. The recently enacted Taxpayer Relief Act of 1997 (the "Relief Act") established a three-tier rate structure with respect to the net capital gain of individuals. Under the Relief Act, the highest marginal federal tax rate on net capital gains for individuals with respect to assets held for 18 months or less is 28%, as under prior law. However, the Relief Act reduces the highest marginal federal tax rate with respect to net capital gain on assets held by individuals for more than 18 months from 28% to 20%, and, for taxable years beginning after, and for assets acquired after, December 31, 2000 and with respect to assets held for more than 5 years, to 18%. Accordingly, there can be a significant marginal tax rate differential between net capital gains and ordinary income for individuals. The highest marginal corporate tax rate is 35% for corporate taxable income over $10 million, and the marginal tax rate on corporate net capital gains is 35%, although the distinction between capital gains and ordinary income remains relevant for other purposes. Investors should note that the deductibility of capital losses is subject to certain limitations.

Backup Withholding

         A Note may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to "reportable payments," which include interest payments and principal payments to the extent of accrued OID as well as to distributions of proceeds from a sale of the Notes. The withholding generally applies if the holder of a Note (i) fails to furnish the Trustee with his taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends, or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to payments made to certain Noteholders, including certain exempt recipients (such as exempt organizations) and Nonresidents (as defined below) complying with the requisite certification procedures. Holders of the Notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The Trustee will report to the Noteholders and to the Service each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Notes within a reasonable time after the end of each calendar year.

Foreign Holders

         Under the Code, interest income accrued with respect to Notes held by holders who are nonresident alien individuals, foreign corporations, foreign partnerships or certain foreign estates and trusts ("Nonresidents") or holders holding on behalf of a Nonresident generally will be treated as "portfolio interest" and therefore will not be subject to any United States tax provided that (i) such interest income is not effectively connected with a trade or business in the United States of the holder and (ii) the Trustee (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of a Note is a Nonresident. If a Nonresident holder of a Note does not provide the Trustee (or other person who would otherwise be required to withhold tax) with the required certification of Nonresident status, payments on the Note that are attributable to accrued interest may be subject to either a 30% withholding tax or 31% backup withholding. See "--Backup Withholding" above. Any market discount or capital gain recognized on the redemption or disposition of a Note by a Nonresident generally will not be subject to withholding tax unless the Nonresident is an individual who is present in the United States for 183 days or more during the taxable year in which the Note is redeemed or disposed of.

         Interest income accrued on and market discount and capital gains recognized with respect to Notes held by Nonresidents will be subject to regular United States income tax if such income is effectively connected with the conduct of a United States business by the holder. Any such income, however, will not be subject to withholding tax as long as the holder of the Note has provided the Issuer (or other person who would otherwise be required to withhold tax) with a properly completed IRS Form 4224 for the taxable year in which the withholding otherwise would occur.

Reporting and Tax Administration

         Reports will be made by the tax administrator of the Notes, at least annually to holders of record of the Notes (other than those with respect to whom reporting is not required) and to the Service as may be required by statute, regulation, or administrative ruling with respect to (i) interest income and original issue discount, if any, accrued on such Notes; and (ii) information necessary to compute the accrual of any market discount on such Notes.

Certain U.S. Federal Income Tax Documentation Requirements

         A Note Owner of Notes holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax (or, in certain cases, the 31% backup withholding tax) that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless
(i) each clearing system, bank or other financial institution that holds customer's securities in the ordinary course of its trade or business in the chain of intermediaries between such Note Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such Note Owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8). Note Owners of Notes that are non-U.S. Persons can obtain a complete exemption from the U.S. withholding tax and the backup withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown in Form W-8 changes, a new form W-8 must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income in effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the U.S. withholding tax and the backup withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Note Owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) with respect to U.S. withholding tax and an exemption from the backup withholding tax by filing Form 1001 (Ownership, Exemption or Reduced Rate Note). If the treaty provides only for a reduced rate, the U.S. withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Note Owner of the Note or his agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons generally are not subject to the U.S. withholding and can obtain a complete exemption from the backup withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Note Owner of a Note (or in the case of a Form 1001 or a Form 4224 filer, its agent), files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

         New Withholding Rules in 1999. Effective January 1, 1999, any foreign investor that seeks the protection of an income tax treaty with respect to the imposition of United States withholding tax will generally be required to obtain a taxpayer identification number ("TIN") from the Service in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors will generally be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to these new withholding rules.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the globally offered Notes. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the globally offered Notes.

         DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO HOLDERS OF THE NOTES AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE NOTES.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described under "Certain Federal Income Tax Consequences" above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Notes. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Notes.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors"), should review carefully with their legal advisors whether the purchase or holding of the Notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the Financed Student Loans or other assets of the Trust to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations"). Prospective investors should be aware that, although certain exceptions from the application of the prohibited transaction rules and the Plan Asset Regulations exist, there can be no assurance that any such exception will apply with respect to the acquisition of a Note.

         Under the Plan Asset Regulations, if the Notes are treated as having substantial equity features, the purchaser of a Note could be treated as having acquired a direct interest in the Financed Student Loans and other Trust assets securing the Notes. In that event, the purchase, holding, or resale of the Notes could result in a transaction that is prohibited under ERISA or the Code. It is expected that the Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires a Note should not be treated as having acquired a direct interest in the Trust assets. However, there can be no complete assurance that the Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations.

         Regardless whether the Notes are treated as debt or equity for purposes of ERISA, the acquisition or holding of the Notes by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the parties to the issuance transaction, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. However, one or more exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the Notes, depending in part upon the type of Plan fiduciary making the decision to acquire Notes and the circumstances under which such decision is made. Those exemptions include, but are not limited to: (i) Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company pooled accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or (iv) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers. Before purchasing Notes, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) (and not exempt under Section 4975(g)) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a Note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in an Underwriting Agreement dated December 11, 1997 (the "Underwriting Agreement"), among the Transferor, Salomon Brothers Inc, Morgan Stanley & Co. Incorporated and Crestar Securities Corporation (the "Underwriters"), the Transferor has agreed to sell to the Underwriters, and each Underwriter has severally agreed to purchase from the Transferor, the principal balance of each Class of Notes set forth below its name on the following chart:

                                                                  Principal Balance
                                                       Crestar Securities        Morgan Stanley
Class of Notes                Salomon Brothers Inc         Corporation        & Co., Incorporated           Total
--------------                --------------------         -----------        -------------------           -----
Class A-1 Notes..........           $ 91,000,000              $19,500,000            $19,500,000           $130,000,000
Class A-2 Notes..........             59,000,000               12,500,000             12,500,000             84,000,000
Class B Notes............              8,900,000                 -                      -                     8,900,000
                                     -----------           --------------         --------------            -----------
         Total...........           $158,900,000              $32,000,000            $32,000,000           $222,900,000

         In the Underwriting Agreement, the Underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby, if any Notes are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or purchase commitments of all Underwriters may be terminated. The Transferor has been advised by the Underwriters that the Underwriters propose initially to offer the Notes to the public at the public offering price with respect to each Class set forth on the cover page of this Prospectus. After the initial public offering, the public offering price may be changed.

         The Underwriting Agreement provides that the Transferor will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

         After the initial distribution of the Notes by the Underwriters, the Prospectus may be used by Crestar Securities Corporation, an affiliate of the Transferor and the Master Servicer, in connection with offers and sales relating to market making transactions in the Notes. Crestar Securities Corporation may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

         The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions.

         Each Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted, and will not result in an offer to the public in the United Kingdom within the meaning of the U.K. Regulations, (b) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986, as amended, (Investment Advertisement) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on.

         Crestar Securities Corporation is an affiliate of the Transferor and a wholly owned indirect subsidiary of the Crestar Financial Corporation.

         Salomon Brothers Inc has provided from time to time, and may provide in the future, investment or commercial banking services to the Transferor and its affiliates, for which Salomon Brothers Inc or its affiliates have received or will receive customary fees and commissions.


                                 LEGAL MATTERS

         Certain legal matters relating to the Transferor, the Master Servicer and the Administrator will be passed upon by Foley & Lardner and Hunton & Williams. Certain legal matters relating to the validity of the issuance of the Notes will be passed upon for the Trust by Hunton & Williams. Foley & Lardner and Hunton & Williams each has performed legal services for the Transferor and it is expected that they will continue to perform such services in the future. Certain federal income tax and other matters will be passed upon for the Trust by Hunton & Williams. Certain legal matters will be passed upon for the Underwriters by Squire, Sanders & Dempsey L.L.P.

                             FINANCIAL INFORMATION

         The Transferor has determined that its financial statements are not material to the offering made hereby. The Trust will engage in no activities other than as described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus.


                                     RATING

         It is a condition to the issuance and sale of each Class of the Class A Notes that they each be rated "AAA" by Standard & Poor's and Fitch and "Aaa" by Moody's. It is a condition to the issuance of the Class B Notes that they be rated at least "A" by Standard & Poor's and Fitch and at least "A2" by Moody's. Each of Standard & Poor's, Fitch and Moody's is also referred to herein as a "Rating Agency" and collectively, as the "Rating Agencies." A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the Notes address the likelihood of the ultimate payment of principal of and interest on the Notes pursuant to their terms. The Rating Agencies do not evaluate, and the ratings on the Notes do not address, the likelihood of prepayments on the Notes or the likelihood of payment of the Noteholders' Interest Carryover.

                            INDEX OF PRINCIPAL TERMS

         Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.


                                                                 Page

1980 Amendments...............................................    45
1981 Amendments...............................................    45
1986 Amendments...............................................    45
1987 Amendments...............................................    45
1989 Amendments...............................................    45
1992 Amendments...............................................    45
1993 Amendments...............................................    45
1993 Technical Amendments.....................................    45
1997 Amendments...............................................    45
91-day T-Bill Rate............................................  24, 57
Adjustment Payment............................................    82
Administration Agreement......................................     6
Administration Fee............................................    11
Administrator.................................................     4
Administrator Default.........................................    95
Assigned Rights...............................................    24
Assistance Fund...............................................    36
Available Funds...............................................    86
BHCA..........................................................    36
Cede..........................................................     4
Cedel.........................................................     5
Cedel Participants............................................    77
Certificate Balance...........................................    89
Certificate Distribution Account..............................  16, 82
Certificate Quarterly Advance Account.........................    82
Certificateholders............................................    15
Certificateholders' Distribution Amount.......................    89
Certificateholders' Interest Shortfall........................    89
Certificateholders' Principal Carryover Shortfall.............    90
Certificateholders' Principal Distribution Amount.............    90
Certificates..................................................     5
Claims Rates..................................................    29
Class.........................................................     5
Class A Noteholders...........................................     5
Class A Notes.................................................     5
Class A-1 Noteholders.........................................     5
Class A-1 Notes...............................................     5
Class A-2 Noteholders.........................................     5
Class A-2 Notes...............................................     5
Class B Noteholders...........................................     5
Class B Notes.................................................     5
Class Interest Rate...........................................     7
Closing Date..................................................    16
Code..........................................................    22

Collection Account............................................    15
Collection Period.............................................     6
Commission....................................................     4
Consolidation Loan Fees.......................................    90
Consolidation Prepayments.....................................    81
Cooperative...................................................    77
CPR...........................................................    44
Crestar Subsidiary............................................    95
Cut-off Date..................................................    11
Default.......................................................    68
Deferment Periods.............................................  51, 66
Deferral Phase................................................    14
Definitive Notes..............................................    78
Delaware Trustee..............................................    11
Delaware Trustee Fee..........................................    15
Department of Education.......................................    12
Department of HHS.............................................    13
Depositor.....................................................     4
Depositories..................................................    75
Depository....................................................    69
Directing Notes...............................................    28
Distribution Date.............................................   2, 6
Distribution Determination Date...............................    15
DOE Data Books................................................    62
DTC...........................................................     4
DTC Participants..............................................    76
ECMC..........................................................  12, 58
ECMC\Department Agreements....................................    61
Educational Loan Assistance Fund..............................    36
Effective Interest Rate.......................................     8
Eligible Deposit Account......................................    83
Eligible Institution..........................................    84
Eligible Investments..........................................  20, 82
Eligible Lender Trustee.......................................   1, 6
Eligible Lender Trustee Fee...................................    16
ERISA.........................................................    102
Euroclear.....................................................   5, 77
Euroclear Operator............................................    77
Euroclear Participants........................................    77
Event of Default..............................................    72
Exchange Act..................................................     4
Expense Account...............................................    15
FDIA..........................................................    31
FDIC..........................................................    31
FFEL Program..................................................    12
FFELP Loans...................................................    12
Final Maturity Date...........................................    70
Financed FFELP Loans..........................................    12
Financed HEAL Loans...........................................    12
Financed Student Loans........................................     1

FIRREA........................................................    31
Fitch.........................................................    23
Forbearance Period............................................    52
Forbearance Periods...........................................    30
Formula Interest Rate.........................................     7
Grace Period..................................................    66
Grace Periods.................................................  30, 51
Guarantee Agencies............................................    12
Guarantee Agency..............................................    12
Guarantee Agreements..........................................    12
Guarantee Fund................................................    59
Guarantee Payments............................................    25
Guarantor.....................................................    12
Guarantors....................................................    12
HEAL Act......................................................    26
HEAL Consolidation Loan.......................................    13
HEAL Insurance Contract.......................................    13
HEAL Loans....................................................    12
HEAL Program..................................................    12
Higher Education Act..........................................    13
Indenture.....................................................     5
Indenture Trustee.............................................     6
Indenture Trustee Fee.........................................    15
Index Maturity................................................    71
Indirect Participants.........................................    76
Initial Financed Student Loans................................    11
Initial Pool Balance..........................................    11
Insolvency Event..............................................    96
Insurance Payments............................................    25
Interest Payment Period.......................................     7
Interest Period...............................................     7
Interest Subsidy Agreement....................................    60
Interest Subsidy Payments.....................................    56
Investment Earnings...........................................    83
Issuer 2.3(b) Payments........................................    82
Loan Rates....................................................    24
London Banking Day............................................    71
Margin........................................................     7
Master Servicer...............................................     6
Master Servicer Default.......................................    95
Minimum Purchase Price........................................  22, 97
Monthly Advance Account.......................................    21
Monthly Advances..............................................  21, 91
Moody's.......................................................    23
Net Loan Rate.................................................     8
New Borrower..................................................    47
Nonresidents..................................................    100
Note Distribution Account.....................................    16
Note Owner....................................................    76
Noteholders...................................................     6

Noteholders' Distribution Amount..............................    90
Noteholders' Interest Carryover...............................   8, 70
Noteholders' Interest Distribution Amount.....................    90
Noteholders' Interest Shortfall...............................    90
Noteholders' Principal Carryover Shortfall....................    90
Noteholders' Principal Distribution Amount....................    90
Notes.........................................................   1, 5
Obligor.......................................................    14
One-Month LIBOR...............................................   7, 71
Original Amount...............................................     6
Parity Percentage.............................................    19
Parity Percentage Payment.....................................    17
Participants..................................................    69
PHEAA......................................................... 6, 12, 58
PHEAA Bond Fund...............................................    36
Plan..........................................................  23, 102
Plan Asset Regulations........................................  22, 102
Plan Investors................................................    102
PLUS Loans....................................................    12
Pool Balance..................................................    14
Principal Distribution Amount.................................    91
Principal Factor..............................................  19, 89
Program Operating Expense Percentage..........................     9
Purchase Amount...............................................    81
Quarterly Distribution Date...................................   2, 6
Rate Adjustment Date..........................................   7, 71
Rate Determination Date.......................................    71
Rating Agencies...............................................  23, 105
Rating Agency.................................................  23, 105
Realized Loss.................................................    91
Record Date...................................................     6
Reference Bank................................................    72
Registration Statement........................................     4
Related Documents.............................................    74
Relief Act....................................................    100
Repayment.....................................................    48
Repayment Phase...............................................    14
Repeat Borrower...............................................    48
Reserve Account...............................................    19
Reserve Account Deposit.......................................    19
Reuters Screen LIBOR Page.....................................    71
Secretary of Education........................................    12
Secretary of HHS..............................................    13
Securities Act................................................     4
Serial Loan...................................................    30
Service.......................................................    98
Servicer......................................................     6
Servicers.....................................................     6
Servicing Fee.................................................10, 15, 85
SLS Loans.....................................................  12, 50

Special Allowance Payments....................................    57
Special Tax Counsel...........................................    98
Specified Reserve Account Balance.............................    19
Stafford Loans................................................    46
Standard & Poor's.............................................    23
Student Loans.................................................    11
Subsequent Cut-off Date.......................................    37
Subsequent Finance Date.......................................    81
Subsequent Finance Period.....................................  13, 81
Subsequent Financed Student Loans.............................    11
Subsequent Financing Purchase Price...........................    81
Telerate Page 3750............................................    71
Terms and Conditions..........................................    78
Terms Supplement..............................................     5
TIN...........................................................    100
TP Loans......................................................    43
TP Program....................................................    43
Transaction Fees..............................................    15
Transfer Agreement............................................    14
Transfer and Servicing Agreement..............................     6
Transfer and Servicing Agreements.............................    80
Transferor....................................................   1, 6
Transferor Trusts.............................................    28
Trust.........................................................   1, 5
Trust Accounts................................................    82
Trust Agreement...............................................    11
U.K. Regulations..............................................     2
U.S. Person...................................................    101
UCC...........................................................    32
Underwriters..................................................    103
Underwriting Agreement........................................    103
USAF..........................................................  12, 59

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NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE NOTES OFFERED HEREBY NOR AN OFFER OF SUCH NOTES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                        PAGE
                                                        ----
Available Information................................     4
Reports to Noteholders...............................     4
Incorporation of Certain Documents
  by Reference.......................................     4
Summary of Terms.....................................     5
Risk Factors.........................................    24
Formation of the Trust...............................    33
Use of Proceeds......................................    34
The Transferor.......................................    34
The Servicers........................................    35
The Financed Student Loan Pool.......................    37
Maturity and Prepayment Considerations...............    43
Description of the FFEL Program......................    45
Description of the Guarantee Agencies................    58
Description of the HEAL Program......................    64
Description of the Notes.............................    69
Description of the Transfer and Servicing
  Agreements.........................................    80
Federal Income Tax Consequences......................    98
State Tax Considerations.............................   102
ERISA Considerations.................................   102
Underwriting.........................................   103
Legal Matters........................................   104
Financial Information................................   105
Rating...............................................   105
Index of Principal Terms.............................   106

                                  $222,900,000

                              CRESTAR STUDENT LOAN
                                  TRUST 1997-1

                                  STUDENT LOAN
                               ASSET BACKED NOTES

                                  $130,000,000
                       SENIOR LIBOR RATE CLASS A-1 NOTES

                                  $84,000,000
                       SENIOR LIBOR RATE CLASS A-2 NOTES

                                   $8,900,000
                      SUBORDINATE LIBOR RATE CLASS B NOTES

                                ----------------
                                   PROSPECTUS
                                ----------------

                              SALOMON SMITH BARNEY
                         CRESTAR SECURITIES CORPORATION
                           MORGAN STANLEY DEAN WITTER

                               DECEMBER 11, 1997

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